[Execution Version]

AMENDMENT NO. 5

THIS AMENDMENT NO. 5 (this “Amendment”), entered into on, and effective as of October 15, 2021 (the “Effective Date”), is made by and  among SPARK HOLDCO, LLC (“HoldCo”), a Delaware limited liability company, SPARK ENERGY, LLC (“Spark”), a Texas limited liability company, SPARK ENERGY GAS, LLC (“SEG”), a Texas limited liability company, CENSTAR ENERGY CORP., a New York corporation (“CenStar”), CENSTAR OPERATING COMPANY, LLC, a Texas limited liability company (“Censtar Opco”), OASIS POWER, LLC, a Texas limited liability company (“Oasis”), OASIS POWER HOLDINGS, LLC, a Texas limited liability company (“Oasis Holdings”), ELECTRICITY MAINE, LLC, a Maine limited liability company (“Maine”), ELECTRICITY N.H., LLC, a Maine limited liability company (“NH”), PROVIDER POWER MASS, LLC, a Maine limited liability company (“Mass”), MAJOR ENERGY SERVICES LLC, a New York limited liability company (“Major”), MAJOR ENERGY ELECTRIC SERVICES LLC, a New York limited liability company (“Electric”), RESPOND POWER LLC, a New York limited liability company (“Respond”), PERIGEE ENERGY, LLC, a Texas limited liability company (“Perigee”), VERDE ENERGY USA, INC., a Delaware corporation (“Verde Inc.”), VERDE ENERGY USA COMMODITIES, LLC, a Delaware limited liability company (“Verde Commodities”), VERDE ENERGY USA CONNECTICUT, LLC, a Delaware limited liability company (“Verde Connecticut”), VERDE ENERGY USA DC, LLC, a Delaware limited liability company (“Verde DC”), VERDE ENERGY USA ILLINOIS, LLC, a Delaware limited liability company (“Verde Illinois”), VERDE ENERGY USA MARYLAND, LLC, a Delaware limited liability company (“Verde Maryland”), VERDE ENERGY USA MASSACHUSETTS, LLC, a Delaware limited liability company (“Verde Massachusetts”), VERDE ENERGY USA NEW JERSEY, LLC, a Delaware limited liability company (“Verde New Jersey”), VERDE ENERGY USA NEW YORK, LLC, a Delaware limited liability company (“Verde New York”), VERDE ENERGY USA OHIO, LLC, a Delaware limited liability company (“Verde Ohio”), VERDE ENERGY USA PENNSYLVANIA, LLC, a Delaware limited liability company (“Verde Pennsylvania”), VERDE ENERGY USA TEXAS HOLDINGS, LLC, a Delaware limited liability company (“Verde Texas Holdings”), VERDE ENERGY USA TRADING, LLC, a Delaware limited liability company (“Verde Trading”), VERDE ENERGY SOLUTIONS, LLC, a Delaware limited liability company (“Verde Solutions”), VERDE ENERGY USA TEXAS, LLC, a Texas limited liability company (fka Potentia Energy, LLC) (“Verde Texas”), and HIKO ENERGY, LLC, a New York limited liability company (“Hiko”) (jointly, severally and together, the “Co-Borrowers,” and each individually, a “Co-Borrower”), VIA RENEWABLES, INC. (fka Spark Energy, Inc.)(“Parent”), a Delaware corporation, the Issuing Banks, COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Agent, and each financial institution which is a party hereto (collectively, the “Banks”). Capitalized terms used herein but not defined herein shall have the meanings specified by the Credit Agreement referred to below.

W I T N E S S E T H:
WHEREAS, the Co-Borrowers, the Parent, the Agent, and the Banks have entered into the Credit Agreement dated as of May 19, 2017 (as amended, restated, supplemented or otherwise modified from time to time prior to the effectiveness of this Amendment, the “Existing Credit Agreement”; and after giving effect to this Amendment, the “Credit Agreement”); and

WHEREAS, the parties hereto have agreed to make certain amendments to the Existing Credit Agreement as provided for herein.
4824-7382-2460, v. 2

NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

SECTION 1.Amendments. Effective on the occurrence of the Effective Date (as defined below), the Existing Credit Agreement is hereby amended as follows:
(a)the Existing Credit Agreement (excluding the Exhibits and Schedules thereto, which (except as set forth in clauses (b) through (i) below) shall continue to be the Schedules and Exhibits under the Credit Agreement) is amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex I hereto.
(b)Schedule 2.01 is deleted and replaced as set forth on Annex II hereto.
(c)Exhibit A-1 is deleted and replaced as set forth on Annex III hereto.
(d)Exhibit A-2 is amended by deleting the final sentence in footnote 3 therein and replacing it with the following: “If no Interest Period is specified with respect to any requested Daily Eurodollar Rate Loan, an Interest Period of one month’s duration shall be deemed to have been selected.”
(e)Exhibit B-1 is deleted and replaced with Exhibit B as set forth on Annex IV hereto.
(f)Exhibit B-2 is deleted.
(g)Exhibit D is deleted and replaced as set forth on Annex V hereto.
(h)Exhibit G is deleted and replaced as set forth on Annex VI hereto.
(i)Exhibit H is deleted and replaced as set forth on Annex VII hereto.
(j)Exhibit I is deleted and replaced as set forth on Annex VIII hereto.
SECTION 2.Conditions to Effectiveness. This Amendment shall be effective as of the Effective Date upon the satisfaction of the following conditions precedent:
(a)Documentation.
(i)The Agent shall have received counterparts hereof duly executed by the Loan Parties, the Agent, the Issuing Banks, and the Banks.
(ii)The Agent shall have received copies of the resolutions of each Loan Party authorizing the transactions contemplated hereby, certified as of the Effective Date by a Responsible Officer of such Loan Party.
(iii)The Agent shall have received a certificate of a Responsible Officer of each Loan Party certifying the names and true signatures of any Responsible Officers of such Loan Party who are authorized to act on behalf of each Loan Party.

4824-7382-2460, v. 3

(iv)The Agent shall have received (a) the certificate of incorporation, certificate of formation, or certificate of limited partnership, as applicable, of each Loan Party as in effect on the Effective Date, each certified by the Secretary of State of each such Person’s state of organization (or a certification by a Responsible Officer of such Loan Party (in form and substance satisfactory to the Agent) that such certificate of incorporation, certificate of formation, or certificate of limited partnership, as applicable, has not been amended since the previous delivery thereof to the Agent and remains in full force and effect), (b) the bylaws, regulations, operating agreement or partnership agreement, as applicable, of each Loan Party, each certified by a Responsible Officer of such Loan Party as a true and correct copy thereof as of the Effective Date (or a certification by a Responsible Officer of such Loan Party (in form and substance satisfactory to the Agent) that such bylaws, regulations, operating agreement or partnership agreement, as applicable, has (or have) not been amended since the previous delivery thereof to the Agent and remain (or remains) in full force and effect), and (c) evidence satisfactory to the Agent, that each Loan Party is in good standing under the laws of its state of organization.
(v)The Agent shall have received a Note (as defined in the Credit Agreement (after giving effect to this Amendment)) duly executed by the Co-Borrowers, for each Bank which shall have requested the same prior to the date hereof.
(vi)The Agent shall have received (x) the Subordinated Creditor Consent (in the form of Annex IX hereto) duly executed by Retailco and (y) written evidence (in form and substance satisfactory to the Agent) that the maturity of the Subordinated Debt owing to Retailco has been extended in a manner compliant with clause (a) of the definition thereof.
(vii)The Agent shall have received all documentation and other information requested by the Agent, any Issuing Bank, or any Bank that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the USA Patriot Act.
(b)Fees and Expenses. The Agent shall have received evidence of payment by the Co-Borrowers of all fees, costs and expenses to the extent then due and payable on or prior to the Effective Date, together with Attorney Costs.
SECTION 3.Representations and Warranties. Each of the Co-Borrowers hereby represents and warrants that after giving effect hereto:
(a)The execution, delivery and performance by each Loan Party of this Amendment have been duly authorized by all necessary corporate or limited liability company action, as applicable, and do not and will not contravene, conflict with or result in any breach or contravention of, or the creation of any Lien under any of such Loan Party’s organizational and governing documents, or any document evidencing any contractual obligation to which such Loan Party is a party or any order, injunction, writ or decree of any Governmental Authority to which such Loan Party or its property is subject or any Requirement of Law, to the extent any such contravention, conflict or breach has or could reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole.
(b)The representations and warranties of the Loan Parties contained in the Loan Documents are true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which representation and warranty shall be true and correct in all respects) on and as of the Effective Date (except to the extent such representations and

4824-7382-2460, v. 3

warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and after giving effect to this Amendment.
(c)No event has occurred and is continuing which constitutes a Default, an Event or Default or both.
SECTION 4.Share Buyback DDTL Commitments; WC Notes; Share Buyback DDTL Notes.
(a)    The Share Buyback DDTL Commitment (as defined in the Existing Credit Agreement) of each Bank is hereby terminated.
(b)    Each WC Note (as defined in the Existing Credit Agreement) and each Share Buyback DDTL Note (as defined in the Existing Credit Agreement) is hereby canceled.
SECTION 5.Ratification of Obligations; Reaffirmation of Guaranty Agreement and Liens; Post-Closing Covenant. (a) Each of the Loan Parties hereby ratifies and confirms its Obligations under the Credit Agreement and the other Loan Documents and acknowledges that all other terms, provisions and conditions of the Credit Agreement and the other Loan Documents remain unchanged (except as modified hereby) and are in full force and effect. The Parent hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty Agreement are in full force and effect and that it continues to unconditionally and irrevocably guarantee the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all of the Obligations. Each Loan Party hereby ratifies, confirms, acknowledges and agrees that all Liens now or hereafter held by the Agent for the benefit of the Secured Parties as security for payment of the Obligations remain in full force and effect. Each of the Parent and the Co-Borrowers hereby acknowledges, agrees, confirms and ratifies that (i) it is a “Co-Borrower” and a “Grantor” under and pursuant to the terms of the Subordination Agreement, (ii) it is bound as party thereto in such capacity, and (iii) all of its obligations and agreements thereunder are and remain in full force and effect.
(b) On or prior to the date which is thirty (30) days after the date hereof (or such later date in the sole discretion of the Administrative Agent), the Parent and Co-Borrowers shall deliver one or more legal opinions of counsel to the Parent and Co-Borrowers (in form and substance satisfactory to the Administrative Agent), which shall include opinions as to such matters required by the Administrative Agent.
SECTION 6.Governing Law. This Amendment shall be construed in accordance with, and this Amendment, and all matters arising out of or relating in any way whatsoever to this Amendment (whether in contract, tort, or otherwise) shall be governed by, the law of the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5-1401 of the General Obligation Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.
SECTION 7.Execution in Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of

4824-7382-2460, v. 3

like import in this Amendment shall be deemed to include Electronic Signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Agent to accept electronic signatures in any form or format without its prior consent.
SECTION 8.Loan Document. This Amendment is a Loan Document.
SECTION 9.Headings. The captions and headings of this Amendment are for convenience of reference only and shall not affect the interpretation of this Amendment.
SECTION 10.Entire Agreement. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE PARTIES HERETO, AND SUPERSEDES ALL PRIOR OR CONTEMPORANEOUS AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, VERBAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF.
SECTION 11.Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

4824-7382-2460, v. 3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
CO-BORROWERS:

SPARK HOLDCO, LLC
SPARK ENERGY, LLC
SPARK ENERGY GAS, LLC
CENSTAR ENERGY CORP.
CENSTAR OPERATING COMPANY, LLC
OASIS POWER, LLC
OASIS POWER HOLDINGS, LLC
ELECTRICITY MAINE, LLC
ELECTRICITY N.H., LLC
PROVIDER POWER MASS, LLC
MAJOR ENERGY SERVICES LLC
MAJOR ENERGY ELECTRIC SERVICES LLC
RESPOND POWER LLC
PERIGEE ENERGY, LLC
VERDE ENERGY USA, INC.
VERDE ENERGY USA COMMODITIES, LLC
VERDE ENERGY USA CONNECTICUT, LLC
VERDE ENERGY USA DC, LLC
VERDE ENERGY USA ILLINOIS, LLC
VERDE ENERGY USA MARYLAND, LLC
VERDE ENERGY USA MASSACHUSETTS, LLC
VERDE ENERGY USA NEW JERSEY, LLC
VERDE ENERGY USA NEW YORK, LLC
VERDE ENERGY USA OHIO, LLC
VERDE ENERGY USA PENNSYLVANIA, LLC
VERDE ENERGY USA TEXAS HOLDINGS, LLC
VERDE ENERGY USA TEXAS, LLC
VERDE ENERGY USA TRADING, LLC
VERDE ENERGY SOLUTIONS, LLC
HIKO ENERGY, LLC

Each By:/s/ James G. Jones II
Name: James G. Jones II
Title: CFO

[Signature Page to Amendment No. 5]

PARENT:

VIA RENEWABLES, INC. (fka Spark Energy, Inc.)

By: /s/James G. Jones II
Name: James G. Jones II
Title: CFO

[Signature Page to Amendment No. 5]
4824-7382-2460, v. 3

BANKS:

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Agent, an Issuing Bank and a Bank

                            By:    /s/ Bradley Dingwall
                            Name: Bradley Dingwall
                            Title: Executive Director

                            By:    /s/ Jan Hendrik de Graaff
                            Name: Jan Hendrik de Graaff
                            Title: Jan Hendrick de Graaff

[Signature Page to Amendment No. 5]
4824-7382-2460, v. 3

WOODFOREST NATIONAL BANK, as a Bank

                            By:    /s/ Andy Gaines
                            Name: Andy Gaines
                            Title: SVP

[Signature Page to Amendment No. 5]
4824-7382-2460, v. 3

BOKF, NA, A NATIONAL BANKING ASSOCIATION DBA BANK OF TEXAS, as an Issuing Bank and a Bank

                            By:    /s/ Santiago Acuna
                            Name: Santiago Acuna
                            Title: VP, Corporate Banking

[Signature Page to Amendment No. 5]
4824-7382-2460, v. 3

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Bank

                            By:    /s/ Melina Mackey
                            Name: Melina Mackey
                            Title: Vice President

[Signature Page to Amendment No. 5]
4824-7382-2460, v. 3

BANCORPSOUTH BANK, as a Bank

                            By:    /s/ Phillip M. Gonzalez
                            Name: Phillip M. Gonzalez
                            Title: Senior Vice President

[Signature Page to Amendment No. 5]
4824-7382-2460, v. 3

ORIGIN BANK, as a Bank

                            By:    /s/ Robert S. Martin
                            Name: Robert S. Martin
                            Title: Regional Executive Vice President

[Signature Page to Amendment No. 5]
4824-7382-2460, v. 3

VERITEX COMMUNITY BANK (formerly known as Green Bank), as a Bank

                            By:    /s/ Greg Christmann
                            Name: Greg Christmann
                            Title: Executive Vice President

[Signature Page to Amendment No. 5]
4824-7382-2460, v. 3

ZIONS BANCORPORATION, N.A. DBA AMEGY BANK, as a Bank

                            By:    /s/ Mario Gagetta
                            Name: Mario Gagetta
                            Title: Vice President

[Signature Page to Amendment No. 5]
4824-7382-2460, v. 3

GULF CAPITAL BANK, as a Bank

                            By:    /s/ Kristen Mclean
                            Name: Kristen Mclean
                            Title: SVP – Relationship Manager

[Signature Page to Amendment No. 5]
4824-7382-2460, v. 3

[Signature Page to Amendment No. 5]
4824-7382-2460, v. 3

Annex I to Amendment No. 5

[AMENDMENTS TO CREDIT AGREEMENT]
4824-7382-2460, v. 2

[Execution Version]
Annex I to Amendment No. 5

CREDIT AGREEMENT
among
VIA RENEWABLES, INC. (fka SPARK ENERGY, INC.),
as Parent,
SPARK HOLDCO, LLC,
SPARK ENERGY, LLC,
SPARK ENERGY GAS, LLC,
CENSTAR ENERGY CORP,
CENSTAR OPERATING COMPANY, LLC,
OASIS POWER, LLC,
OASIS POWER HOLDINGS, LLC,
ELECTRICITY MAINE, LLC,
ELECTRICITY N.H., LLC,
PROVIDER POWER MASS, LLC,
MAJOR ENERGY SERVICES LLC,
MAJOR ENERGY ELECTRIC SERVICES LLC,
RESPOND POWER LLC,
PERIGEE ENERGY, LLC,
VERDE ENERGY USA, INC.,
VERDE ENERGY USA COMMODITIES, LLC,
VERDE ENERGY USA CONNECTICUT, LLC,
VERDE ENERGY USA DC, LLC,
VERDE ENERGY USA ILLINOIS, LLC,
VERDE ENERGY USA MARYLAND, LLC,
VERDE ENERGY USA MASSACHUSETTS, LLC,
VERDE ENERGY USA NEW JERSEY, LLC,
VERDE ENERGY USA NEW YORK, LLC,
VERDE ENERGY USA OHIO, LLC,
VERDE ENERGY USA PENNSYLVANIA, LLC,
VERDE ENERGY USA TEXAS HOLDINGS, LLC,
VERDE ENERGY USA TEXAS, LLC,

VERDE ENERGY USA TRADING, LLC,
VERDE ENERGY SOLUTIONS, LLC,
HIKO ENERGY, LLC
as Co-Borrowers,
COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
as Administrative Agent, an Issuing Bank and a Bank,
and
COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
as Lead Arranger and Active Bookrunner,
and
WOODFOREST NATIONAL BANK,
as Joint Bookrunner,

and
WOODFOREST NATIONAL BANK AND BOKF, NA, A NATIONAL BANKING ASSOCIATION DBA BANK OF TEXAS,
as Co-Syndication Agents,
and
THE OTHER FINANCIAL INSTITUTIONS PARTY
HERETO FROM TIME TO TIME
Dated as of May 19, 2017

Page
-i-

(continued)
Page
-ii-
4812-0911-1547, v. 7

(continued)
Page
-iii-
4812-0911-1547, v. 7

(continued)
Page
-iv-
4812-0911-1547, v. 7

(continued)
Page
-v-
4812-0911-1547, v. 7

(continued)
Page
-vi-
4812-0911-1547, v. 7

(continued)
Page
-vii-
4812-0911-1547, v. 7

(continued)
Page

7.16 Certain Changes	102
7.17 Net Position	103
7.18 Location of Inventory	103
7.19 Disposition of Assets	103
7.20 Additional Security Documentation	104
7.21 Cash in Accounts Not Subject to Control Agreement	104
7.22 Security for Obligations	104
7.23 Subsidiaries	104
7.24 Modifications to Billing Services Agreements, Master Service Agreement, Tax Receivable Agreement, Major Acquisition Documents, Provider Acquisition Documents, and Verde Acquisition Documents	105
7.25 Risk Management and Credit Policy	106
7.26 Compliance with Anti-Terrorism Laws and Anti-Corruption Laws	106
7.27 Preservation of Existence, Etc	106
7.28 Burdensome Agreements	106
-viii-
4812-0911-1547, v. 7

(continued)
Page
-ix-
4812-0911-1547, v. 7

(continued)
Page
-x-
4812-0911-1547, v. 7

(continued)
Page
-xi-
4812-0911-1547, v. 7

(continued)
Page

-xii-
4812-0911-1547, v. 7

Page
Schedules:
1.01(a)    POR Agreements
1.01(b)    Bank Blocked Accounts
2.01    Commitments
6.11    Liabilities
6.15    Organization Structure
6.18    Deposit Accounts, Securities Accounts and Brokerage Accounts
7.10    Permitted Indebtedness and Liens
7.18    Location of Inventory
Annexes
A    Security Schedule
B    Credit Limits
C    Approved Account Debtors
D-1    Provider Acquisition Documents
D-2    Major Acquisition Documents
D-3    Verde Acquisition Documents
Exhibits:
A-1    Notice of Borrowing
A-2    Notice of Conversion / Continuation
B    Form of Note
C    Form of Net Position Report
D    Form of Collateral Position Report
E    Form of Compliance Certificate
F    Certificate of Responsible Officer
G    Form of Commitment Increase Agreement
H    Form of New Bank Agreement
I    Form of Assignment and Assumption
K    Form of U.S. Tax Compliance Certificate
L    Form of New Co-Borrower Supplement
M    Form of Subordination Agreement

-xiii-

CREDIT AGREEMENT
THIS CREDIT AGREEMENT (this “Agreement”) is dated as of May 19, 2017, among SPARK HOLDCO, LLC (“HoldCo”), a Delaware limited liability company, SPARK ENERGY, LLC (“Spark”), a Texas limited liability company, SPARK ENERGY GAS, LLC (“SEG”), a Texas limited liability company, CENSTAR ENERGY CORP, a New York corporation (“CenStar”), CENSTAR OPERATING COMPANY, LLC, a Texas limited liability company (“Censtar Opco”), OASIS POWER, LLC, a Texas limited liability company (“Oasis”), OASIS POWER HOLDINGS, LLC, a Texas limited liability company (“Oasis Holdings”), ELECTRICITY MAINE, LLC, a Maine limited liability company (“Maine”), ELECTRICITY N.H., LLC, a Maine limited liability company (“NH”), PROVIDER POWER MASS, LLC, a Maine limited liability company (“Mass”), MAJOR ENERGY SERVICES LLC, a New York limited liability company (“Major”), MAJOR ENERGY ELECTRIC SERVICES LLC, a New York limited liability company (“Electric”), RESPOND POWER LLC, a New York limited liability company (“Respond”), PERIGEE ENERGY, LLC, a Texas limited liability company (“Perigee”), VERDE ENERGY USA, INC., a Delaware corporation (“Verde Inc.”), VERDE ENERGY USA COMMODITIES, LLC, a Delaware limited liability company (“Verde Commodities”), VERDE ENERGY USA CONNECTICUT, LLC, a Delaware limited liability company (“Verde Connecticut”), VERDE ENERGY USA DC, LLC, a Delaware limited liability company (“Verde DC”), VERDE ENERGY USA ILLINOIS, LLC, a Delaware limited liability company (“Verde Illinois”), VERDE ENERGY USA MARYLAND, LLC, a Delaware limited liability company (“Verde Maryland”), VERDE ENERGY USA MASSACHUSETTS, LLC, a Delaware limited liability company (“Verde Massachusetts”), VERDE ENERGY USA NEW JERSEY, LLC, a Delaware limited liability company (“Verde New Jersey”), VERDE ENERGY USA NEW YORK, LLC, a Delaware limited liability company (“Verde New York”); VERDE ENERGY USA OHIO, LLC, a Delaware limited liability company (“Verde Ohio”), VERDE ENERGY USA PENNSYLVANIA, LLC, a Delaware limited liability company (“Verde Pennsylvania”), VERDE ENERGY USA TEXAS HOLDINGS, LLC, a Delaware limited liability company (“Verde Texas Holdings”), VERDE ENERGY USA TRADING, LLC, a Delaware limited liability company (“Verde Trading”), VERDE ENERGY SOLUTIONS, LLC, a Delaware limited liability company (“Energy Solutions”), VERDE ENERGY USA TEXAS, LLC, a Texas limited liability company (“Verde Texas”) and HIKO ENERGY, LLC, a New York limited liability company (“Hiko”) (jointly, severally and together, the “Co-Borrowers,” and each individually, a “Co-Borrower”), VIA RENEWABLES, INC. (fka SPARK ENERGY, INC.) (“Parent”), a Delaware corporation, COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Agent, an Issuing Bank and a Bank, COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Lead Arranger and Active Bookrunner, and each other financial institution which may become a party hereto (collectively, the “Banks”).
In consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:
Article 1
DEFINITIONS
1.01Certain Defined Terms. The following terms have the following meanings:
“Account” has the meaning stated in the New York Uniform Commercial Code.
“Acquisition Advance Cap” means the lesser of (x) $50,000,000 and (y) the Working Capital Advance Cap, as such amount may be reduced as set forth in this Agreement.
“Acquisition Loan” shall have the meaning set forth in Section 2.01(b).

“Activities” has the meaning set forth in Section 9.02(b).
“Actual Embedded Gross Margin” means, with respect to all variable price contracts of the Co-Borrowers and calculated as of the last day of the fiscal quarter then ended for such fiscal quarter, the aggregate Dollar gross margin (i.e., as to any contract, the difference between the contract price under such contract and the cost of supply for such contract) of the Co-Borrowers under all variable price contracts existing as of such fiscal quarter end (net of actual attrition) and excluding any new variable price customer additions or conversions from fixed to variable subsequent to the measurement date for such fiscal quarter (but only to the extent not included in the most recent calculation of Embedded Gross Margin pursuant to Section 7.02(p)).
“Additional Debt” means Indebtedness for borrowed money other than Indebtedness described in Section 7.13.
“Adjusted EBITDA” means EBITDA of the Loan Parties on a Consolidated basis for the most recent twelve (12) month period, plus (a) to the extent deducted in determining EBITDA, (i) non-cash compensation expenses, (ii) non-recurring expenses, and (iii) unrealized net loss under Swap Contracts to the extent that there are offsetting forward physical purchase and sales contracts that do not qualify as derivatives under GAAP and have not been recorded on the income statement, minus (b) to the extent included in determining EBITDA for such period, (i) non-recurring revenue, (ii) customer acquisition costs incurred in the current period, and (iii) unrealized net gain under Swap Contracts to the extent that there are offsetting forward physical purchase and sales contracts that do not qualify as derivatives under GAAP; provided that, Adjusted EBITDA shall be subject to pro forma adjustments for Permitted Acquisitions and Dispositions assuming that such transactions had occurred on the first day of the determination period. Co-Borrowers shall provide to the Agent supporting documentation as reasonably requested by Agent. All calculations of Adjusted EBITDA shall be satisfactory to the Agent in its sole discretion in all respects.
“Adjusted Purchase Price” means, with respect to any Permitted Acquisition, the cash portion of the purchase price thereof.
“Administrative Questionnaire” means an administrative questionnaire delivered by each Bank in a form supplied by the Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person.
“Affiliate Obligation” means indebtedness owing by an Affiliate of a Loan Party (which is not a Loan Party itself) to a Loan Party, provided that a first priority security interest has been granted by such Loan Party to Agent in the amounts owed by the Affiliate in a manner satisfactory to Agent.
“Agent” means Rabobank in its capacity as administrative agent for the Banks hereunder, and any successor agent arising under Section 9.06.
“Agent Parties” means, collectively, the Agent and its Related Parties.
“Agent’s Group” has the meaning set forth in Section 9.02(b).

4812-0911-1547, v. 7

“Agent’s Payment Office” means the address for payments set forth in Section 10.02 in relation to Agent, or such other address as Agent may from time to time specify.
“Aggregate Amount” means the Effective Amount of all outstanding Working Capital Loans plus the Effective Amount of all outstanding Acquisition Loans plus the Effective Amount of all outstanding L/C Obligations.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Loan Party or its Subsidiaries, in each case, from time to time concerning or relating to bribery or corruption, including the FCPA.
“Anti-Terrorism Laws” means any laws, regulations, or orders of any Governmental Authority of the United States, the United Nations, United Kingdom, European Union, or the Netherlands relating to terrorism financing or money laundering, including, but not limited to, the International Emergency Economic Powers Act (50 U.S.C. § 1701 et seq.), the Trading With the Enemy Act (50 U.S.C. § 5 et seq.), the International Security Development and Cooperation Act (22 U.S.C. § 2349aa-9 et seq.), the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “USA Patriot Act”), and any rules or regulations promulgated pursuant to or under the authority of any of the foregoing.
“Applicable Margin” means,
(a)with respect to Working Capital Loans, the following percentages per annum:
(i)if the average daily Aggregate Amount during the most recently ended fiscal quarter was less than fifty percent (50%) of the average daily aggregate Commitments of the Banks in effect during such fiscal quarter, (i) three percent (3.00%) for Eurodollar Rate Loans, and (ii) two percent (2.00%) for Base Rate Loans; and
(ii)if the average daily Aggregate Amount during the most recently ended fiscal quarter was greater than or equal to fifty percent (50%) of the average daily aggregate Commitments of the Banks in effect during such fiscal quarter, (i) three and one-quarter percent (3.25%) for Eurodollar Rate Loans, and (ii) two and one-quarter percent (2.25%) for Base Rate Loans.
(b)with respect to Acquisition Loans, (i) four percent (4.00%) per annum for Eurodollar Rate Loans and (ii) three percent (3.00%) per annum for Base Rate Loans.
The Applicable Margin for any fiscal quarter with respect to Working Capital Loans shall be determined by the Agent based upon the average Aggregate Amount outstanding and the average aggregate Commitments of the Banks in effect, in each case, on each day during the fiscal quarter most recently ended, and any such determination shall be conclusive and binding absent manifest error. Any increase or decrease in the Applicable Margin with respect to Working Capital Loans resulting from a change in the average daily Aggregate Amount or aggregate Commitments of the Banks during any fiscal quarter shall become effective as of the first day of the subsequent fiscal quarter, as notified by the Agent to the Co-Borrowers. Notwithstanding the foregoing, with respect to Working Capital Loans, the Applicable Margin shall be deemed to be the Applicable Margin described in clause (a)(ii) above from and after the

4812-0911-1547, v. 7

Closing Date through and including the last day of the first full fiscal quarter ending after the Closing Date.
“Approved Brokerage Accounts” means brokerage accounts maintained by the Co-Borrowers or any of them with an Eligible Broker for the purpose of allowing the Co-Borrowers or any of them to engage in the purchase and sale of commodity futures, commodity options, forward or leverage contracts and/or actual or cash commodities, and subject to a fully perfected first priority security interest in favor of the Agent, for its benefit and the benefit of the Banks (including a tri-party control agreement, acceptable to the Agent).
“Approved Fund” means any Fund that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank, or (c) an entity or an Affiliate of an entity that administers or manages a Bank.
“Assignment and Assumption” means an assignment and assumption entered into by a Bank and an assignee (with the consent of each party whose consent is required by Section 10.07(b)), and accepted by the Agent, substantially in the form of Exhibit I or any other form approved by the Agent.
“Attorney Costs” means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Expiration Date, (b) the date of termination of the Commitments pursuant to Section 2.08, (c) intentionally omitted and (d) the date of termination of the Commitments of each Bank to make Loans and of the obligation of the Issuing Banks to Issue Letters of Credit pursuant to Section 8.02.
“Avoidance Provisions” has the meaning set forth in Section 10.06(c)(iii).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Blocked Accounts” means the accounts listed on Schedule 1.01(b) hereto, and, with respect to each other Co-Borrower, an account with a depositary institution acceptable

4812-0911-1547, v. 7

to the Agent into which collections from such Co-Borrower’s accounts will be deposited pursuant to Section 7.08.
“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978, as amended (11 U.S.C. § 101, et seq.).
“Banks” means Rabobank and each other financial institution that is or may become a party to this Agreement that maintains a Commitment or has outstanding Loans and participations in respect of L/C Obligations. References to the “Banks” shall include each Issuing Bank; for purposes of clarification only, to the extent that any Issuing Bank may have any rights or obligations in addition to those of the Banks due to its status as an Issuing Bank, its status as such will be specifically referenced.
“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus ½ of 1% and (c) the Eurodollar Rate for a one month maturity on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%, provided, that the Base Rate shall not at any time be less than 0%.  Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or the Eurodollar Rate, respectively.
“Base Rate Loan” means any Loan bearing interest based upon the Base Rate.
“Benchmark” means, initially, the Eurodollar Rate; provided, that if a replacement of the Benchmark has occurred pursuant to Section 4.06, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” means, for any Available Tenor:
    (1) For purposes of clause (i) of Section 4.06, the first alternative set forth below that can be determined by the Agent:
        (a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration; provided, that if any Available Tenor of the Eurodollar Rate does not correspond to an Available Tenor of Term SOFR, the Benchmark Replacement for such Available Tenor of the Eurodollar Rate shall be the closest corresponding Available Tenor (based on length) for Term SOFR and if such Available Tenor of the Eurodollar Rate equally corresponds to two Available Tenors of Term SOFR, the corresponding tenor of Term SOFR with the shorter duration shall apply, or
        (b) the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of the Eurodollar Rate with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (a) of this definition (which spread adjustment, for the avoidance of doubt, shall be 0.11448% (11.448 basis points).

4812-0911-1547, v. 7

    (2) For purposes of clause (ii) of Section 4.06, the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Agent and the Co-Borrowers as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for Dollar-denominated syndicated credit facilities at such time;
provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
    Notwithstanding the foregoing, the Agent may (in its sole discretion) determine that a Benchmark Replacement pursuant to paragraph 1(a) of this definition is not administratively feasible and shall not be applied, and that either paragraph 1(b) or paragraph (2) of this definition shall automatically be deemed to apply by providing notice to the Co-Borrowers and Banks at least five (5) Business Days prior to the effective date for the Benchmark Replacement.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day”, the definition of “Interest Period”, the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Transition Event” means with respect to any then-current Benchmark other than the Eurodollar Rate, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.
    “Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Loan Party incurs or otherwise has any obligation or liability, contingent or otherwise.

4812-0911-1547, v. 7

“Blocked Account Agreements” means the deposit account control agreements, three party agreements, and other similar agreements listed on the Security Schedule and each other deposit account control agreement, three party agreement or other similar agreement executed from time to time, in each case, in form and substance satisfactory to the Agent.
“Borrowing” means a borrowing hereunder consisting of a Working Capital Loan or a Acquisition Loan made to one or more of the Co-Borrowers by the Banks under Article 2 or continuation or conversion of loans consisting of simultaneous Working Capital Loans or Acquisition Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by the Banks pursuant to Section 2.01.
“Borrowing Base Advance Cap” means at any time an amount equal to the least of:
(a)the aggregate Commitments at such time minus, until March 31, 2022, $10,000,000;1 and
(b)the sum of:
(i)100% of the amount of Cash Collateral and other liquid investments of the Co-Borrowers which are acceptable to the Agent in its sole discretion and which are subject to a first perfected security interest in favor of the Agent, for its benefit and the benefit of the Banks, and which have not been used in determining availability for any other advance or Letter of Credit Issuance; plus
(ii)90% of equity (net liquidity value) in Approved Brokerage Accounts; plus
(iii)90% of the amount of Tier I Accounts, net of deductions, offsets and counterclaims; plus
(iv)85% of the amount of Tier II Accounts, net of deductions, offset and counterclaims; plus
(v)85% of the amount of Tier I Unbilled Qualified Accounts, net of deductions, offset and counterclaims; plus
(vi)80% of the amount of Tier II Unbilled Qualified Accounts, net of deductions, offset and counterclaims; plus
(vii)80% of the amount of Eligible Inventory; plus
(viii)85% of the amount of Hedged Eligible Inventory; plus
(ix)80% of the amount of net Eligible Exchange Receivables; plus
(x)80% of the amount of Letters of Credit for Product Not Yet Delivered; plus
1 Note that while the $10 million reduction concept appears as a change, it is part of the existing deal via previous consent letters approved by the Majority Banks. The only change to the existing deal is the termination of the reduction at March 31, 2022.

4812-0911-1547, v. 7

(xi)70% of In-the-Money Positions from counterparties due to any Co-Borrower with tenors up to twelve (12) months; plus
(xii)50% of In-the-Money Positions from counterparties due to any Co-Borrower with tenors greater than twelve (12) months and up to twenty-four (24) months; plus
(xiii)50% of the Embedded Gross Margin; plus
(xiv)40% of Eligible RECs; less
(xv)the amounts (including disputed items) which would be subject to a so-called “First Purchaser Lien” as defined in Texas Bus. & Com. Code Section 9.343, comparable laws of the states of Oklahoma, Kansas, Wyoming or New Mexico, or any other comparable law, except to the extent a Letter of Credit secures payment of amounts subject to such First Purchaser Liens; less
(xvi)115% of the amount of any mark to market exposure to the Swap Banks under Swap Contracts other than Swap Contracts involving physical delivery as reported by the Swap Banks, reduced by cash collateral held by a Swap Bank; less
(xvii)with respect to Swap Contracts involving physical delivery, 115% of the amount of mark to market exposure to the Swap Banks under such Swap Contracts until nomination for delivery has been made and 115% of the amount of notional exposure to the Swap Banks under such Swap Contracts after such nomination for delivery has been made, in each case, reduced by cash collateral held by a Swap Bank; less
(xviii)Reserves deemed necessary by the Agent; less
(xix)storage and transportation expenses not covered by a Letter of Credit or cash collateral due within 60 days of the Collateral Position Report most recently received by the Agent pursuant to Section 7.02(b); less
(xx)sales Taxes; less
(xxi)until March 31, 2022, $10,000,000.2
provided that, (w) in no event shall the amounts described in (b)(xi), (b)(xii), and (b)(xiii) above in excess of the lesser of (1) forty percent (40%) of the sum of the items in subsections (b)(i) through (b)(xx) above, in the aggregate, and (2) forty percent (40%) of the Commitments at such time, be counted when making the calculation under subsection (b) of this definition; (x) in no event shall the amounts described in (b)(xiii) above be in excess of the lesser of (1) $50,000,000 and (2) 25% of the Commitments at such time; (y) in no event shall any amounts described in (b)(i) through (b)(xx) above which may fall into more than one of such categories be counted more than once when making the calculation under subsection (b) of this definition; and (z) in the event the amounts described in (b)(iii), (iv), (v), (vi), (ix), (xi) and (xii) in the aggregate for any counterparty exceed the amounts set forth on the Credit Limits Annex or the amount
2 See footnote 1 above.

4812-0911-1547, v. 7

approved for other counterparties not listed on the Credit Limits Annex (including, without limitation the amounts set forth on Annex B), such excess amounts may not be included in the Borrowing Base Advance Cap unless approved by the Majority Banks.
“Borrowing Date” means any date on which a Borrowing occurs under Section 2.04.
“Building” means any “building” or “manufactured (mobile) home” (in each case, as such terms are defined for purposes of the National Flood Insurance Program).
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Co-Borrowers with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in dollar deposits are carried out in the London interbank market.
“Capital Lease” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
“Capital Lease Obligation” means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person as of the date of any determination thereof.
“Cash Collateral” means currency issued by the United States and Marketable Securities which have been Cash Collateralized for the benefit of the Secured Parties.
“Cash Collateralize” means to pledge and deposit with or deliver to the Agent, for the benefit of the Secured Parties, Cash Collateral as collateral for the Obligations pursuant to documentation in form and substance satisfactory to the Agent. The Co-Borrowers hereby grant the Agent, for the benefit of the Secured Parties, a security interest in all Cash Collateral and deposit account balances.
“CEA Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Charges” has the meaning set forth in Section 2.10(e).
“Close-Out Amount” shall have the meaning ascribed to it in the Intercreditor Agreement.
“Closing Date” means May 19, 2017.
“Co-Borrowers” means, together, HoldCo, Spark, SEG, CenStar, Censtar Opco, Oasis, Oasis Holdings, Maine, NH, Mass, Major, Electric, Respond, Perigee, Verde Inc., Verde Commodities, Verde Connecticut, Verde DC, Verde Illinois, Verde Maryland, Verde Massachusetts, Verde New Jersey, Verde New York, Verde Ohio, Verde Pennsylvania, Verde Texas Holdings, Verde Trading, Energy Solutions, Verde Texas, Hiko and each Restricted

4812-0911-1547, v. 7

Subsidiary of a Loan Party that hereafter becomes a Co-Borrower in accordance with Section 7.23(a). Any of the individual Co-Borrowers may be generically referred to as “Co-Borrower”.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means all assets of the Loan Parties including, without limitation, all accounts, equipment, chattel paper, inventory, Product in transit, the Bank Blocked Accounts, instruments, investment property, contract rights, general intangibles, fixed assets, and real estate, whether presently existing or hereafter acquired or created and the proceeds thereof, excluding the POR Collateral but only to the extent the applicable POR Agreement requires the release of Agent’s lien in such POR Collateral.
“Collateral Position” means Collateral of the Loan Parties available to support a Credit Extension, as determined in the Collateral Position Report.
“Collateral Position Report” means the Collateral Position Report substantially in the form attached hereto as Exhibit D, which Collateral Position Report sets forth (a) all of the Loan Parties’ eligible assets, including, without limitation, all unrealized gains, a description of all offsets, counterclaims or deductions by counterparty and mark-to-market exposure by counterparty, including counterparty details and (b)(i) the aggregate amount of Major MIPA Payments made as of such reporting date (which, for purposes of this report, shall include Major MIPA Payments made by the Major Companies and the Loan Parties) and (ii) the aggregate amount of Provider MIPA Payments and Verde MIPA Payments made as of such reporting date, in each case, in sufficient detail and in form satisfactory to Agent.
“Commitment” means, as to each Bank, its obligation to (a) make Working Capital Loans pursuant to Section 2.01(a), (b) make Acquisition Loans pursuant to Section 2.01(b), and (c) purchase participations in L/C Obligations. As of October 15, 2021, (x) the aggregate Commitments equal $227,500,000 and (y) each Bank’s Commitment is set forth on Schedule 2.01.
“Commitment Increase Agreement” means a Commitment Increase Agreement, substantially in the form of Exhibit G, among the Co-Borrowers, the Agent and a Bank, pursuant to which such Bank agrees to increase its Commitment as described in Section 2.02 of this Agreement.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” has the meaning set forth in Section 10.02.
“Compliance Certificate” means a certificate, in the form attached hereto as Exhibit E, or any other form acceptable to the Agent.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated” refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated Subsidiaries; provided that, unless otherwise expressly provided herein, references to the Loan Parties on a Consolidated basis shall exclude all Unrestricted Subsidiaries. References herein to a Person’s Consolidated financial statements, financial position, financial condition, liabilities, etc., refer to the Consolidated financial statements, financial position, financial condition, liabilities, etc., of such Person and its properly consolidated Subsidiaries.

4812-0911-1547, v. 7

“Consolidated Interest Expense” means, with respect to the most recent twelve (12) month period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Loan Parties and all other items required to be eliminated in the course of the preparation of financial statements of the Loan Parties on a Consolidated basis in accordance with GAAP): all interest and commitment fees in respect of Indebtedness of the Loan Parties on a Consolidated basis (including imputed interest on Capital Lease Obligations) which are incurred during such period, whether accrued or expensed in such period, it being understood and agreed that underwriting fees, structuring fees, arrangement fees, upfront fees, fronting fees, other fees similar to the shall not be deemed to be commitment fees nor included in the calculation of Consolidated Interest Expense.
“Consolidated Net Income” means the net income (or deficit) of the Loan Parties on a Consolidated basis for the most recent twelve (12) month period determined in accordance with GAAP consistently applied after eliminating earnings or losses attributable to outstanding minority interests and excluding the net earnings of any Person other than a Restricted Subsidiary in which Parent or any of its Restricted Subsidiaries has an ownership interest.
“Contributing Borrower” has the meaning set forth in Section 10.06(f).
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, and the terms “Controlled by” or “under common Control with” shall have the correlative meanings.
“Conversion/Continuation Date” means any date on which, under Section 2.05, the Co-Borrowers (a) convert Loans of one Type to another Type, or (b) continue such Loans as Loans of the same Type, but with a new Interest Period.
“Credit Exposure” means, with respect to any Bank at any time, the sum of the outstanding principal amount of such Bank’s Loans and such Bank’s Pro Rata Share of the L/C Obligations.
“Credit Extension” means and includes (a) the making of any Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder.
“Credit Limits Annex” means Annex B to this Agreement, as the same may be modified from time to time as mutually agreed to in writing by the Co-Borrowers and the Agent, which may be effectuated without the necessity of amending this Agreement. The Credit Limits Annex shall be re-determined based on factors such as Product prices and other factors determined by the Co-Borrowers and the Agent on a reasonable basis and in good faith on a semi-annual basis as of July 15 and January 15 of each year and effective five (5) days after the date of re-determination. In addition to the scheduled redeterminations set forth above, each of the Agent and/or the Co-Borrowers shall have the right to request two additional re-determinations of the Credit Limits Annex per year.
“Credit Percentage” means, with respect to any Bank at any time, the percentage (carried out to the ninth decimal place) of the aggregate Commitments represented by such Bank’s Commitments at such time. If the commitment of each Bank to make Loans has been terminated pursuant to Section 8.02 or if the aggregate Commitments have expired, then the percentage of each Bank shall be determined based on the Credit Percentage of such Bank most recently in effect, giving effect to any subsequent assignments. The Credit Percentage of each Bank as of October
15, 2021 is set forth as its “Credit Percentage” opposite the name of such Bank on Schedule 2.01

4812-0911-1547, v. 7

or in the Assignment and Assumption pursuant to which such Bank becomes a party hereto, as applicable.
“Cure Contribution” means an equity contribution by Retailco, NuDevco Retail or the holder of an Equity Interest in Parent permitted by the applicable organizational documents of Parent or the incurrence of Subordinated Debt permitted by Section 7.13(c), in each case, for purpose of curing a Default or Event of Default which, without such contribution, would occur as a result of a failure to comply with Section 7.09(a) or (b).
“Cure Period” has the meaning specified in Subsection 7.09(d).
“Daily Eurodollar Rate Loan” means a Eurodollar Rate Loan requested by the Co-Borrowers on same day notice.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.
“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.
“Defaulting Bank” means any Bank, as reasonably determined by the Agent or the Issuing Banks, that has (a) failed to fund any portion of Loans or participations in any Letter of Credit within two (2) Business Days of the date required to be funded by it hereunder, unless such Bank notifies the Agent and the Co-Borrowers in writing that such failure is the result of such Bank’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing), (b) notified the Co-Borrowers, the Agent, any Issuing Bank or any Bank in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under any other agreement in which it commits to extend credit (unless such writing or public statement relates to such Bank’s obligation to fund a Loan hereunder and states that such position is based on such Bank’s reasonable determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within two (2) Business Days after a request by the Agent or an Issuing Bank to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, (d) otherwise failed to pay over to the Agent, any Issuing Bank or any other Bank any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (e) become or is insolvent or has a parent company that has become or is insolvent or become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or has taken any action in furtherance of, or has indicated its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or has indicated its consent to, approval of or acquiescence in any such proceeding or appointment, or (f) become, or has a parent company that has become, the subject of a Bail-in Action. With respect to any Bank that is a “Defaulting Bank” pursuant to clauses (a), (c) or (d)

4812-0911-1547, v. 7

above, upon (i) such “Defaulting Bank” paying all amounts owed to the applicable Bank(s), Issuing Banks or the Agent pursuant to the terms hereof, as reasonably determined by such Bank(s), Issuing Banks, and the Agent, as applicable, and (ii) the approval of the Co-Borrowers, Issuing Banks, and Agent, such “Defaulting Bank” shall cease to be a “Defaulting Bank”.
“Default Period” means with respect to any Bank, the period during which such Bank is a Defaulting Bank.
“Default Rate” has the meaning specified in Section 2.10(a).
“Disposition” or “Dispose” means the sale, transfer, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes, accounts receivable, or customer contracts (other than as a result of cancellation by any customer or attrition in the ordinary course of business), or any rights and claims associated with each of the forgoing.
“Documentary Letter of Credit” means a Letter of Credit which is intended at the time of Issuance to be drawn upon and excludes Standby Letters of Credit.
“Dollars,” “dollars” and “$” each mean lawful money of the United States.
“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after notice of such Early Opt-in Election is provided to the Banks, so long as the Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after notice of such Early Opt-in Election is provided to the Banks, the Majority Banks’ written notice of objection to such Early Opt-in Election.
“Early Opt-in Election” means the occurrence of:
        (1) a notification by the Agent to (or the request by the Co-Borrowers to the Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and
(2) the joint election by the Agent and the Co-Borrowers to trigger a fallback from the Eurodollar Rate and the provision by the Agent of written notice of such election to the Banks.
“EBITDA” means the sum of Consolidated Net Income of the Loan Parties on a Consolidated basis for the most recent twelve (12) month period, plus (a) the following to the extent included in calculating such Consolidated Net Income: (i) Consolidated Interest Expense for such period, (ii) all income taxes (including any franchise taxes to the extent based upon net income) for such period, (iii) all depreciation and amortization (including amortization of intangible assets, debt issue costs and amortization under ASC Rule 718), (iv) any loss from the disposition of assets, (v) any extraordinary losses, (vi) any non-cash losses resulting from mark to market activity as a result of the implementation of ASC 815, and (vii) other non-cash charges (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP, but excluding any non-cash charges that constitute an accrual of or reserve for future cash charges) for such period, minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) all income tax credits for such period, (ii) any gain from the disposition of assets, (iii) any extraordinary gains, (iv) any non-cash gains resulting from mark to market activity as a result of the implementation of ASC 815, and (v) all non-cash items of

4812-0911-1547, v. 7

income (other than account receivables and similar items arising from the normal course of business and reflected as income under accrual methods of accounting consistent with past practices) for such period, plus (c) cash dividends or cash distributions received by the Loan Parties from any Person other than a Restricted Subsidiary in which Parent or any of its Subsidiaries has an ownership interest; provided that (i) such cash dividends or cash distributions consist solely of proceeds generated solely from operations in the ordinary course of business and (ii) in no event shall EBITDA attributable to cash dividends or cash distributions from such Persons exceed EBITDA of the Loan Parties on a Consolidated basis (without giving effect to any such cash dividends or cash distributions).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Amount” means (a) with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date; and (b) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including changes as a result of expiration or cancellation, any reimbursements of outstanding unpaid drawings under any Letters of Credit and any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Accounts” means, at the time of any determination thereof, each Co-Borrower’s Accounts as to which the following requirements have been fulfilled to the satisfaction of the Agent (unless otherwise indicated):
(a)Such Account either (i) is the result of a sale to an account debtor who has been pre-approved for such purpose by the Majority Banks in writing, in their sole discretion, or (ii) is secured by letters of credit in form acceptable to the Agent in its sole discretion and issued by banks approved by the Agent in its sole discretion, or (iii) is within the credit limits set forth on the Credit Limits Annex;
(b)The applicable Co-Borrower has lawful and absolute title to such Account;
(c)Such Account is a valid, legally enforceable obligation of the Person who is obligated under such Account (1) for Products actually delivered to such account debtor or (2) for services rendered for such account debtor, in each case in (1) and (2) above in the ordinary course of the applicable Co-Borrower’s business;

4812-0911-1547, v. 7

(d)Such Account shall have excluded therefrom any portion that is subject to any dispute, offset, counterclaim or other claim or defense on the part of the account debtor or to any claim on the part of the account debtor denying liability under such Account;
(e)Such Account is not evidenced by any chattel paper, promissory note or other instrument;
(f)Such Account is subject to a fully perfected first priority security interest (or properly filed and acknowledged assignment, in the case of U.S. government contracts, if any) in favor of the Agent for the benefit of the Secured Parties pursuant to the Loan Documents, prior to the rights of, and enforceable as such against, any other Person, and such Account is not subject to any security interest or Lien in favor of any Person other than the Liens of the Agent for the benefit of the Secured Parties pursuant to the Loan Documents;
(g)Such Account shall have excluded any portion which is not payable in Dollars in the U.S. and/or any portion with respect to which a currency valuation or conversion risk rests with Co-Borrowers;
(h)Such Account has been due and payable for thirty (30) days or less from the date of the invoice and no extension or indulgence has been granted extending the due date beyond a 30-day period, except (i) if such Account is owing from an account debtor who pays via automated clearinghouse (ACH) transactions, then the number 35 shall be substituted for the number 30 in the foregoing, (ii) if such Account is from federal, state, county or municipal account debtors under government contracts, then the number 45 shall be substituted for the number 30 in the foregoing and (iii) if the Co-Borrowers have purchased credit insurance on such Account, which such insurance names Agent as co-beneficiary and is acceptable in form and substance to Agent, then the number 90 shall be substituted for the number 30 in the foregoing;
(i)No account debtor in respect of such Account is (i) an Affiliate of either Co-Borrower, or (ii) incorporated in or primarily conducting business in any jurisdiction outside of the U.S., unless such account debtor and the account is approved in writing by the Banks;
(j)The applicable Co-Borrower shall have notified the account debtor (pursuant to the contract under which such Account arises or by separate notice) of the assignment of the Account to the Banks and shall have given irrevocable instructions to pay proceeds of the Account to the Agent on behalf of the Banks without offset or counterclaim. In the alternative, the Agent and the applicable Co-Borrower shall have notified the account debtor of the assignment and give irrevocable instructions to the account debtor to pay proceeds as directed by the Agent on behalf of the Banks;
(k)Such Account meets and complies with the Risk Management and Credit Policy; provided that, if any credit limits for any account debtor in the Risk Management and Credit Policy are less than the credit limit set forth for such account debtor on Annex C, the Accounts for such account debtor shall be deemed to be in compliance with the credit limits set forth in the Risk Management and Credit Policy for purposes of this clause (k) to the extent such Accounts are within the credit limit for such account debtor set forth on Annex C; and
(l)No Account is owing from an account debtor that is a Sanctioned Person, a Loan Party, or an Affiliate of a Loan Party.

4812-0911-1547, v. 7

Eligible Accounts shall exclude any portion of such Accounts relating to (i) Transmission and Distribution Service Provider (“TDSP”) charges billed to ERCOT customers to the extent that such TDSP charges owed to the TDSP have not been paid by Co-Borrowers prior to the creation of the Account from such ERCOT customers and (ii) purchase of receivables fees and related sales Taxes to the extent that such fees and related sales Taxes applicable to purchase of receivables markets have not already been taken into consideration in calculating the amount owed from the particular local distribution company and such net-amounts are reflected on Co-Borrowers books and records.
For purposes of applying the above requirements for determining an Eligible Account, if the Co-Borrowers request the approval of the Banks to treat an Account as an Eligible Account, the Banks shall have five (5) Business Days after receipt of such request (and all relevant supporting information) to respond thereto (but not necessarily make a decision with respect to eligibility). If a Bank does not respond to Agent within such five (5) Business Days period, such Bank shall be deemed to have approved the treatment of the Account as an Eligible Account. Notwithstanding the foregoing, the Banks shall be deemed to have approved the Accounts resulting from the sale to the account debtors listed on Annex C, up to the amounts set forth on Annex C for each such Account Debtor.
“Eligible Broker” means, with respect to hedging accounts and transactions, SG Americas Securities, LLC and any other broker reasonably acceptable to the Agent.
“Eligible Exchange Receivables” means all enforceable rights of any Co-Borrower to receive natural gas in exchange for the sale or trade of natural gas previously delivered to the exchange debtor by such Co-Borrower which, in each case, (a) are evidenced by a written agreement enforceable against the exchange debtor thereof, (b) are current pursuant to the terms of the contract or invoice, (c) are subject to a perfected, first Lien for the benefit of the Secured Parties subject only to Permitted Liens, and no other Lien, charge, offset or claim, (d) are not the subject of a dispute between the exchange debtor and such Co-Borrower, (e) are valued at Platt’s spot market price or another independent posting acceptable to the Agent in its sole discretion, (f) are evidenced by contracts with exchangers pre-approved by the Agent in writing in its sole discretion, or contracts secured by letters of credit in form acceptable to the Agent in its sole discretion and issued by banks approved by the Agent in its sole discretion, (g) have not been otherwise determined by the Agent in its sole discretion to be unacceptable to it.
“Eligible Inventory” means, at the time of determination thereof, each Co-Borrower’s inventory consisting of natural gas, valued at current market (as referenced by a published source acceptable to the Banks in their sole discretion) net of any setoff, counterclaim or netting, as to which the following requirements have been fulfilled to the satisfaction of the Agent:
(a)The inventory is owned by such Co-Borrower, free and clear of all Liens in favor of third parties, except Liens in favor of the Banks under the Loan Documents and except for Permitted Liens;
(b)The inventory has not been identified to deliveries with the result that a buyer would have rights to the inventory that would be superior to the Banks’ security interest, nor shall such inventory have become the subject of a customer’s ownership or Lien;
(c)The inventory is in transit in the U.S. or a bill of lading has been issued or endorsed to the Agent if such inventory is in the hands of a third party carrier, or is located at a storage facility or at the owned sites, or leased premises, at the locations

4812-0911-1547, v. 7

described on Schedule 7.18, or at such other place as has been specifically agreed to in writing by the Agent and the applicable Co-Borrower; and
(d)The inventory is subject to a fully perfected first priority security interest in favor of the Agent for the benefit of the Secured Parties pursuant to the Loan Documents.
Such Eligible Inventory shall not include “virtual storage”, “winter bundled sales” and future purchase commitments made during bid week prior to the physical delivery thereof.
“Eligible RECs” means Renewable Energy Certificates valued at the REC Market Value, (i) which are owned by a Co-Borrower and have not been transferred, sold, assigned or encumbered by such Co-Borrower (by contract, law or otherwise), (ii) which are registered on a state or regional Renewable Energy Certificates tracking system, (iii) which are valid for use in a state with a Renewable Energy Standard Program, (iv) which shall not be required to be retired to cover REC Compliance Obligations incurred on or prior to the date of determination of Eligible RECs, (v) which are subject to the first priority perfected lien of the Agent and which are subject to no other liens, (vi) with respect which the Agent shall have been given read-only access to the applicable state or regional Renewable Energy Certificates tracking system, (vii) which are currently saleable in the normal course of the applicable Co-Borrower’s business without any notice to, or consent of, any Governmental Authority, except for any immaterial notice or consent incident to such sale where the failure to give such notice or consent does not prevent or rescind the sale or materially adversely affect the first priority perfected lien of the Agent therein and (viii) which have not otherwise been determined by the Agent to be unacceptable (in its reasonable discretion). Notwithstanding the foregoing, the aggregate amount of Eligible RECs included in the Borrowing Base Advance Cap at any time shall not exceed the lesser of (i) $20,000,000 (after giving effect to the applicable advance rate) and (ii) 10% of the Borrowing Base Advance Cap.
“Embedded Gross Margin” means, with respect to all variable price contracts of the Co-Borrowers and calculated as of the most recent month end for the following 24 consecutive month period, the net present value of the projected aggregate Dollar gross margin (i.e., as to any contract, the difference between the projected contract price under such contract and the cost of supply for the remainder of the term of such contract) of the Co-Borrowers under all variable price contracts existing as of such month end (net of attrition (based on actual weighted average historical attrition rate during the past rolling 12 month period and updated on a monthly basis for the calculation of the Embedded Gross Margin) and assuming no new variable price customer additions (including conversions from fixed to variable contracts) during such 24 consecutive month period. Any calculation of the Embedded Gross Margin is subject to the approval of the Agent in its sole discretion.
“Engagement Letter” means that certain engagement letter dated as of March 15, 2017 among the Co-Borrowers and the Agent.
“Equity Interest” means, with respect to any Person, the shares of capital stock of (or other ownership or profit interests in) such Person, the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interest in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or non-voting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

4812-0911-1547, v. 7

“Equity Investment” means the purchase or other acquisition by a Loan Party of any Equity Interest in another Person engaged in a line of business similar or complimentary to the lines of business carried on by the Loan Parties or in other business activities in the energy business related to such lines of business.
“ERISA” means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.
“ERISA Affiliate” means, collectively, any Loan Party, and any Person under common control, or treated as a single employer, with any Loan Party, within the meaning of Section 414(b), (c), (m) or (o) of the Code.
“ERISA Event” means any of the following: (a) a reportable event described in Section 4043 of ERISA (other than those events with respect to which the 30-day notice requirement has been duly waived under the applicable regulations) with respect to a Title IV Plan, (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan, (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA, or the existence of an “accumulated funding deficiency” (as defined in Section 431 of the Code or Section 304 of ERISA), whether or not waived, (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041(c) of ERISA, (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due, (h) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Title IV Plan, (i) the imposition of a lien under Section 430 of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate, and (j) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for a distress or involuntary termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.
“Erroneous Payment” has the meaning specified in Section 9.15(a).
“Erroneous Payment Deficiency Assignment” has the meaning specified in Section 9.15(d).
“Erroneous Payment Impacted Class” has the meaning specified in Section 9.15(d).
“Erroneous Payment Return Deficiency” has the meaning specified in Section 9.15(d).
“Erroneous Payment Subrogation Rights” has the meaning specified in Section 9.15(e).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

4812-0911-1547, v. 7

“Eurodollar Rate” means, with respect to any Borrowing for any Interest Period, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in Dollars with a term equivalent to such Interest Period as displayed on the Reuters screen page that displays such rate (currently page LIBOR01) (or, in the event such rate does not appear on a Reuters page or screen, on the appropriate page of such other information service that publishes such rate as shall be selected by Agent from time to time in its reasonable discretion) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period (but, in respect of Daily Eurodollar Rate Loans, on the date of commencement of such Interest Period); provided that in no event shall the Eurodollar Rate be less than zero. In the event that such rate is not available at such time for any reason, then the Eurodollar Rate with respect to such Borrowing for such Interest Period shall be the rate at which dollar deposits in the amount of the requested Borrowing and for a maturity comparable to such Interest Period are offered by the principal London office of Rabobank in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period (but, in respect of Daily Eurodollar Rate Loans, on the date of commencement of such Interest Period).
“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.
“Event of Default” means any of the events or circumstances specified in Section 8.01.
“Excess Sales Proceeds” means Net Cash Proceeds from a Disposition which, within 180 days after the date of receipt by Parent or any of its Restricted Subsidiaries of such Net Cash Proceeds, have not been applied or committed to the purchase of Product or capital assets used by Parent or any of its Restricted Subsidiaries in its present line of business.
“Excluded Swap Obligation” means, with respect to any Loan Party, any CEA Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such CEA Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such CEA Swap Obligation. If a CEA Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such CEA Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Bank, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) or (ii) that are Other Connection Taxes, (b) in the case of a Bank, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in a Loan or Commitment pursuant to a Requirement of Law in effect on the date on which (i) such Bank acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Co-Borrowers under Section 10.15) or (ii) such Bank changes its lending office, except in each case to the extent that, pursuant to Section 4.01 amounts with

4812-0911-1547, v. 7

respect to such Taxes were payable either to such Bank's assignor immediately before such Bank became a party hereto or to such Bank immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.10(f), and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” means the Amended and Restated Credit Agreement dated July 8, 2015, among certain of the Co-Borrowers, Société Générale as administrative agent, and other lenders that are a party thereto.
“Expiration Date” means October 13, 2023.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code.
“FCA” has the meaning specified in Section 4.06.
“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended.
“Federal Funds Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by Agent from three federal funds brokers of recognized standing selected by it, provided, that the Federal Funds Rate shall not at any time be less than 0%.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor thereto.
“Fixed Charge Coverage Ratio” means the ratio of (a) Adjusted EBITDA to (b) the sum of the following calculated solely with respect the Loan Parties on a Consolidated basis for the most recent twelve (12) month period, without duplication: (i) Consolidated Interest Expense (other than interest paid-in-kind in respect of any Subordinated Debt but including interest in respect of the Verde Note), plus (ii) letter of credit fees paid pursuant to Section 3.08, plus (iii) non-utilization fees paid pursuant to Section 2.11, plus (iv) “earnout” payments (including (x) the Verde Earnout and (y) “executive earnout” payments and “earnout” payments under clause (a) of the Major Earnout, but, in each case, excluding “earnout” payments funded with the issuance of preferred or common Equity Interests of Parent) and Major Cash Installment Payments in connection with Permitted Acquisitions, in each case, to the extent paid by a Loan Party, plus (v) Restricted Payments made pursuant to Section 7.15(c), plus (vi) all Taxes (excluding, for the purpose of calculating compliance or pro forma compliance with Section 7.09(a) (other than pro forma compliance calculated pursuant to Section 7.15(e)(ii)), Restricted Payments made pursuant to Section 7.15(e)), plus (vii) intentionally omitted, plus (viii) all payments made by the Loan Parties on or after July 31, 2020 (other than such payments made from escrow accounts which were funded in connection with a Permitted Acquisition) related to the settlement of civil and regulatory matters, to the extent such amounts are not included in the calculation of Adjusted EBITDA.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Eurodollar Rate.

4812-0911-1547, v. 7

“Foreign Bank” means any Bank that is not a U.S. Person.
“FRB” means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.
“Funding Borrower” has the meaning set forth in Section 10.06(f).
“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, or any other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, including any supra-national bodies (such as the European Union or the European Central Bank).
“Guarantors” means Parent and each Restricted Subsidiary of a Loan Party (other than a Co-Borrower) which has executed a Guaranty Agreement.
“Guaranty Agreement” means (i) that certain Guaranty Agreement made by Parent in favor of the Agent for the ratable benefit of the Secured Parties and (ii) any other guaranty agreement executed from time to time by any Person in favor of the Agent in respect of any or all of the Obligations, as each may be amended, restated, supplemented or otherwise modified from time to time.
“Hedged Eligible Inventory” means natural gas owned by a Co-Borrower (a) which has been presold in a manner resulting in, or which at the time of delivery, will result in, a Qualified Account, or (b) which has been hedged by a NYMEX contract or an over-the-counter contract acceptable to Agent, which NYMEX contract is subject to a tri-party account control agreement with Agent and which natural gas, upon such purchase by a Co-Borrower, shall qualify as Eligible Inventory. Such Hedged Eligible Inventory shall be valued at current market (as referenced by a public source acceptable to the Agent in its sole discretion) net of any setoff, counterclaim or netting. Such Hedged Eligible Inventory shall not include “virtual storage”, “winter bundled sales” or future purchase commitments made during bid week prior to the physical delivery thereof.
“Honor Date” has the meaning specified in Subsection 3.03(b).
“IBA” has the meaning specified in Section 4.06.
“Increase Effective Date” has the meaning specified in Subsection 2.02(a)(iv).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

4812-0911-1547, v. 7

(b)all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)net obligations of such Person under any Swap Contract;
(d)all obligations of such Person to pay the deferred purchase price of property or services, including the outstanding principal under the Verde Note, the Verde Earnout to the extent due and payable, and payments under clause (b) of the Provider Earnout (excluding (i) “earnout” payments, “executive earnout” payments, and “earnout” payments under clause (a) of the Provider Earnout in connection with Permitted Acquisitions, (ii) trade accounts payable in the ordinary course of business that are not paid for more than 90 days after the date on which such trade account payable was due, and (iii) obligations that are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by any Co-Borrower);
(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)Capital Lease Obligations and Synthetic Lease Obligations;
(g)all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends or distributions; and
(h)all guaranties of such Person in respect of any of the foregoing, but only to the extent that any such guaranty does not guaranty the payment of amounts owed or which may be owed by a Co-Borrower or is not otherwise included as Indebtedness of a Co-Borrower.
For all purposes hereof, the Indebtedness of any Person shall (i) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless, and to the extent that, such Indebtedness is non-recourse to such Person, and (ii) exclude any loans from an insurance company or an insurance premium finance company to finance all or any portion of the premium on any insurance policy maintained by any Co-Borrower or any of its Restricted Subsidiaries, but only to the extent consistent with past practice. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Indebtedness attributable in respect thereof as of such date. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date if the Swap Termination Value shows that the Loan Parties on a Consolidated basis is the party owing such amount.
“Indemnified Taxes” means (a) all Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of any Obligor under any Loan Document and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.
“Indemnitee” has the meaning set forth in Section 10.05(a).

4812-0911-1547, v. 7

“Information” has the meaning set forth in Section 10.22(b).
“Insolvency Proceeding” means with respect to any Person (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangements in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.
“Intercreditor Agreement” means the Intercreditor Agreement dated as of May 19, 2017 among the Banks and the Loan Parties relating to the sharing of Collateral with and among the Swap Banks, as amended from time to time.
“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan or a Daily Eurodollar Rate Loan with an Interest Period of one day, the last day of each Interest Period applicable to such Loan except if the Interest Period for such Loan is longer than 90 days, then the 90th day after such Loan is made; (b) as to any Base Rate Loan, the later of (i) the 5th Business Day of each fiscal quarter, or (ii) the date of payment shown on the billing delivered to the Co-Borrowers by the Agent, but in no event later than the Expiration Date, and (c) as to any Daily Eurodollar Rate Loan with an Interest Period of one day, the earlier of (1) the last Business Day of the fiscal month and (ii) the Conversion/Continuation Date on which the Loan is converted into or continued as a Loan (other than a Daily Eurodollar Rate Loan with an Interest Period of one day).
“Interest Period” means, as to any Eurodollar Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a Eurodollar Rate Loan, and ending on the date that is one, three or six months or, in the case of Daily Eurodollar Rate Loans, one day, thereafter as selected by HoldCo in its Notice of Borrowing or Notice of Conversion/Continuation as the ending date thereof; provided, however, that:
(a)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the preceding Business Day;
(b)any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)no Interest Period shall extend beyond the scheduled Expiration Date.
“Interest Rate Contract” means any agreement entered into with any Swap Bank, whether or not in writing, relating to any single transaction that is an interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap, collar or other interest rate hedge arrangement. No Interest Rate Contract will be executed hereunder unless it is subject to the applicable ISDA Master Agreement or its equivalent (i.e., long-form confirmations).
“In-the-Money Positions” means the in-the-money marked-to-market value of forward positions from Co-Borrower’s forward book from (i) any Accounts of the Co-Borrowers which are Eligible Accounts (other than those Accounts which fail to meet the requirements of

4812-0911-1547, v. 7

subparagraph (h) in the definition of “Eligible Accounts,” which Accounts shall be included) and which are attributable to Product which has been contracted to be delivered to an account debtor and (ii) any open financial forward contracts not included in Approved Brokerage accounts, net of, in each case (on a counterparty by counterparty basis) remaining forward out-of-the-money positions, accounts payable and offsets and counterclaims of Co-Borrowers to such counterparty, as such amounts may be adjusted to account for the effective amount of posted cash and Letter of Credit support to such counterparty.
“IRS” means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.
“ISP” means “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issue” means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms “Issued,” “Issuing” and “Issuance” have corresponding meanings.
“Issuing Bank” means Rabobank and any of its Affiliates, BOKF, NA (d/b/a Bank of Texas) and any of its Affiliates, and any other Bank or any Affiliate of any Bank that has requested and has received Agent’s consent to Issue Letters of Credit hereunder, in such Bank’s or Affiliate’s capacity as an issuer of one or more Letters of Credit hereunder.
“Issuing Bank Sub-Limit” means, with respect to each Issuing Bank, the limit set opposite such Issuing Bank under the heading “Sub-Limit” in the table below or such other amount as may be agreed to in writing by the Co-Borrowers, the Agent and the applicable Issuing Bank:

Issuing Bank	Sub-Limit
Rabobank	$50,000,000
BOKF, NA (d/b/a Bank of Texas)	$30,000,000

“L/C Advance” means each Bank’s participation in any L/C Borrowing in accordance with its Pro Rata Share (or, if a Defaulting Bank exists, and without limitation to the obligations of such Defaulting Bank under this Agreement, with respect to each Non-Defaulting Bank, its Pro Rata Adjusted Percentage, if applicable).
“L/C Amendment Application” means an application form for amendment of outstanding Standby or Documentary Letters of Credit as shall at any time be in use at an Issuing Bank, as such Issuing Bank shall request.
“L/C Application” means an application form for Issuances of Standby or Documentary Letters of Credit as shall at any time be in use at an Issuing Bank, as such Issuing Bank shall request.

4812-0911-1547, v. 7

“L/C Borrowing” means an extension of credit under Article 3 resulting from a drawing under any Letter of Credit, which extension of credit shall not have been reimbursed on the date when made nor converted into a Borrowing of Loans under Section 3.03.
“L/C Caps” means the following sub-limit caps upon L/C Obligations under particular types of Letters of Credit Issued as follows:
(a)Documentary and Standby Letters of Credit issued for the purpose of financing the purchase of Product and Performance Standby Letters of Credit, in each case with terms of up to 90 days – $227,500,000 in the aggregate, subject to increase as set forth in Section 2.02(b)(ii) and decrease as set forth in Section 2.08.
(b)Documentary and Standby Letters of Credit issued for the purpose of financing the purchase of Product and Performance Standby Letters of Credit, in each case with terms of greater than 90 days and up to 365 days - $136,500,000 in the aggregate, subject to increase as set forth in Section 2.02(b)(ii) and decrease as set forth in Section 2.08.
Provided that, any Letters of Credit that do not match the terms stated above due to the inclusion of an automatic renewal provision shall be permitted as long as the maximum number of days required for notice of non-renewal is ninety (90) days for Performance Standby Letters of Credit, and sixty (60) days for all other types of Letters of Credit.
“L/C Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.
“L/C Obligations” means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, which will constitute an L/C Borrowing until reimbursed or converted into a Borrowing of Loans.
“L/C-Related Documents” means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including, but not limited to, any of the Issuing Bank’s standard form documents for letter of credit issuances.
“LDCs” means storage, transportation, and performance requirements to utility companies and/or local distribution companies.
“Letters of Credit” means any letters of credit (whether Standby Letters of Credit or Documentary Letters of Credit) issued by the Issuing Banks pursuant to Article 3.
“Letters of Credit Fee Rate” means the following percentages per annum:
(a)if the average daily Aggregate Amount during the most recently ended fiscal quarter was less than fifty percent (50%) of the average daily aggregate Commitments of the Banks in effect during such fiscal quarter, (i) two and one-quarter percent (2.25%) for Letters of Credit described in clause (a) under L/C Caps and (ii) two and one-half percent (2.50%) for Letters of Credit described in clause (b) under L/C Caps; and
(b)if the average daily Aggregate Amount during the most recently ended fiscal quarter was greater than or equal to fifty percent (50%) of the average daily aggregate Commitments of the Banks in effect during such fiscal quarter, (i) two and one-

4812-0911-1547, v. 7

half percent (2.50%) for Letters of Credit described in clause (a) under L/C Caps and (ii) two and three-quarters percent (2.75%) for Letters of Credit described in clause (b) under L/C Caps.
The Letter of Credit Fee Rate for any fiscal quarter shall be determined by the Agent based upon the average Aggregate Amount outstanding and the average aggregate Commitments of the Banks in effect, in each case, on each day during the fiscal quarter most recently ended, and any such determination shall be conclusive and binding absent manifest error. Any increase or decrease in the Letter of Credit Fee Rate resulting from a change in the average daily Aggregate Amount or aggregate Commitments of the Banks during any fiscal quarter shall become effective as of the first day of the subsequent fiscal quarter, as notified by the Agent to the Co-Borrowers. Notwithstanding the foregoing, the Letter of Credit Fee Rate shall be deemed to be the Letter of Credit Fee Rate described in clause (a) above from and after the Closing Date through and including the last day of the first full fiscal quarter ending after the Closing Date.
“Letters of Credit for Product Not Yet Delivered” shall mean an amount equal to the face amount of any Letter of Credit for the purchase of Product minus (i) the value (determined by means of a commercially reasonable method agreed to between Co-Borrowers and Agent) of accounts payable and any other costs and liabilities incurred by the Co-Borrowers for the purchase of Products related to such Letter of Credit by the Co-Borrowers under such Letters of Credit with respect to which title to such Products has passed to a Co-Borrower as of the date of calculation thereof and is included as part of the Co-Borrowers’ Eligible Inventory, minus (ii) any marked-to-market loss liability on any open forward contract or open over-the-counter transaction, minus (iii) any liability pertaining to an exchange payable, minus (iv) any other counterclaim that can be made against such Letter of Credit. The amounts resulting from such calculation shall be calculated solely with respect to the Co-Borrowers and shall not be duplicative of amounts included in the calculation of any other line item in the Borrowing Base Advance Cap for any reason.
“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or other encumbrance, lien (statutory or otherwise) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming any Co-Borrower as debtor, under the Uniform Commercial Code or any comparable law).
“Liquidity Premium” means a liquidity premium amount to be added to the interest rate for each Daily Eurodollar Rate Loan, to be determined by the Agent in its sole discretion for each such Borrowing on the first day of each Interest Period therefor.
“Loan” means an extension of credit by the Banks to the Co-Borrowers under Article 2 or Article 3, including Working Capital Loans and Acquisition Loans.
“Loan Documents” means this Agreement, the Notes, the Guaranty Agreement, the Security Documents, the Intercreditor Agreement, the L/C-Related Documents, each Subordination Agreement, if and when in effect, and all other documents delivered to the Banks (excluding Swap Contracts) in connection herewith, each as amended, modified or restated from time to time.
“Loan Party” means each Co-Borrower and each Guarantor.
“Lock Box” has the meaning specified in Subsection 7.08(a).

4812-0911-1547, v. 7

“Long Position” means for each Co-Borrower and any Subsidiary, (a) the aggregate number of MMBtus of natural gas which are either held in inventory by such Co-Borrower or such Subsidiary or which such Co-Borrower or such Subsidiary has contracted to purchase (whether by purchase of a contract on a commodities exchange or otherwise), or which such Co-Borrower or such Subsidiary will receive on exchange or under a swap contract including, without limitation, all option contracts representing the obligation of such Co-Borrower or such Subsidiary to purchase natural gas at the option of a third party, and in each case, for which a fixed purchase price has been set or (b) the aggregate number of megawatt hours of electricity, which such Co-Borrower or such Subsidiary has contracted to purchase (whether by purchase of a contract on a commodities exchange or otherwise), or which such Co-Borrower or such Subsidiary will receive on exchange or under a swap contract including, without limitation, all option contracts representing the obligation of such Co-Borrower or such Subsidiary to purchase electricity at the option of a third party, and in each case, for which a fixed purchase price has been set. Long Positions will be expressed as a positive number.
“Major Acquisition” means the acquisition by HoldCo of 100% of the outstanding Equity Interests of each Major Company pursuant to the Major Acquisition Documents.
“Major Acquisition Documents” means, collectively, each of the documents, instruments and agreements set forth on Annex D-2.
“Major Cash Installment Payments” means the cash installment payments to be made in accordance and as contemplated by Article 2 of the Major MIPA, which cash installment payments shall not exceed $15,000,000 in the aggregate or $5,000,000 annually.
“Major Companies” means Major, Electric, and Respond.
“Major Earnout” means, (a) the “earnout” payable pursuant to and as contemplated by Article 2 of the Major MIPA and (b) the “executive earnout” payable pursuant to and as contemplated by Article 2 of the Major MIPA, collectively, in an aggregate amount not to exceed (x) 27.27% of Major Companies’ Adjusted EBITDA (as defined in the Major MIPA) for fiscal year ended December 31, 2016, (y) 36.36% of Major Companies’ Adjusted EBITDA (as defined in the Major MIPA) for the fiscal year ended December 31, 2017, and (z) 36.36% of Major Companies’ Adjusted EBITDA (as defined in the Major MIPA) for the fiscal year ended December 31, 2018.
“Majority Banks” means, as of any date of determination, (a) other than as provided in clause (b), two or more Banks having more than 50% of Commitments or, if the Commitments of each Bank to make Loans and the obligation of the Issuing Banks to Issue Letters of Credit have been terminated pursuant to Section 8.02, two or more Banks holding in the aggregate more than 50% of the Effective Amount of all Loans and L/C Obligations (with the aggregate amount of each Bank’s risk participation and funded participation in L/C Obligations being deemed “held” by such Bank for purposes of this definition) and (b) at any time there is only one Bank, such Bank.
“Major MIPA” means the Membership Interest Purchase Agreement, dated May 3, 2016 among HoldCo, Parent, National Gas & Electric, LLC and Retailco.
“Major MIPA Payments” means (a) the payment of Major Cash Installment Payments by HoldCo or any other Loan Party, (b) the payment of the Major Earnout by HoldCo or any other Loan Party and (c) any other cash payments (other than cash payments of acquired net working capital) made by HoldCo or any other Loan Party pursuant to the Major MIPA as consideration for the Major Acquisition.

4812-0911-1547, v. 7

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the FRB.
“Marketable Securities” means (a) certificates of deposit issued by any bank with a Fitch rating of A or better, (b) commercial paper rated P-1, A-1 or F-1, (c) bankers acceptances rated Prime, or (d) U.S. Government obligations with tenors of 90 days or less.
“Master Service Agreement” means the Master Service Agreement dated January 1, 2016, among Holdco, Parent and Retailco Services, LLC.
“Material Adverse Effect” means (a) a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of the Loan Parties taken as a whole, (b) a material impairment of the ability of any Loan Party or the Loan Parties to perform under any Loan Document, or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document or the rights and remedies of the Agent, any Issuing Bank or the Banks thereunder.
“Maximum Borrower Liability” has the meaning set forth in Section 10.06(c).
“Maximum Rate” has the meaning set forth in Section 2.10(e).
“Minimum Shares” has the meaning set forth in Section 8.01(j).
“MIPA Payment Availability” means (a) the amount calculated under clause (b) of the Borrowing Base Advance Cap determined as of the Collateral Position Report most recently received by the Agent pursuant to Section 7.02(b) minus (b) the Effective Amount of the Working Capital Loans plus the Effective Amount of the Acquisition Loans plus the Effective Amount of all L/C Obligations.
“Multiemployer Plan” means any multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.
“Net Cash Proceeds” means the remainder of (a) the gross proceeds received by Parent or any of its Restricted Subsidiaries from (i) a Disposition, (ii) the issuance of Additional Debt, or (iii) the issuance of Equity Interests, other than Equity Interests issued in connection with a Cure Contribution, less (b) underwriter discounts and commissions, investment banking fees, legal, accounting and other professional fees and expenses, and other usual and customary transaction costs, in each case only to the extent paid or payable by Parent or any of its Restricted Subsidiaries in cash and related to such Disposition, Additional Debt issuance, or Equity Interest issuance.
“Net Position” means the sum of all Long Positions and Short Positions of each of the Co-Borrowers and their respective Subsidiaries.
“Net Position Report” means a report which details the Net Position of each of the Co-Borrowers and its Subsidiaries and includes each Co-Borrower’s certification that it is in compliance with Section 7.17 of this Agreement, substantially in the form attached hereto as Exhibit C, or in any other form acceptable to the Agent, which Net Position Report shall include, on a monthly basis, detailed information on volumetric positions with mark to market valuation on a dollar basis.

4812-0911-1547, v. 7

“New Bank Agreement” means a New Bank Agreement, substantially in the form of Exhibit H, among the Co-Borrowers, the Agent, and a new financial institution making a Commitment pursuant to Section 2.02 of this Agreement.
“New Co-Borrower Supplement” means the supplement to the Credit Agreement substantially in the form attached hereto as Exhibit L.
“Non-Defaulting Bank” means, at any time, each Bank that is not a Defaulting Bank at such time.
“Note” means a promissory note made by a Co-Borrower in favor of a Bank evidencing such Bank’s Commitment, substantially in the form of Exhibit B.
“Notice of Borrowing” means a request by the Co-Borrowers to the Agent for either a Borrowing of Loans or an Issuance of a Letter of Credit, each such notice to be in the appropriate form attached hereto as Exhibit A-1 or in any other form acceptable to the Agent.
“Notice of Conversion/Continuation” means a notice in substantially the form of Exhibit A-2.
“NuDevco Retail” means NuDevco Retail, LLC, a Delaware limited liability company.
“NYMEX” means the New York Mercantile Exchange.
“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, including, but not limited to, the obligation to reimburse L/C Obligations to an Issuing Bank, due or to become due, now existing or hereafter arising and, including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof or any proceeding under any debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (including, without limitation, Erroneous Payment Subrogation Rights), and (b) all indebtedness, liabilities and obligations owing by any Loan Party to any Swap Bank under a Swap Contract, whether due or to become due, absolute or contingent, or now existing or hereafter arising, including Swap Contracts in effect on the Closing Date (as such Swap Contracts may be amended from time to time); provided that (i) when any Swap Bank assigns or otherwise transfers any interest held by it under any Swap Contract to any other Person pursuant to the terms of such agreement, the obligations thereunder shall constitute Swap Obligations only if such assignee or transferee is also then a Bank or an Affiliate of a Bank and a party to the Intercreditor Agreement and (ii) if a Swap Bank ceases to be a Bank or an Affiliate of a Bank hereunder, obligations owing to such Swap Bank shall be included as Swap Obligations only to the extent such obligations arise from transactions under such individual Swap Contracts (and not the master agreement between such parties) entered into prior to the time such Swap Bank ceases to be a Bank or an Affiliate of a Bank hereunder, without giving effect to any extension, increases, or modifications thereof which are made after such Swap Bank ceases to be a Bank or an Affiliate of a Bank hereunder; provided further that, “Obligations” shall exclude any Excluded Swap Obligations. For purposes of determining the amount of the Loan Parties’ Swap Obligations, the amount of such Swap Obligation shall be an amount equal to the Close-Out Amount with respect to any Swap Contract.
“OFAC” has the meaning assigned to such term in the definition of “Sanctions”.

4812-0911-1547, v. 7

“Other Debtor Relief Law” has the meaning set forth in Section 10.06(c)(iii).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court, or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or registration of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 10.15).
“Participant” has the meaning specified in Section 10.07(e).
“Participant Register” has the meaning specified in Section 10.07(e).
“Payment in Full” means the termination of this Agreement, termination of all Swap Contracts with such Persons (other than Swap Contracts as to which arrangements satisfactory to the applicable counterparty in its sole discretion have been made), termination of all Letters of Credit (other than Letters of Credit as to which arrangements satisfactory to the applicable Issuing Bank in its sole discretion have been made), and the payment in full in cash of all outstanding Obligations.
“Payment Recipient” has the meaning specified in Section 9.15(a).
“PBGC” means the Pension Benefit Guaranty Corporation and any successor thereto.
“Performance Standby Letters of Credit” means Standby Letters of Credit securing performance obligations, transportation and storage obligations, performance requirements to LDCs, swap obligations or other obligations of the Co-Borrowers owing to pipeline and storage companies.
“Permitted Acquisitions” means (a) the acquisition of customer contracts for consideration equal to or greater than $4,000,000 for any single transaction, (b) the acquisition of 50% or more of the Equity Interest in another Person (such Person, the “Target”), or (c) the acquisition of any business, division or enterprise, or all or substantially all of the assets of a Target, provided that, in each case, (i) such acquisition is consistent with or complimentary to the lines of business presently conducted by the Co-Borrowers or in other business activities in the energy business related to such lines of business, (ii) before and immediately after giving effect to such acquisition no Default or Event of Default shall have occurred and be continuing, (iii) immediately after giving effect to such acquisition, the Loan Parties shall be in pro forma compliance with the financial covenants in Section 7.09, (iv) the Adjusted Purchase Price (excluding the portion of such purchase price consisting of the cash cost of acquired net working capital) for any such acquisition does not exceed $7,500,000 without the prior written consent of the Agent or $10,000,000 without the prior written consent of the Majority Banks; provided that, in the case of the Verde Acquisition, no such consent shall be required so long as any payments made by any Loan Party with respect thereto comply with Section 7.12(k); (v) intentionally omitted; (vi) the Acquisition Loans used to fund each Permitted Acquisition do not exceed the sum of (A) 75% of the Adjusted Purchase Price (excluding the portion of such purchase price

4812-0911-1547, v. 7

consisting of the cash cost of acquired net working capital) and (B) the Adjusted Purchase Price consisting of the cash cost of acquired net working capital, in each case, of the Permitted Acquisition to be financed by such Acquisition Loan; and (vii) (A) in the case of an acquisition of Equity Interests, the acquisition is structured so that the acquired Person becomes a Restricted Subsidiary of a Co-Borrower, and the Co-Borrowers comply with Section 7.23 with respect to such Person and (B) in the case of an acquisition of assets, such acquisition is structured so that a Loan Party acquires such assets.
“Permitted Liens” has the meaning specified in Section 7.10.
“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.
“Platform” has the meaning specified in Subsection 10.02(d).
“Pledge Agreement” means each pledge agreement listed on the Security Schedule and each other pledge agreement executed from time to time by any Person in favor of the Agent in respect of any or all of the Obligations, as each may be amended, restated, supplemented or otherwise modified from time to time.
“POR Agreement” means any agreement for billing services and for the assignment of accounts receivables between a Co-Borrower and a third party as may be approved by the Agent from time to time in its sole discretion, including those POR Agreements in effect as of the Closing Date as set forth in Schedule 1.01(a).
“POR Collateral” means accounts receivable assigned by a Co-Borrower pursuant to a POR Agreement.
“Prime Rate” means the rate of interest per annum published in the Wall Street Journal as the U.S. dollar “prime rate” for such day and if the Wall Street Journal does not publish such rate on such day then such rate as most recently published prior to such day.
“Product” means natural gas and electricity.
“Pro Rata Adjusted Percentage” means, at any time that one or more Banks qualifies as a Defaulting Bank hereunder, with respect to each Non-Defaulting Bank, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank’s Commitments divided by the aggregate Commitments (excluding the Commitments of all Defaulting Banks); provided that the application of the Pro Rata Adjusted Percentage shall in no event result in a Non-Defaulting Bank being obligated to extend credit in an amount in excess of its Commitments, and no adjustment to a Non-Defaulting Bank’s Commitments shall arise from such Non-Defaulting Bank’s agreement herein to fund in accordance with its Pro Rata Adjusted Percentage.
“Pro Rata Share” means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank’s Credit Percentage.
“Provider Acquisition” means the acquisition by HoldCo of 100% of the outstanding Equity Interests of each Provider Company pursuant to the Provider Acquisition Documents.
“Provider Acquisition Documents” means, collectively, means, collectively, each of the documents, instruments and agreements set forth on Annex D-1.

4812-0911-1547, v. 7

“Provider Companies” means Maine, NH and Mass.
“Provider Earnout” means the (a) “earnout” payable pursuant to the Provider MIPA in an aggregate amount not to exceed $4,000,000 and (b) any minimum required payment pursuant to Section 2.2(c) of the Provider MIPA in an aggregate amount not to exceed $5,000,000.
“Provider MIPA” means the Membership Interest Purchase Agreement, dated May 3, 2016, among HoldCo, Provider Power, LLC, Parent and Kevin B. Dean and Emile L. Clavet.
“Provider MIPA Payments” means (a) the payment of the Provider Earnout by HoldCo or any other Loan Party and (b) any other cash payments (other than cash payments of acquired net working capital) made by HoldCo or any other Loan Party pursuant to the Provider MIPA as consideration for the Provider Acquisition.
“Qualified Accounts” means receivables under contracts which upon performance by the applicable Co-Borrower will become Eligible Accounts of such Co-Borrower.
“Qualified ECP Guarantor” means, in respect of any CEA Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such CEA Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Rabobank” means Coöperatieve Rabobank U.A., New York Branch.
“REC Compliance Obligations” means, with respect to any Co-Borrower and as of any date, in any state with a “Renewable Portfolio Standard Program”, the Renewable Energy Certificates (expressed in units) that such Co-Borrower will be required to retire in order to meet its compliance obligations under the “Renewable Portfolio Standard Program” in such state.
“REC Market Value” means the market value of Renewable Energy Certificates, based on a pricing methodology reasonably acceptable to the Agent, provided, that the quantity of Eligible RECs (for which the REC Market Value shall be calculated) shall be calculated at the lower of the quantity shown in the books and records of the applicable Co-Borrower and the quantity shown in the applicable state or regional Renewable Energy Certificates tracking system and in the case of a manifest error in the applicable state or regional Renewable Energy Certificates tracking system, Eligible RECs shall be calculated based on the quantity shown in the books and records of the applicable Co-Borrower.
“Recipient” means (i) any Bank, (ii) the Agent, and (iii) any Issuing Bank, as applicable.
“Register” has the meaning specified in Section 10.07(d).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, attorneys-in-fact, and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or

4812-0911-1547, v. 7

convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Renewable Energy Certificates” means renewable energy certificates, renewable energy credits, green tags, renewable electricity certificates or tradable renewable certificates that, in each case, represent evidence that one megawatt-hour of electricity was generated from an eligible renewable energy source in a state in which a “Renewable Portfolio Standard Program” has been implemented, and which are valid for the purpose of satisfying the compliance requirements imposed by such “Renewable Portfolio Standard Program.
“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject but excluding any such determination of an arbitrator or Governmental Authority that is being appealed or is being validly challenged in good faith by such Person.
“Reserves” means reserves for any warehouse, bailee or storage charges or rent where inventory is located in an amount not less than an amount necessary to pay all such charges or rents for three months.
“Residential Customer Equivalent” or “RCE” means a natural gas customer with a standard consumption of 100 MMBtus per year or an electricity customer with a standard consumption of 10 MWhs per year.
“Resignation Effective Date” has the meaning set forth in Section 9.06(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means (a) with respect to any Person that is a corporation, the officers of such Person listed on the Responsible Officer List provided by the Loan Parties to the Agent from time to time, (b) with respect to any Person that is a limited liability company, if such Person has officers, then the officers of such Person listed on the Responsible Officer List provided by the Loan Parties to the Agent from time to time, and if such Person is managed by members, then a Responsible Officer of such Person’s managing member, and if such Person is managed by managers, then a manager (if such manager is an individual) or a Responsible Officer of such manager (if such manager is an entity), and (c) with respect to any Person that is a general partnership, limited partnership or a limited liability partnership, the Responsible Officer of such Person’s general partner or partners.
“Responsible Officer List” means the list of Responsible Officers provided by the Loan Parties to the Agent from time to time.
“Restricted Subsidiary” means each Subsidiary of Parent other than an Unrestricted Subsidiary.
“Retailco” means Retailco, LLC, a Texas limited liability company.
“Risk Management and Credit Policy” means the energy commodity risk management policy of Co-Borrowers, as such policy may be amended from time to time pursuant to Section 7.25.
“Sanctioned Person” has the meaning assigned to such term in Section 6.22(b).

4812-0911-1547, v. 7

“Sanctions” means any sanctions administered by or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Netherlands, or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission.
“Second Amendment Effective Date” means July 17, 2018.
“Secured Parties” means the Agent, each Issuing Bank, each Bank, and each Swap Bank.
“Security Agreement” means that certain Security Agreement among the Co-Borrowers, the Guarantors and Rabobank, as Agent, dated as of May 19, 2017, for the ratable benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.
“Security Documents” means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, assignments, deposit instruments, guarantees, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Co-Borrower to the Agent for the ratable benefit of the Banks and the Swap Banks in connection with this Agreement or any transaction contemplated hereby to secure the payment of any part of the Obligations or the performance of any Co-Borrower’s other duties and obligations under the Loan Documents.
“Security Schedule” means Annex A hereto.
“Senior Secured Leverage Ratio” means, as of any date, the ratio of (a) all Indebtedness of the Loan Parties on a Consolidated basis that is secured by a Lien on any Property of any Loan Party, as of such date (including the Effective Amount of all Loans then outstanding but excluding L/C Obligations and, for avoidance of doubt, Subordinate Debt permitted by Section 7.13(c)) to (b) Adjusted EBITDA for the most recent twelve (12) month period then ended.
“Sharing Event” shall have the meaning ascribed to it in the Intercreditor Agreement.
“Short Position” means for each Co-Borrower and any Subsidiary, (a) the aggregate number of MMBtus of natural gas which such Co-Borrower or such Subsidiary has contracted to sell (whether by sale of a contract on a commodities exchange or otherwise) or deliver on exchange or under a swap contract, including, without limitation, all option contracts representing the obligation of such Co-Borrower or such Subsidiary to sell natural gas at the option of a third party and in each case for which a fixed sales price has been set or (b) the aggregate number of megawatt hours of electricity which such Co-Borrower or such Subsidiary has contracted to sell (whether by sale of a contract on a commodities exchange or otherwise) or deliver on exchange or a swap contract, including, without limitation, all option contracts representing the obligation of such Co-Borrower or such Subsidiary to sell electricity at the option of a third party and in each case for which a fixed sales price has been set. Short Positions will be expressed as a negative number.
“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve

4812-0911-1547, v. 7

Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified by the administrator of the secured overnight financing rate from time to time).
“Subordinated Debt” means unsecured Indebtedness of the Co-Borrowers owed to an Affiliate of the Co-Borrowers (other than Parent and its Restricted Subsidiaries) (a) no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date that is six (6) months after the Expiration Date, (b) the terms and provisions of which are otherwise reasonably satisfactory to the Agent and (c) that has been subordinated to the Obligations in right and time of payment pursuant to the Subordination Agreement.
“Subordination Agreement” means a subordination agreement in substantially the same form as Exhibit M hereto with such changes as the Agent deems appropriate, or otherwise in form and substance acceptable to the Agent and the Majority Banks, among the Co-Borrowers, the owner and holder of the Subordinated Debt and the Agent.
“Subsidiary” of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. For purposes of this Agreement and each other Loan Document, HoldCo and its Subsidiaries shall constitute Subsidiaries of Parent. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of any of the Loan Parties.
“Swap Banks” means any Person that, at the time it enters into a Swap Contract with a Co-Borrower permitted under Article 7, is a Bank or an Affiliate of a Bank and is a party to the Intercreditor Agreement, in its capacity as a party to such Swap Contract.
“Swap Contract” means any agreement entered into with any Swap Bank, whether or not in writing, relating to any single transaction that is a rate swap, a basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, currency option or any other similar transaction (including any transaction involving physical delivery and any option to enter into any of the foregoing) or any combination of the foregoing and, unless the context clearly requires, any master agreement relating to or governing any or all of the foregoing. No Swap Contract will be executed hereunder unless it is subject to the applicable ISDA Master Agreement or its equivalent (i.e., long-form confirmations). For the avoidance of doubt, the term “Swap Contract” shall include Interest Rate Contracts.
“Swap Obligations” means the obligations referred to in clause (b) of the definition of Obligations.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Bank or any Affiliate of a Bank).

4812-0911-1547, v. 7

“Synthetic Lease Obligation” means the monetary obligation of a Person under a so-called synthetic, off-balance sheet or tax retention lease.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees, or other charges imposed by any Governmental Authority, including any interest, additions to tax, or penalties applicable thereto.
“Tax Receivable Agreement” means the Tax Receivable Agreement dated as of August 1, 2014, among Parent, HoldCo, Retailco, and NuDevco Retail.
“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Term SOFR Adjustment” means, 0.11448% (11.448 basis points) for an Available Tenor of one month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve months’ duration.
“Term SOFR Notice” means a notification the Agent to the Banks and the Co-Borrowers of the occurrence of a Term SOFR Transition Event.
“Term SOFR Transition Event Effective Date” means, with respect to a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Banks and the Co-Borrowers pursuant to clause (iii) of Section 4.06.
“Term SOFR Transition Event” means the determination by the Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Agent in its sole discretion, and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 4.06 that is not Term SOFR.
“Tier I Account” means an Eligible Account with a Tier I Account Party.
“Tier I Account Party” means an Account Debtor which is (a) of the type listed as a Tier I Account Party on the Credit Limit Annex, or (b) approved by the Agent as a Tier I Account Party.
“Tier I Unbilled Qualified Account” means Unbilled Qualified Accounts with a Tier I Account Party.
“Tier II Account” means an Eligible Account with a Tier II Account Party.
“Tier II Account Party” means an Account Debtor which is (a) of the type listed on the Credit Limit Annex as a Tier II Account Party or (b) approved by the Agent as a Tier II Account Party.
“Tier II Unbilled Qualified Account” means Unbilled Qualified Accounts with a Tier II Account Party.
“Title IV Plan” means a pension plan (as defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, other than a Multiemployer Plan, and that is sponsored, maintained or contributed to by any ERISA Affiliate,

4812-0911-1547, v. 7

or with respect to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.
“Total Available Commitments” means, at any time, the aggregate Commitments of the Banks minus the aggregate Commitments of all Defaulting Banks at such time.
“Type” means a Base Rate Loan or a Eurodollar Rate Loan.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unbilled Qualified Accounts” means Eligible Accounts, based upon the value of underlying sales contracts, of the Co-Borrowers for Product which have been delivered to an account debtor and which would be Eligible Accounts but for the fact that such Accounts have not actually been invoiced at such time.
“United States” and “U.S.” each means the United States of America.
“Unrestricted Subsidiary” means any Subsidiary of a Co-Borrower formed or acquired after the Closing Date that is designated by the Co-Borrowers, with the written consent of the Agent and Majority Banks, as an Unrestricted Subsidiary. As of the Closing Date, there are no Unrestricted Subsidiaries.
“Unused Commitment” means, with respect to each Bank at any time, the sum of such Bank’s Commitment at such time minus such Bank’s Credit Exposure at such time.
“USA Patriot Act” has the meaning assigned to such term in the definition of “Anti-Terrorism Laws”.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 4.01(f)(ii)(2)(iii).
“Verde Acquisition” means the acquisition by CenStar of 100% of the outstanding Equity Interests of each Verde Company pursuant to the Verde MIPA for consideration consisting of (i) cash consideration payable at closing of approximately $65,000,000 (including payments attributable to estimated closing date working capital), (ii) the Verde Earnout and (iii) the issuance of the Verde Note.
“Verde Acquisition Documents” means, collectively, means, collectively, each of the documents, instruments and agreements set forth on Annex D-3 and all other material acquisition documents.
“Verde Companies” means Verde Energy USA, Inc., a Delaware corporation, Verde Energy USA Commodities, LLC, a Delaware limited liability company, Verde Energy

4812-0911-1547, v. 7

USA Connecticut, LLC, a Delaware limited liability company, Verde Energy USA DC, LLC, a Delaware limited liability company, Verde Energy USA Illinois, LLC, a Delaware limited liability company, Verde Energy USA Maryland, LLC, a Delaware limited liability company, Verde Energy USA Massachusetts, LLC, a Delaware limited liability company, Verde Energy USA New Jersey, LLC, a Delaware limited liability company, Verde Energy USA New York, LLC, a Delaware limited liability company, Verde Energy USA Ohio, LLC, a Delaware limited liability company, Verde Energy USA Pennsylvania, LLC, a Delaware limited liability company, Verde Energy USA Texas Holdings, LLC, a Delaware limited liability company, Verde Energy USA Trading, LLC, a Delaware limited liability company, Verde Energy USA Texas, LLC, a Texas limited liability company and Verde Energy Solutions, LLC a Delaware limited liability company.
“Verde Earnout” means, collectively, the Earnout Payments (as defined in the Verde MIPA).
“Verde MIPA” means the Membership Interest Purchase Agreement, dated May 5, 2017, among CenStar, as buyer, Parent, as guarantor, and Verde Seller, as seller.
“Verde MIPA Payments” means (a) the payment of all or any portion of the Verde Earnout by CenStar or any other Loan Party, (b) the payment of principal and interest under the Verde Note in accordance with the terms thereof, and (c) any other cash payments (other than cash payments of acquired net working capital) made by CenStar or any other Loan Party pursuant to the Verde MIPA as consideration for the Verde Acquisition.
“Verde Note” means that certain promissory note made by CenStar to Verde Seller in the principal amount of $20,000,000. The Verde Note is the “Buyer Note” referred to, and defined in, the Verde MIPA.
“Verde Seller” means Verde Energy USA Holdings, LLC, a Delaware limited liability company.
“Withdrawal Liability” means, at any time, any liability incurred (whether or not assessed) by any ERISA Affiliate and not yet satisfied or paid in full at such time with respect to any Multiemployer Plan pursuant to Section 4201 of ERISA.
“Working Capital Advance Cap” means $227,500,000, as such amount may be increased pursuant to Section 2.02(b) or reduced as otherwise set forth in this Agreement.
“Working Capital Loans” shall have the meaning set forth in Section 2.01(a).
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

4812-0911-1547, v. 7

1.02Other Interpretive Provisions.
(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(c)    The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however, evidenced.
(ii)The term “including” is not limiting and means “including without limitation.”
(iii)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”
(d)Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.
(e)The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.
(f)This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms but only for the specific purposes for which they apply.
(g)This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Banks and the Co-Borrowers, and are the products of all parties. Accordingly, they shall not be construed against any of the parties merely because of such parties’ involvement in their preparation.
1.03Accounting Principles.
(a)Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made in accordance with GAAP consistently applied.
(b)References herein to “fiscal year” and “fiscal quarter” refer to such fiscal periods of each of the Loan Parties.

4812-0911-1547, v. 7

(c)If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either a Loan Party or the Majority Banks shall so request, the Agent, the Banks and the Loan Parties shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Banks); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Loan Parties shall provide to the Agent and the Banks financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the financial statements referred to in Section 6.11(a) for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
1.04Pro Forma Compliance Determination. “Pro forma compliance” determination as to any transaction shall be calculated after giving effect to such transaction with (a) Indebtedness to include any Indebtedness incurred and outstanding since the last day of the most recent fiscal month for which financial statements are available, (ii) Adjusted EBITDA being calculated based on the most recently ended trailing twelve month period for which financial statement are available, and (iii) clause (b) of the Fixed Charge Coverage Ratio being calculated as of the most recently ended trailing twelve month period for which financial statement are available.
1.05Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
Article 2
THE CREDITS
2.01Loans.
(a)Working Capital Loans. Subject to the terms and conditions set forth herein, each Bank severally agrees to make loans (each such loan, a “Working Capital Loan”) to the Co-Borrowers from time to time, on any Business Day during the Availability Period, the proceeds of which shall be used solely for a purpose set forth in Section 7.07(a), in an aggregate principal amount outstanding not at any time to exceed the Working Capital Advance Cap; provided, however, that after giving effect to any Borrowing:
(i)the Effective Amount of all Loans and all L/C Obligations shall not exceed the aggregate Commitments of the Banks or, if a Defaulting Bank exists hereunder, the Total Available Commitments,
(ii)the Effective Amount of all Loans and all L/C Obligations shall not exceed the Borrowing Base Advance Cap determined as of the date of such request on the basis of the Collateral Position

4812-0911-1547, v. 7

Report most recently received by the Agent pursuant to Section 7.02(b) two (2) Business Days prior to the date on which the requested Working Capital Loans are to be made, and
(iii)the aggregate Effective Amount of all Loans of each Bank, plus such Bank’s Credit Percentage of the Effective Amount of all L/C Obligations shall not exceed such Bank’s Commitment.
Within the limits of each Bank’s Commitment, and subject to the other terms and conditions hereof, the Co-Borrowers’ ability to obtain Working Capital Loans shall be fully revolving, and accordingly the Co-Borrowers may borrow under this Section 2.01(a), prepay under Section 2.06, and re-borrow under this Section 2.01(a). Working Capital Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
(b)Acquisition Loans. Subject to the terms and conditions set forth herein, each Bank severally agrees to make loans (each such loan, an “Acquisition Loan”) to the Co-Borrowers from time to time, on any Business Day during the Availability Period, the proceeds of which shall be used solely for a purpose set forth in Section 7.07(b), in an aggregate principal amount outstanding not at any time to exceed the Acquisition Advance Cap; provided, however, that after giving effect to any Borrowing:
(i)the Effective Amount of all Loans and all L/C Obligations shall not exceed the aggregate Commitments of the Banks or, if a Defaulting Bank exists hereunder, the Total Available Commitments;
(ii)the Effective Amount of all Loans and all L/C Obligations shall not exceed the Borrowing Base Advance Cap determined as of the date of such request on the basis of the Collateral Position Report most recently received by the Agent pursuant to Section 7.02(b) two (2) Business Days prior to the date on which the requested Acquisition Loans are to be made;
(iii)the aggregate Effective Amount of all Loans of each Bank, plus such Bank’s Credit Percentage of the Effective Amount of all L/C Obligations shall not exceed such Bank’s Commitment; and
(iv)the aggregate Effective Amount of all Acquisition Loans of each Bank shall not exceed such Bank’s Credit Percentage of the Acquisition Advance Cap.
Within the limits of each Bank’s Commitment, and subject to the other terms and conditions hereof, the Co-Borrowers’ ability to obtain Acquisition Loans shall be fully revolving, and accordingly the Co-Borrowers may borrow under this Section 2.01(b), prepay under Section 2.06, and re-borrow under this Section 2.01(b). Acquisition Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
2.02Increase in Commitments.
(a)Increase in Commitments.
(i)Subject to the conditions set forth in clauses (ii) and (iii) of this Section 2.02(a), the Co-Borrowers may request that the amount of the aggregate Commitments be increased one or more times,

4812-0911-1547, v. 7

in each case in a minimum amount of $2,500,000 or in integral multiples of $2,500,000 in excess thereof; provided that the aggregate Commitments after any such increase may not exceed $250,000,000.
(ii)Each such increase shall be effective only upon the following conditions being satisfied: (A) no Default or Event of Default has occurred and is continuing at the time thereof or would be caused thereby, (B) immediately before and after giving effect to such increase, the Loan Parties shall be in pro forma compliance with the financial covenants in Section 7.09, together with calculations and any supporting documentation demonstrating such pro forma compliance in form and substance reasonably satisfactory to the Agent, (C) either the Banks having Commitments hereunder at the time the increase is requested agree to increase their Commitments in their sole discretion in the amount of the requested increase or other financial institutions agree to make a Commitment in the amount of the difference between the amount of the increase requested by the Co-Borrowers and the amount by which some or all of the Banks having Commitments hereunder at the time the increase is requested agree to increase their Commitments, (D) such increase shall be subject to the approval of the Agent and the Issuing Banks, which consent shall not be unreasonably withheld, conditioned or delayed, (E) such Banks and other financial institutions, if any, shall have executed and delivered to the Agent a Commitment Increase Agreement or a New Bank Agreement, as applicable, and (F) the Co-Borrowers shall have delivered such evidence of authority for the increase (including without limitation, certified resolutions of the applicable managers and/or members of the Co-Borrowers authorizing such increase) as the Agent may reasonably request.
(iii)Each financing institution to be added to this Agreement as described in Section 2.02(a)(ii)(C) above shall execute and deliver to the Agent a New Bank Agreement, pursuant to which it becomes a party to this Agreement. Each Bank agreeing to increase its Commitment as described in Section 2.02(a)(ii)(C) shall execute and deliver to the Agent a Commitment Increase Agreement pursuant to which it increases its Commitment hereunder. In addition, to the extent required by the applicable Bank, a Responsible Officer shall execute and deliver to the Agent, for each Bank being added to this Agreement, a Note payable to such new Bank in the principal amount of the Commitment of such Bank, and for each Bank increasing its Commitment, a Note (replacement Note, if applicable) payable to such Bank, in the principal amount of the increased Commitment of such Bank. Each such Note shall be dated the effective date of the pertinent New Bank Agreement or Commitment Increase Agreement. In the event a replacement Note is issued to a Bank, such Bank shall mark the original note as “REPLACED” and shall return such original Note to the Co-Borrowers. Upon execution and delivery to the Agent of the Note (if required by the applicable Bank) and the execution by

4812-0911-1547, v. 7

the Agent of the relevant New Bank Agreement or Commitment Increase Agreement, as the case may be, such new financing institution shall constitute a “Bank” hereunder with a Commitment as specified therein, or such existing Bank’s Commitment shall increase as specified therein, as the case may be, and the Agent shall notify the Co-Borrowers and all Banks of such additions or increases, and the final allocations thereof, and provide a revised Schedule 2.01 reflecting such additions or increases together with a schedule showing the revised Working Capital Advance Cap and L/C Cap as increased pursuant to Section 2.02(b) below.
(iv)Notwithstanding anything to the contrary in this Section 2.02(a), the Banks having Commitments hereunder at the time any such increase is requested shall have the first right, but shall not be obligated, to participate in such increase by agreeing to increase their respective Commitments by their Credit Percentage to the extent of such increase. The Agent shall not, and shall not be obligated to, permit any financial institutions that do not have, at that time, Commitments hereunder to make commitments for portions of the requested increase not assumed by the Banks having Commitments hereunder until each of such Banks have agreed to increase their Commitments or declined to do so. To facilitate the Banks’ right of first refusal, HoldCo shall, by written notice to the Agent (which shall promptly deliver a copy to each Bank) given not less than 15 days prior to the requested effective date of the increase in Commitments (the “Increase Effective Date”), request that the Banks increase their Commitments. Each Bank shall, by notice to HoldCo and the Agent given not later than 15 days following receipt of HoldCo’s request, advise HoldCo whether or not it will increase its Commitment as of the Increase Effective Date. Any Bank that has not so advised HoldCo and the Agent by such day shall be deemed to have declined to agree to such increase in its Commitment. The decision to increase its Commitment hereunder shall be at the sole discretion of each Bank.
(v)If, after giving effect to any increase under this Section 2.02(a), the outstanding Working Capital Loans would not be held pro rata in accordance with the new Commitments, the Banks (including, without limitation, any new Bank) shall, on the effective date of the applicable increase, make advances among themselves so that after giving effect thereto the Working Capital Loans will be held by the Banks (including, without limitation, any new Banks), on a pro rata basis in accordance with their respective Commitments hereunder (after giving effect to the applicable increase). Each Bank agrees to wire immediately available funds to the Agent in accordance with this Agreement as may be required by Agent in connection with the foregoing. Upon the effective date of each increase under this Section 2.02(a), the Commitments of the Banks shall reflect the changes contemplated under the applicable New Bank Agreement and/or Commitment Increase Agreement without any further action or consent of any party, and each Bank hereby agrees to the

4812-0911-1547, v. 7

reallocation of the Commitments as necessary (but, for the avoidance of doubt, not any change in such Bank’s Commitment unless otherwise agreed in writing) such that after giving effect thereto, all Banks shall hold Working Capital Loans in their respective Pro Rata Shares (after giving effect to the applicable increase).
(b)Increase in Working Capital Advance Cap and L/C Cap.
(i)The Working Capital Advance Cap shall increase on a dollar-for-dollar basis corresponding to the amount of each increase in the Commitments pursuant to clause (a) above; provided that, in no event shall the Working Capital Advance Cap exceed $250,000,000.
(ii)In connection with any such increase in Commitments under clause (a) above, (A) clause (a) of the L/C Cap shall be increased on a dollar-for-dollar basis in an amount equal to such increase; provided that, in no event shall clause (a) of the L/C Cap exceed $250,000,000, and (B) clause (b) of the L/C Cap shall be increased in an amount equal to 60% of such increase; provided that, in no event shall clause (b) of the L/C Cap exceed $150,000,000.
2.03Loan Accounts. The Loans and Letters of Credit Issued may be evidenced by Notes (upon request of any Bank at any time) and loan accounts. Each Bank may endorse on the schedules annexed to its Note the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Co-Borrowers with respect thereto. Each Bank is irrevocably authorized by the Co-Borrowers to endorse its Note and records and such Bank’s records shall be conclusive absent manifest error; provided, however, that the failure of any Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the Obligations of the Co-Borrowers hereunder or under such Note to such Bank.
2.04Procedure for Borrowing.
(a)Each Borrowing of Loans consisting only of Base Rate Loans shall be made upon the Co-Borrowers’ irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing, which notice must be received by Agent prior to 1:00 p.m. (New York City time) on the Borrowing Date specifying the amount of the Borrowing. Each Borrowing of Loans that includes any Eurodollar Rate Loans (other than Daily Eurodollar Rate Loans) shall be made upon the Co-Borrowers’ irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by Agent prior to 1:00 p.m. (New York City time) three (3) Business Days prior to the requested Borrowing Date), specifying the amount of the Borrowing. Each Borrowing of Loans consisting only of Daily Eurodollar Rate Loans shall be made upon the Co-Borrowers’ irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing, which notice must be received by Agent prior to 12:00 p.m. (New York City time) on the Borrowing Date specifying the amount of the Borrowing Each such Notice of Borrowing shall be submitted by HoldCo by electronic transfer or facsimile, confirmed immediately in an original writing and shall specify (i) the Type of Loan requested, (ii) the aggregate amount of the requested Loan, (iii) the date of such Borrowing, which shall be a Business Day, (iv) whether such Borrowing is to be a Base Rate Loan or a Eurodollar Rate Loan, (v) in the case of a Eurodollar Rate Loan (including

4812-0911-1547, v. 7

Daily Eurodollar Rate Loans), the initial Interest Period to be applicable thereto (including specifying the duration of such Interest Period and the last day of such Interest Period), which shall be a period contemplated by the definition of “Interest Period”, (vi) the location and number of a Co-Borrower’s or Co-Borrowers’ account, (vii) whether such Loan is a Working Capital Loan or an Acquisition Loan and (viii) the Co-Borrower(s) for whom such Loan is requested. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Loan. If no Interest Period is specified with respect to any requested Eurodollar Rate Loan (other than Daily Eurodollar Rate Loans), then the Co-Borrowers shall be deemed to have selected an Interest Period of one month’s duration. If no Interest Period is specified with respect to any requested Daily Eurodollar Rate Loan, then the Co-Borrowers shall be deemed to have selected an Interest Period of one month’s duration. Each requested Eurodollar Rate Loan must, (x) in the case of Working Capital Loans, be in a principal amount of at least $2,000,000 and any multiple of $1,000,000 in excess thereof and (y) in the case of Acquisition Loans, be in a principal amount of at least $1,000,000 and any multiple of $100,000 in excess thereof.
(b)Following receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the amount of its Credit Percentage of the requested Loans.
(c)Each Bank will make the amount of its Pro Rata Share of such Borrowing available to Agent for the account of the Co-Borrowers at Agent’s Payment Office by 3:00 p.m. (New York City time) on the Borrowing Date requested by the Co-Borrowers in funds immediately available to Agent. The proceeds of all such Loans will then be made available to the Co-Borrowers by the Agent by crediting the Bank Blocked Account designated by HoldCo with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.
2.05Conversion and Continuation Elections.
(a)The Co-Borrowers may, upon irrevocable written notice to Agent in accordance with Subsection 2.05(b):
(i)elect, as of any Business Day, in the case of Base Rate Loans, as of the last day of the applicable Interest Period, in the case of any Eurodollar Rate Loan, to convert any such Loans into Loans of any other Type (provided, however, the principal amount of each Eurodollar Rate Loan and Daily Eurodollar Rate Loan must be at least $2,000,000); or
(ii)elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (provided, however, the principal amount of each Eurodollar Rate Loan must be at least $2,000,000);
provided, however, that if at any time the aggregate amount of Eurodollar Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof, to a principal amount that is less than $2,000,000, such Eurodollar Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Co-Borrowers to continue such Loans as, and convert such Loans into, Eurodollar Rate Loans shall terminate.
(b)HoldCo shall deliver a Notice of Conversion/Continuation to be received by Agent not later than 1:00 p.m. (New York City time) on the Conversion/Continuation Date if the Loans are to be converted into Base Rate Loans; three (3) Business Day in

4812-0911-1547, v. 7

advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Eurodollar Rate Loans (other than Daily Eurodollar Rate Loans); not later than 12:00 p.m. (New York City time) on the Conversion/Continuation Date if the Loans are to be converted into Daily Eurodollar Rate Loans, specifying:
(i)the proposed Conversion/Continuation Date;
(ii)the aggregate amount of Loans to be converted or continued;
(iii)the Type of Loans resulting from the proposed conversion or continuation; and
(iv)if the resulting Borrowing is a Eurodollar Rate Loan, the duration of the requested Interest Period. If any such Interest Election Request requests a Eurodollar Borrowing (other than Daily Eurodollar Rate Loans) but does not specify an Interest Period, then the Co-Borrowers shall be deemed to have selected an Interest Period of one month’s duration. If any such Interest Election Request requests a Daily Eurodollar Rate Loan but does not specify an Interest Period, then the Co-Borrowers shall be deemed to have selected an Interest Period of one month’s duration.
(c)If upon the expiration of any Interest Period applicable to Eurodollar Rate Loans, the Co-Borrowers have failed to timely select a new Interest Period to be applicable to its Eurodollar Rate Loans, or if any Default or Event of Default then exists, the Co-Borrowers shall be deemed to have elected to convert such Eurodollar Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.
(d)Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Co-Borrowers, Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans, with respect to which the notice was given, held by each Bank. Agent will promptly notify, in writing, each Bank of the amount of such Bank’s applicable percentage of that Conversion/Continuation.
(e)Unless the Majority Banks otherwise agree, during the existence of a Default or Event of Default, (i) no outstanding Loan may be converted to or continued as a Eurodollar Rate Loan and (ii) unless repaid, each Eurodollar Rate Loan shall be converted to a Base Rate Loan at the end of the Interest Period applicable thereto.
(f)After giving effect to any Borrowing, conversion or continuation of Loans, there may not be more than 10 Interest Periods in effect.
2.06Optional Prepayments. The Co-Borrowers may, at any time or from time to time, upon HoldCo’s irrevocable written notice to Agent received prior to 12:00 p.m. (New York City time) on the date of prepayment, prepay Loans in whole or in part, without premium or penalty. Each such notice shall specify whether such prepayment relates to Acquisition Loans or Working Capital Loans. The Agent will promptly notify each Bank of its receipt of any such prepayment, and of such Bank’s applicable percentage of such prepayment (which share may be affected by the allocation rules set forth in Section 2.17 with respect to Defaulting Banks).

4812-0911-1547, v. 7

2.07Mandatory Prepayments of Loans.
(a)If on any date the Effective Amount of Working Capital Loans then outstanding exceeds the amount of such Working Capital Advance Cap, the Co-Borrowers shall within three Business Days, and without notice or demand, prepay the outstanding principal amount of the Working Capital Loans by an amount equal to the applicable excess, such payments to be applied pro rata.
(b)If on any date the Effective Amount of all Acquisition Loans then outstanding exceeds the Acquisition Advance Cap, the Co-Borrowers shall immediately, and without notice or demand, prepay the outstanding principal amount of the Acquisition Loans by an amount equal to the applicable excess, such payments to be applied pro rata.
(c)If on any date any L/C Obligations relating to a type of Letter of Credit described herein exceeds the applicable L/C Cap, the Co-Borrowers shall Cash Collateralize on such date the outstanding Letters of Credit, or the outstanding type of Letters of Credit, as the case may be, in an amount equal to such excess. Any cash deposited as Cash Collateral or portion thereof, shall be returned to Co-Borrowers as soon as reasonably practicable after notice to Agent of the expiration, termination or satisfaction of the Letters of Credit in sufficient amounts such that the Effective Amount of all Loans then outstanding plus the Effective Amount of all L/C Obligations does not exceed the Borrowing Base Advance Cap determined as of the Collateral Position Report most recently received by the Agent pursuant to Section 7.02(b).
(d)Intentionally omitted.
(e)If on any date the Effective Amount of all Loans then outstanding plus the Effective Amount of all L/C Obligations exceeds the Borrowing Base Advance Cap determined as of the Collateral Position Report most recently received by the Agent pursuant to Section 7.02(b), the Co-Borrowers shall immediately, and without notice or demand, (1) prepay the outstanding principal amount of the Loans and L/C Borrowings by an amount equal to the applicable excess, such payments to be applied pro rata between Working Capital Loans and Acquisition Loans or (2) Cash Collateralize on such date the excess amount, subject to the second sentence of clause (c) above.
(f)Any Net Cash Proceeds that are Excess Sale Proceeds from the Disposition by Parent or any of its Restricted Subsidiaries of any property or assets other than the following shall be immediately applied as a mandatory prepayment of the Loans:
(i)Dispositions permitted by Section 7.19(a), (b), or (f), and
(ii)Dispositions (not including Dispositions described in (i) above) not exceeding $5,000,000 in the aggregate during any twelve (12) month period.
With respect to any Disposition not included in (i) above and in excess of the amounts set forth in (ii) above, upon receipt of Net Cash Proceeds by Parent or its Restricted Subsidiaries and until application or commitment thereof as provided in the definition of “Excess Sales Proceeds,” Parent or its Restricted Subsidiaries shall maintain such Net Cash Proceeds in a Bank Blocked Account.
(g)Immediately upon the consummation by Parent or any of its Restricted Subsidiaries of any issuance of Additional Debt (but without waiving the requirements of

4812-0911-1547, v. 7

the Agent and/or any Bank’s consent to any such issuance in violation of any Loan Document), the Co-Borrowers shall make a mandatory prepayment on the Loans in an amount equal to the Net Cash Proceeds from any such issuance.
(h)Each prepayment under Section 2.07(f) and Section 2.07(g) shall be applied ratably among the Banks, first, to prepay the Effective Amount of the Acquisition Loans, and, second, to prepay the Effective Amount of the Working Capital Loans.
2.08Termination or Reduction of Commitments. The Co-Borrowers may, upon notice to the Agent by HoldCo, terminate the Commitments, or from time to time permanently reduce the Commitments; provided that (i) any such notice shall be received by the Agent not later than 12:00 p.m. (New York City time) five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Co-Borrowers may not terminate or reduce the Commitments if, after giving effect thereto, a mandatory prepayment would be required under Section 2.07(a), (b) or (e). The Agent will promptly notify the Banks of any such termination or reduction of the applicable Commitments. Any reduction of the Commitments shall be applied pro rata to the Commitments of each Bank according to its Credit Percentage. All fees accrued until the effective date of any termination of any Commitments and all other amounts payable shall be paid on the effective date of such termination. In connection with any such reduction, (a) the Working Capital Advance Cap shall be reduced in an amount equal to the amount of the reduction in Commitments, (b) intentionally omitted, (c) clause (a) of the L/C Cap shall be reduced in an amount equal to the amount of the reduction of the Commitments, and (d) clause (b) of the L/C Cap shall be reduced in an amount equal to 60% of the amount of the reduction of the Commitments.
2.09Repayment.
(a)The Co-Borrowers shall repay the principal amount of each Working Capital Loan and Acquisition Loan on the Expiration Date.
(b)Intentionally omitted
2.10Interest.
(a)Each Loan (except for a Loan made as a result of a drawing under a Letter of Credit) shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date (i) at the Base Rate plus the Applicable Margin at all times such Loan is a Base Rate Loan, (ii) at the Eurodollar Rate plus the Applicable Margin at all times such Loan is an Eurodollar Rate Loan (other than a Daily Eurodollar Rate Loan), or (iii) at the Eurodollar Rate plus the Applicable Margin plus the Liquidity Premium at all times such Loan is a Daily Eurodollar Rate Loan. Each Loan made as a result of a drawing under a Letter of Credit shall bear interest on the outstanding principal amount thereof from the date funded at a floating rate per annum equal to the Base Rate plus the Applicable Margin until such Loan has been outstanding for more than two (2) Business Days and, thereafter, shall bear interest on the outstanding principal amount thereof at a floating rate per annum equal to the Base Rate plus the Applicable Margin, plus two percent (2.0%) per annum (the “Default Rate”).
(b)Interest on each Loan shall be paid in arrears on each Interest Payment Date.
(c)Notwithstanding subsection (a) of this Section, if any amount of principal of or interest on any Loan, or any other amount payable hereunder or under any other

4812-0911-1547, v. 7

Loan Document is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), the Co-Borrowers agree to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand, at a fluctuating rate per annum equal to the Default Rate.
(d)Anything herein to the contrary notwithstanding, the Obligations of the Co-Borrowers to the Banks hereunder shall be subject to the limitation that payment of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the Banks would be contrary to the provisions of any law applicable to the Banks limiting the highest rate of interest that may be lawfully contracted for, charged or received by the Banks, and in such event the Co-Borrowers shall pay the Banks interest at the highest rate permitted by applicable law.
(e)Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges or other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received, or reserved by the Bank holding such Loan in accordance with applicable law, the rate of interest payable in respect to such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Bank in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefore) until such cumulated amount, shall have been received by such Bank. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, the Co-Borrowers and the Banks shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee, or premium, rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of such Notes so that the interest rate is uniform throughout such term; provided, however, that if all Obligations under the Notes and all Loan Documents are performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual term thereof exceeds the Maximum Rate, the Banks shall refund to the Co-Borrowers the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of the Banks’ Notes at the time in question.
2.11Non-Utilization Fees. The Co-Borrowers shall pay to the Agent for the account of each Bank in accordance with its Pro Rata Share, a non-utilization fee equal to 0.50% per annum times the average daily amount of the Unused Commitment of such Bank. The non-utilization fees shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article 5 are not met, and shall be due and payable quarterly in arrears within five (5) Business Days of the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Expiration Date. The non-utilization fees shall be calculated quarterly in arrears.
2.12Computation of Fees and Interest.
(a)All computations in respect of interest at the Base Rate shall be made on the basis of a 365/366-day year. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365/366-day year). Interest and

4812-0911-1547, v. 7

fees shall accrue during each period during which interest or such fees are computed from the first day thereof through the last day thereof.
(b)Each determination of an interest rate by the Agent shall be conclusive and binding on the Co-Borrowers.
2.13Payments by the Co-Borrowers.
(a)All payments to be made by the Co-Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Co-Borrowers shall be made to the Agent for the account of the Banks at Agent’s Payment Office, and shall be made in dollars and in immediately available funds, no later than 1:00 p.m. (New York City time) on the date specified herein. Agent will promptly distribute to each Bank its Pro Rata Share (or after the occurrence of a Sharing Event, an amount determined pursuant to the Intercreditor Agreement) of such payment in like funds as received. Any payment received by Agent later than 1:00 p.m. (New York City time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue. If and to the extent the Co-Borrowers make a payment in full to Agent no later than 1:00 p.m. (New York City time) on any Business Day and Agent does not distribute to each Bank its Pro Rata Share of such payment in like funds as received on the same Business Day, Agent shall pay to each Bank on demand interest on such amount as should have been distributed to such Bank at the Federal Funds Rate for each day from the date such payment was received until the date such amount is distributed.
(i)For any payment received by the Agent from or on behalf of the Co-Borrowers in respect of Obligations that are then due and payable (and prepayments pursuant to Section 2.06), the Agent will promptly distribute such amounts in like funds to each Bank, its Pro Rata Share of the Acquisition Loans and Working Capital Loans except that any amount otherwise payable to a Defaulting Bank shall be distributed in the manner described in Section 2.17(g).
(ii)For any payment received from or on behalf of the Co-Borrowers by the Agent on or after the occurrence of a Sharing Event, the Agent will promptly distribute such payment in accordance with Section 2.01 of the Intercreditor Agreement.
(b)Subject to the provisions set forth in the definition of “Interest Period” herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.
(c)Unless Agent receives notice from the Co-Borrowers prior to the date on which any payment is due to the Banks that the Co-Borrowers will not make such payment in full as and when required, Agent may assume that the Co-Borrowers have made such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Co-Borrowers have not made such payment in full to Agent, each Bank shall repay to Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

4812-0911-1547, v. 7

2.14Payments by the Banks to Agent; Obligations of Banks Several; Certain Deductions by the Agent.
(a)Unless the Agent shall have received notice from a Bank prior to the proposed date of any Borrowing that such Bank will not make available to the Agent such Bank’s share of such Borrowing, the Agent may assume that such Bank has made such share available on such date in accordance with Section 2.04 and may, in reliance upon such assumption but without any obligation to do so, make available to the Co-Borrowers a corresponding amount. In such event, if a Bank has not in fact made its share of the applicable Borrowing available to the Agent, then the applicable Bank on the one hand and the Co-Borrowers on the other severally agree to pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to any Co-Borrower to but excluding the date of payment to the Agent, at (i) in the case of a payment to be made by such Bank, for the first 3 Business Days the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation and thereafter at the Base Rate and (ii) in the case of a payment to be made by the Co-Borrowers, the interest rate applicable to Base Rate Loans. If the Co-Borrowers and such Bank shall pay such interest to the Agent for the same or an overlapping period, the Agent shall promptly remit to the Co-Borrowers the amount of such interest paid by the Co-Borrowers for such period. If such Bank pays its share of the applicable Borrowing to the Agent, then the amount so paid shall constitute such Bank’s Loan included in such Borrowing. Any payment by the Co-Borrowers shall be without prejudice to any claim the Co-Borrowers may have against a Bank that shall have failed to make such payment to the Agent. A notice of the Agent to any Bank or the Co-Borrowers with respect to any amount owing under this Section shall be conclusive, absent manifest error.
(b)The obligations of the Banks hereunder to make Loans, to fund participations in Letters of Credit, and to make payments pursuant to Section 10.05(b) are several and not joint. The failure of any Bank to make any Loan, to fund any such participation or to make any payment under Section 10.05(b) on any date required hereunder shall not relieve any other Bank of its corresponding obligation to do so on such date, and no Bank shall be responsible for the failure of any other Bank to so make its Loan, to purchase its participation or to make its payment under Section 10.05(b).
(c)If any Bank shall fail to make any payment required to be made by it pursuant to this Agreement, then the Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Agent for the account of such Bank to satisfy such Banks obligations under such Sections until all such unsatisfied obligations are fully paid.
2.15Sharing of Payments, Etc; Application of Insufficient Payments.
(a)If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share (or after the occurrence of a Sharing Event, an amount determined pursuant to the Intercreditor Agreement), such Bank shall immediately (a) notify Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; except that with respect to any Bank that is a Defaulting Bank by virtue of such Bank failing to fund its Pro Rata Share or Pro Rata Adjusted Percentage of any Working Capital Loan, Acquisition Loan or L/C Borrowing, such Defaulting Bank’s pro

4812-0911-1547, v. 7

rata share of the excess payment shall be allocated to the Bank (or the Banks, pro rata) that funded such Defaulting Bank’s Pro Rata Share or Pro Rata Adjusted Percentage; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank’s ratable share (according to the proportion of (i) the amount of such paying Bank’s required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Co-Borrowers agree that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.08) with respect to such participation as fully as if such Bank were the direct creditor of the Co-Borrowers in the amount of such participation; provided further, the provisions of this Section 2.15 shall not be construed to apply to any payment made by any Loan Party pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Bank) or any payment obtained by a Bank as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Co-Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 2.15 shall apply). The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.
(b)If at any time insufficient funds are received by and available to the Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest, and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
2.16Return of Proceeds. If at any time payment, in whole or in part, of any amount distributed by the Agent hereunder is rescinded or must otherwise be restored or returned by the Agent as a preference, fraudulent conveyance, or otherwise under the Bankruptcy Code or any Other Debtor Relief Law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to the Agent together with a pro rata portion of any interest paid by or other charges imposed on the Agent in connection with such rescinded or restored payment.
2.17Defaulting Bank. Notwithstanding any other provision in this Agreement to the contrary, if at any time a Bank becomes a Defaulting Bank, the following provisions shall apply so long as any Bank is a Defaulting Bank:
(a)Until such time as the Defaulting Bank ceases to be a Bank under this Agreement, it will retain its Commitments and will remain subject to all of its obligations as a Bank hereunder, although it will be presumed that such Defaulting Bank will fail to satisfy any funding obligation and, accordingly, all other Banks hereby agree to fund L/C Borrowings in accordance with the terms hereof and their respective Pro Rata Adjusted Percentage.

4812-0911-1547, v. 7

(b)The Fees under Section 2.11 shall cease to accrue on that portion of such Defaulting Bank’s Commitments that remains unfunded or which has not been included in any L/C Obligations;
(c)A Defaulting Bank may cease to be a Defaulting Bank as specified in the definition thereof.
(d)At any time during a Default Period, the Agent may and upon the direction of the Majority Banks shall, upon three (3) Business Days prior notice to the applicable Defaulting Bank (so long as such Default Period remains in effect at the end of such notice period), require such Defaulting Bank to assign all right, title and interest that it may have in all Loans and any other Obligations of the Co-Borrowers under this Agreement and the Loan Documents to another Bank (if another Bank will consent to purchase such right, title and interest) or another financial institution in accordance with Section 10.07 of this Agreement, if such financial institution can be found by the Co-Borrowers, for a purchase price equal to 100% of the principal amount of such Loans and any other Obligations plus the amount of any interest and fees accrued and owing to such Defaulting Bank as of the date of such assignment.
(e)with respect to any L/C Obligation that exists at the time a Bank becomes a Defaulting Bank or thereafter:
(i)all or any part of such Defaulting Bank’s Pro Rata Share of the L/C Obligations shall be reallocated among the Non-Defaulting Banks in accordance with their respective Pro Rata Adjusted Percentage but only to the extent (x) the sum of all of the Effective Amounts of the Non-Defaulting Banks plus such Defaulting Bank’s Pro Rata Share of the L/C Obligations does not exceed the Total Available Commitments, (y) any Non-Defaulting Bank’s Effective Amount plus such Non-Defaulting Bank’s Pro Rata Adjusted Percentage of such Defaulting Bank’s Pro Rata Share of the L/C Obligations does not exceed such Non-Defaulting Bank’s Commitment and (z) the conditions set forth in Section 5.02 of this Agreement are satisfied at such time;
(ii)if the reallocation described in clause (i) above cannot, or can only partially be effected, then the Co-Borrowers shall within two (2) Business Days following notice by the Agent Cash Collateralize such Defaulting Bank’s Pro Rata Share of the L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the terms of this Agreement, including without limitation Section 3.07, for so long as such L/C Obligation is outstanding;
(iii)if the Co-Borrowers Cash Collateralize any portion of such Defaulting Bank’s Pro Rata Share of the L/C Obligations pursuant to this Section 2.17(e) and Section 3.07 then the Co-Borrowers shall not be required to pay any fees for the pro rata benefit of such Defaulting Bank pursuant to Section 3.08 with respect to such Defaulting Bank’s Pro Rata Share of the L/C Obligations during the period such Defaulting Bank’s Pro Rata Share of the L/C Obligations is Cash Collateralized; and

4812-0911-1547, v. 7

(iv)if any Defaulting Bank’s Pro Rata Share of the L/C Obligations is neither cash collateralized nor reallocated pursuant to Section 2.17(e)(i), then, without prejudice to any rights or remedies of the Letter of Credit Issuer or any Bank hereunder, all letter of credit fees payable under this Agreement with respect to such Defaulting Bank’s Pro Rata Share of the L/C Obligations shall be payable to the Issuing Banks until such Pro Rata Share of the L/C Obligations is Cash Collateralized, reallocated, or repaid in full.
(f)So long as any Bank is a Defaulting Bank, the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitment of the Non-Defaulting Banks and/or cash collateral will be provided by Defaulting Bank or the Co-Borrowers in accordance with Section 3.07, if so required, and participating interests in any such newly issued or increased Letter of Credit shall be allocated among the Non-Defaulting Banks in a manner consistent with Section 3.03 (and the Defaulting Banks shall not participate therein).
(g)Any amount payable to such Defaulting Bank hereunder (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Defaulting Bank, be retained by the Agent in a segregated account and subject to any applicable requirements of law, be applied (i) first, to the payment of any amounts owing by such Defaulting Bank to the Agent hereunder, (ii) second, to the payment of any amounts owing by such Defaulting Bank to the Issuing Banks hereunder, (iii) third, to the funding of cash collateralization of any participating interest in any Letter of Credit in respect of which such Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Agent or applicable Issuing Bank with the amount so funded reducing the amount the Co-Borrowers were required to Cash Collateralize pursuant to Section 2.17(e)(ii), (iv) fourth, if so determined by the Agent, the Issuing Bank and the Co-Borrowers, held in such account as cash collateral for future funding obligations of any Defaulting Bank under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to the Co-Borrowers or the Banks as a result of any judgment of a court of competent jurisdiction obtained by the Co-Borrowers or any Bank against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement and (vi) sixth, to such Defaulting Bank or as otherwise directed by a court of competent jurisdiction, provided that if such payment is a prepayment of the principal amount of any Loans or reimbursement obligations in respect of L/C Advances which a Defaulting Bank has funded in accordance with its participation obligations, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Banks pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Bank.
(h)In the event that the Agent, the Co-Borrowers and the Issuing Bank each agree that a Defaulting Bank has adequately remedied all matters that caused such Bank to be a Defaulting Bank, then the Pro Rata Share of the L/C Obligations of the Banks shall be readjusted to reflect the inclusion of such Bank’s Commitment and on such date such Bank shall purchase at par such of the Loans of the other Banks as the Agent shall determine may be necessary in order for such Bank to hold such Loans in accordance with its Pro Rata Share as though it were not a Defaulting Bank.

4812-0911-1547, v. 7

(i)No Swap Contract entered into by a Swap Bank shall benefit from the security package provided by the Security Documents, if at the time such Swap Contract was entered, such Swap Bank (or its Affiliate) was a Defaulting Bank.
(j)Notwithstanding anything to the contrary herein, the Commitments of such Defaulting Bank shall not be included for purposes of determining the “Majority Banks”.
Article 3
THE LETTERS OF CREDIT
3.01The Letter of Credit Lines.
(a)Each Issuing Bank agrees, (A) from time to time on any Business Day during the Availability Period, to Issue Letters of Credit for the account of the Co-Borrowers and to amend or renew Letters of Credit previously Issued by it, in accordance with Subsections 3.02(c) and 3.02(d), and (B) to honor drafts under the Letters of Credit. Each of the Banks will be deemed to have approved such Issuance, amendment or renewal, and shall participate in Letters of Credit Issued for the account of the Co-Borrowers. Subject to the other terms and conditions hereof, the Co-Borrowers’ ability to request that an Issuing Bank Issue Letters of Credit shall be fully revolving, and, accordingly, the Co-Borrowers may, during the foregoing period, request that an Issuing Bank Issue Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed. Letters of Credit Issued or amended hereunder shall constitute utilization of the Commitments.
(b)No Issuing Bank shall Issue any Letter of Credit unless Agent shall have received notice of the request for Issuance of such Letter of Credit and Agent shall have consented to the Issuance of such Letter of Credit, such consent not to be unreasonably withheld, conditioned or delayed. Additionally, no Issuing Bank shall Issue any Letter of Credit if:
(i)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the date hereof, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the date hereof and which such Issuing Bank in good faith deems material to it;
(ii)such Issuing Bank has received written notice from the Agent or the Co-Borrowers, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article 5 is not then satisfied;

4812-0911-1547, v. 7

(iii)the expiry date of any requested Letter of Credit is after the earlier to occur of (A) the expiry date of the applicable L/C Cap for such Letter of Credit or (B) 365 days after the Expiration Date, unless all the Banks have approved such expiry date in writing;
(iv)the expiry date of any such requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;
(v)such requested Letter of Credit is not in form and substance acceptable to such Issuing Bank, or the Issuance of such requested Letter of Credit shall violate any applicable policies of Issuing Bank;
(vi)such Letter of Credit is for the purpose of supporting the Issuance of any letter of credit by any other Person other than another Co-Borrower;
(vii)such Letter of Credit is denominated in a currency other than Dollars;
(viii)the amount of such requested Letter of Credit, plus the Effective Amount of L/C Obligations relating to Letters of Credit Issued under a particular L/C Cap exceeds the applicable L/C Cap;
(ix)the amount of such requested Letter of Credit, plus the Effective Amount of all of the L/C Obligations, plus the Effective Amount of all Loans exceeds the lesser of (A) the Borrowing Base Advance Cap determined as of the date of such request on the basis of the Collateral Position Report most recently received by the Agent pursuant to Section 7.02(b) two (2) Business Days prior to the date on which the requested Letter of Credit is to be Issued, or (B) the aggregate Commitments of the Banks, or, if a Defaulting Bank exists hereunder, the Total Available Commitments;
(x)the amount of such Letter of Credit would result in exposure of an Issuing Bank to exceed its Issuing Bank Sub-Limit.
(c)Any Letter of Credit requested by the Co-Borrowers to be Issued hereunder may be Issued by any Issuing Bank or any Affiliate of such Issuing Bank acceptable to the Co-Borrowers, and if a Letter of Credit is Issued by an Affiliate of such Issuing Bank, such Letter of Credit shall be treated, for all purposes of this Agreement and the Loan Documents, as if it were issued by such Issuing Bank.
3.02Issuance, Amendment and Auto-extension of Letters of Credit.
(a)Each Letter of Credit Issued hereunder shall be Issued upon the irrevocable written request of HoldCo pursuant to a Notice of Borrowing in the applicable form attached hereto as Exhibit A-1 received by an Issuing Bank and the Agent by no later than 12:00 p.m. (New York City time) on the Business Day of the proposed date of Issuance. Each such request for Issuance of a Letter of Credit shall be by electronic transfer or facsimile (if arrangements for doing so have been approved by

4812-0911-1547, v. 7

the applicable Issuing Bank), confirmed immediately in an original writing or by electronic transfer, in the form of an L/C Application, and shall specify in form and detail satisfactory to such Issuing Bank: (i) the proposed date of Issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as such Issuing Bank may require. If requested by any Issuing Bank, the Co-Borrowers also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit and such other L/C Related Documents as such Issuing Bank may require.
(b)From time to time while a Letter of Credit is outstanding and prior to the Expiration Date, an Issuing Bank will, upon the written request of HoldCo received by such Issuing Bank (with a copy sent by HoldCo to Agent) prior to 12:00 p.m. (New York City time) on the Business Day of the proposed date of amendment, consider the amendment of any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by electronic transfer or facsimile (if arrangements for doing so have been approved by the applicable Issuing Bank), confirmed immediately in an original writing or by electronic transfer, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to such Issuing Bank and Agent: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as such Issuing Bank may require. Such Issuing Bank shall be under no obligation to amend any Letter of Credit.
(c)The Co-Borrowers may request and any Issuing Bank may issue Letters of Credit that may automatically be extended for one or more successive periods not to exceed one year each, provided that such Issuing Bank has the option to elect not to extend for any such additional period; and provided, further, (i) that each Issuing Bank shall not elect at any time after the Expiration Date to extend such Letter of Credit, and (ii) each Issuing Bank shall not elect to extend such Letter of Credit if it has knowledge or has received written notice that an Event of Default has occurred and is continuing prior to or at the time such Issuing Bank must elect whether or not to allow such extension or, subject to Section 3.07, if such extension would be terminated on or after the date 5 days prior to the Expiration Date. Unless a Co-Borrower has previously notified an Issuing Bank not to do so, if any outstanding Letter of Credit Issued by an Issuing Bank shall provide that it shall be automatically extended unless the beneficiary thereof is sent a notice from such Issuing Bank that such Letter of Credit shall not be extended, and if at the time of extension such Issuing Bank would be entitled to authorize the automatic extension of such Letter of Credit in accordance with this Subsection 3.02(c), then such Issuing Bank shall be permitted to allow such Letter of Credit to auto-extend, and the Co-Borrowers and the Banks hereby authorize such extension, and, accordingly, such Issuing Bank shall be deemed to have received instructions from the Co-Borrowers requesting such extension.
(d)Any Issuing Bank may, at its election, deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Expiration Date. No Letter of Credit expiry shall be deemed to have occurred after such earlier date due to the effectiveness of the ISP.

4812-0911-1547, v. 7

(e)This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).
(f)Each Issuing Bank will deliver to Agent a true and complete copy of each Letter of Credit or amendment to or renewal of a Letter of Credit Issued by it.
3.03Risk Participations, Drawings and Reimbursements.
(a)Immediately upon the Issuance of each Letter of Credit Issued by Issuing Bank, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Credit Percentage of such Letter of Credit (or, if a Defaulting Bank exists, and without limitation to the obligations of such Defaulting Bank under this Section 3.03, with respect to any Non-Defaulting Bank, its Pro Rata Adjusted Percentage, if applicable), times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing. For purposes of Section 2.01(a), each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.
(b)In the event of any request for a drawing under a Letter of Credit Issued by an Issuing Bank by the beneficiary or transferee thereof, such Issuing Bank will promptly notify HoldCo. Any notice given by an Issuing Bank or Agent pursuant to this Subsection 3.03(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. The Co-Borrowers shall reimburse an Issuing Bank prior to 5:00 p.m. (New York City time), on each date that any amount is paid by such Issuing Bank under any Letter of Credit (each such date, an “Honor Date”), in an amount equal to the amount so paid by such Issuing Bank. In the event the Co-Borrowers fail to reimburse such Issuing Bank for the full amount of any drawing under any Letter of Credit, by 5:00 p.m. (New York City time) on the Honor Date, such Issuing Bank will promptly notify Agent and Agent will promptly notify each Bank thereof, and HoldCo shall be deemed to have requested that Working Capital Loans be made by the Banks to be disbursed to such Issuing Bank not later than one (1) Business Day after the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Commitments of the Banks at such time but without giving effect to the Working Capital Advance Cap.
(c)Each Bank shall upon any notice pursuant to Subsection 3.03(b) make available to Agent for the account of any Issuing Bank an amount in Dollars and in immediately available funds equal to its Credit Percentage (or, if a Defaulting Bank exists, and without limitation to the obligations of such Defaulting Bank under this Section 3.03, with respect to any Non-Defaulting Bank, its Pro Rata Adjusted Percentage, if applicable) of the amount of the drawing, whereupon the participating Banks shall (subject to Subsection 3.03(d)) each be deemed to have made a Working Capital Loan to the Co-Borrowers in that amount without giving effect to the Working Capital Advance Cap If any Bank so notified fails to make available to Agent for the account of the applicable Issuing Bank the amount of such Bank’s Credit Percentage (or, if a Defaulting Bank exists, and without limitation to the obligations of such Defaulting Bank under this Section 3.03, with respect to any Non-Defaulting Bank, its Pro Rata Adjusted Percentage, if applicable) of the amount of the drawing, by no later than 3:00 p.m. (New York City time) on the Business Day following the Honor Date, then interest shall accrue on such Bank’s obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum then applicable to Base Rate Borrowings; provided that, if the Co-Borrowers fail to reimburse such L/C Disbursement when due

4812-0911-1547, v. 7

pursuant to Section 3.03(b), then Section 2.10 shall apply. Interest accrued pursuant to this Section shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Bank pursuant to Section 3.03(b) to reimburse such Issuing Bank shall be for the account of such Bank to the extent of such payment. Agent will promptly give notice of the occurrence of the Honor Date, but failure of Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.03.
(d)With respect to any unreimbursed drawing that is not converted into Working Capital Loans in whole or in part for any reason, the Co-Borrowers shall be deemed to have incurred from the relevant Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Default Rate, and each Bank’s payment to the applicable Issuing Bank pursuant to Subsection 3.03(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.03.
(e)Each Bank’s obligation in accordance with this Agreement to make the Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the relevant Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against such Issuing Bank, the Co-Borrowers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
3.04Repayment of Participations.
(a)Upon (and only upon) receipt by Agent for the account of an Issuing Bank of immediately available funds from the Co-Borrowers (i) in reimbursement of any payment made by such Issuing Bank under a Letter of Credit or (ii) in payment of interest thereon, Agent will pay to each Bank, in the same funds as those received by Agent for the account of such Issuing Bank, the amount of such Bank’s Credit Percentage (or, if a Defaulting Bank exists, and without limitation to the obligations of such Defaulting Bank under this Section 3.04, with respect to any Non-Defaulting Bank, its Pro Rata Adjusted Percentage, if applicable) of such funds, and such Issuing Bank shall receive the amount of the Credit Percentage of such funds of any Bank that did not so pay Agent for the account of such Issuing Bank.
(b)If Agent or an Issuing Bank is required at any time to return to the Co-Borrowers, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Co-Borrowers to Agent for the account of such Issuing Bank pursuant to Subsection 3.04(a) in reimbursement of a payment made under a Letter of Credit or interest or fee thereon, each Bank shall, on demand of such Issuing Bank, forthwith return to Agent or such Issuing Bank the amount of its Credit Percentage (or, if a Defaulting Bank exists, and without limitation to the obligations of such Defaulting Bank under this Section 3.04, with respect to any Non-Defaulting Bank, its Pro Rata Adjusted Percentage, if applicable) of any amounts so returned by Agent or such Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to Agent or such Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

4812-0911-1547, v. 7

3.05Exculpation.
(a)Neither the Agent, the Banks, and Issuing Banks, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance (or the amendment, renewal or extension) or transfer of any Letter of Credit by any Issuing Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in Section 3.06), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Co-Borrowers to the extent of any direct damages (as opposed to indirect, punitive, exemplary or consequential or exemplary damages, claims in respect of which are hereby waived by the Co-Borrowers to the extent permitted by applicable law) suffered by the Co-Borrowers that are caused by such Issuing Bank’s gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction in a non-appealable judgment) when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. In furtherance and not in limitation of the foregoing, the parties hereto expressly agree that:
(i)The Issuing Banks may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;
(ii)Any Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to decline to make payment upon presentation of such documents if such documents are not in strict compliance with the terms of the related Letter of Credit; and
(iii)clauses (i) and (ii) of Section 3.05 establish the standard of care to be exercised by an Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

3.06Obligations Absolute. The Co-Borrowers’ obligation to reimburse LC Disbursements as provided in this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any other L/C Related Document or any Loan Document, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does

4812-0911-1547, v. 7

not comply strictly with the terms of such Letter of Credit, or any payment by any Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under the Bankruptcy Code or any Other Debtor Relief Law, (iv) the existence of any claim, counterclaim, set-off, defense or other right that Parent or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction, (v) any amendment or waiver of or consent to any departure from any or all of the Loan Documents, (vi) any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith, (vii) the existence of any claim, set-off, defense or any right which any Co-Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or Persons for whom any such beneficiary or any such transferee may be acting), any Bank or any other Person, whether in connection with any Letter of Credit, any transaction contemplated by any Letter of Credit, this Agreement, or any other Loan Document, or any unrelated transaction, (viii) the insolvency of any Person issuing any documents in connection with any Letter of Credit, (ix) any breach of any agreement between any Co-Borrower and any beneficiary or transferee of any Letter of Credit, (x) any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit, (xi) any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless, or otherwise, whether or not they are in code, (xii) any act, error, neglect or default, omission, insolvency, or failure of business of any of the correspondents of any Issuing Bank, and (xiii) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of or defense to the Co-Borrowers’ obligations hereunder. Nothing in this Agreement shall impact the rights of any Loan Party to bring action against the beneficiary of any Letter of Credit.
3.07Cash Collateral Pledge. Upon the request of the Agent or the Majority Banks, (a) if an Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (b) upon the occurrence of an Event of Default (and automatically without any requirement for notice or a request upon the occurrence of the events described in Sections 8.01(e) or (f)), the Co-Borrowers shall immediately Cash Collateralize the L/C Obligations in an amount equal to one hundred and five percent (105%) of such L/C Obligations. At least 15 days prior to the Expiration Date the Co-Borrowers shall Cash Collateralize all then outstanding Letters of Credit in an amount equal to one hundred and five percent (105%) of the Effective Amount of all L/C Obligations related to such Letters of Credit.
3.08Letter of Credit Fees.
(a)The Co-Borrowers shall pay to Agent, for the account of each of the Banks, a letter of credit fee with respect to each of the Letters of Credit Issued hereunder equal to the greater of (i) $750 per quarter, or (ii) an amount equal to the applicable Letters of Credit Fee Rate for the number of days such Letter of Credit is outstanding, calculated on a 360-day basis, taking into consideration all increases, decreases or extensions thereto. Such amount shall be computed on a quarterly basis in arrears as of the last Business Day of each fiscal quarter based upon each Letter of Credit outstanding during that fiscal quarter and only for the days each such Letter of Credit is outstanding during that fiscal quarter as calculated by the Agent.

4812-0911-1547, v. 7

(b)The Co-Borrowers shall pay to each Issuing Bank, for its own account, a negotiation fee equal to $250 for each Letter of Credit that is presented to such Issuing Bank for payment.
(c)The Co-Borrowers shall pay to each Issuing Bank, for its own account, an amendment fee equal to $150 for each amendment to any Letter of Credit Issued hereunder.
(d)The Co-Borrowers shall pay to each Issuing Bank, for its own account, a letter of credit fronting fee with respect to each of the Letters of Credit Issued hereunder by such Issuing Bank equal to 0.375% per annum times the undrawn maximum amount of such Letter of Credit for the number of days such Letter of Credit is outstanding, calculated on a 360-day basis, taking into consideration all increases, decreases or extensions thereto. Such amount shall be computed on a quarterly basis in arrears as of the last Business Day of each fiscal quarter based upon each Letter of Credit outstanding during that fiscal quarter and only for the days each such Letter of Credit is outstanding during that fiscal quarter as calculated by such Issuing Bank and payable quarterly in arrears.
(e)The Co-Borrowers shall pay to each Issuing Bank, for its own account, an out-of-pocket fee of $50 in connection with the issuance or amendment of each Letter of Credit.
(f)Such letter of credit fees as described in sub-paragraph (a) and (b) above for each Letter of Credit shall be due and payable quarterly in arrears on the later to occur of (i) the fifth Business Day of the fiscal quarter for the preceding fiscal quarter during which Letters of Credit are outstanding, or (ii) two (2) Business Days after receipt of the invoice delivered to the Co-Borrowers by the Agent for such fees, but in no event later than the Expiration Date.
(g)The Co-Borrowers agree to pay to the Agent, for its own account or otherwise (as applicable), fees payable in the amounts and at the times separately agreed upon between the Co-Borrowers and the Agent and such other fees required by the Engagement Letter.
(h)All fees payable hereunder shall be paid on the dates due, in immediately available funds in Dollars, to the Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, other than in the case of fees payable solely for account of the Agent, to the Banks entitled thereto. Fees paid shall not be refundable under any circumstances.
3.09Applicability of ISP and UCP. Unless otherwise expressly agreed by any Issuing Bank and the Co-Borrowers when a Letter of Credit is issued and subject to applicable laws, the Letters of Credit shall be governed by and subject to ISP or the rules of the Uniform Customs and Practice for Documentary Credits, as published in its most recent version by the International Chamber of Commerce on the date any Letter of Credit is issued.
3.10Disbursement Procedures. The relevant Issuing Bank for any Letter of Credit shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall promptly after such examination notify the Agent and the Co-Borrowers by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice

4812-0911-1547, v. 7

shall not relieve any Co-Borrower of its obligation to reimburse such Issuing Bank and the Banks with respect to any such LC Disbursement.
3.11Replacement of Issuing Bank. Any Issuing Bank may be replaced at any time, at its sole option, by written agreement between the Co-Borrowers, the Agent, the replaced Issuing Bank and the successor Issuing Bank. The Agent shall notify the Banks of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Co-Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to include such successor or the previous Issuing Bank (if applicable), or such successor and the previous Issuing Bank (if applicable), as the context shall require. After the replacement of Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
3.12Issuing Bank. Each Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit issued by it and the documents associated therewith. Each Issuing Bank shall not be obligated to issue Letters of Credit to any beneficiary subject to Sanctions and each Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in Article 9 with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and L/C Related Documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in Article 9 included such Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such Issuing Bank.
3.13Issuing Banks other than the Agent. Any Issuing Bank (other than an Issuing Bank that is also the Agent or one of its Affiliates) selected by Rabobank to issue a Letter of Credit hereunder shall (i) notify the Agent in writing no later than the Business Day immediately following the Business Day on which the issuance, termination, expiration, reduction, amendment, modification or replacement of any Letter of Credit issued by such Issuing Bank occurs; provided that any notice by an Issuing Bank of the issuance, termination, expiration, reduction, amendment, modification or replacement of a Letter of Credit pursuant to this Section received by the Agent on a day that is not a Business Day, or after 11:00 a.m. (New York City time) on a Business Day, shall be deemed to have been given at the opening of business on the next Business Day, and (ii) deliver to the Agent once each week (on such day of the week as the Agent and Issuing Bank shall agree) or, during the existence of an Event of Default, as frequently as requested by the Agent, a written report for the prior week of the daily aggregate undrawn amounts of all outstanding Letters of Credit issued by such Issuing Bank.
3.14Illegality under Letters of Credit. If, at any time, it becomes unlawful for any Issuing Bank to comply with any of its obligations under any Letter of Credit (including, but not limited to, as a result of any sanctions imposed by the United Nations, the European Union, the Netherlands, the United Kingdom and/or the United States), the obligations of such Issuing Bank with respect to such Letter of Credit shall be suspended (and all corresponding rights shall cease to accrue) until such time as it may again become lawful for such Issuing Bank to comply its obligations under such Letter of Credit, and such Issuing Bank shall not be liable for any losses that the Loan Parties may incur as a result.

4812-0911-1547, v. 7

Article 4
TAXES, YIELD PROTECTION AND ILLEGALITY
4.01Taxes.
(a)Any and all payments by the Loan Parties under this Agreement or any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by a Requirement of Law. If any Requirement of Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by an applicable withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Co-Borrowers shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)The Co-Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse the Agent for the payment of, any Other Taxes.
(c)The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Co-Borrowers by a Bank (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Bank, shall be conclusive absent manifest error.
(d)Each Bank shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Bank (but only to the extent that any Loan Party has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Bank’s failure to comply with the provisions of Section 10.07(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Bank, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Bank by the Agent shall be conclusive absent manifest error. Each Bank hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Bank under any Loan Document or otherwise payable by the Agent to the Bank from any other source against any amount due to the Agent under this paragraph (d).
(e)Within 30 days after the date of any payment by the Co-Borrowers of Indemnified Taxes or Other Taxes, the Co-Borrowers shall furnish the Banks the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Banks.

4812-0911-1547, v. 7

(f)Status of Banks.
(i)Any Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Co-Borrowers and the Agent, at the time or times reasonably requested by the Co-Borrowers or the Agent, such properly completed and executed documentation reasonably requested by the Co-Borrowers or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if reasonably requested by the Co-Borrowers or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Co-Borrowers or the Agent as will enable the Co-Borrowers or the Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution, and submission of such documentation (other than such documentation set forth in clauses (1), (2), and (4) of Section 4.01(f)(ii)) shall not be required if in the Bank’s reasonable judgment such completion, execution, or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank.
(ii)Without limiting the generality of the foregoing,
(1)any Bank that is a U.S. Person shall deliver to the Co-Borrowers and the Agent on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Co-Borrowers or the Agent), executed copies of IRS Form W-9 certifying that such Bank is exempt from U.S. federal backup withholding tax;
(2)any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Co-Borrowers and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Co-Borrowers or the Agent), whichever of the following is applicable:
i)in the case of a Foreign Bank claiming the benefits of an income tax treaty to which the United States is a party (I) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (II) with respect to any other applicable payments under any Loan

4812-0911-1547, v. 7

Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
ii)executed copies of IRS Form W-8ECI;
iii)in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (I) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Bank is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Obligors within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (II) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
iv)to the extent a Foreign Bank is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;
(iii)any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Co-Borrowers and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Co-Borrowers or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Co-Borrowers or the Agent to determine the withholding or deduction required to be made; and

4812-0911-1547, v. 7

(iv)if a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Co-Borrowers and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Co-Borrowers or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Co-Borrowers or the Agent as may be necessary for the Co-Borrowers and the Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(v)Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrowers and Agent in writing of its legal inability to do so.
(g)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.01 (including by the payment of additional amounts pursuant to this Section 4.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)Each party’s obligations under this Section 4.01 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Bank, or the occurrence of Payment in Full.

4812-0911-1547, v. 7

4.02Increased Costs and Reduction of Return.
(a)If a Bank determines that, due to either (i) the introduction of or any change after the date hereof in or in the interpretation of any law or regulation or (ii) the compliance by the Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) issued after the date hereof, there shall be any increase in the cost to the Bank in the cost of agreeing to make or making, funding or maintaining any Loans or to Issue, Issuing or maintaining any Letter of Credit or unpaid drawing under any Letter of Credit, then the Co-Borrowers shall be liable for, and shall from time to time, upon demand, pay to such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.
(b)If a Bank shall have determined that (i) the introduction of any guideline, request, directive, law, rule or regulation effective after the date hereof, (ii) any change in any guideline request, directive, law, rule or regulation after the date hereof, (iii) after the date hereof, any change in the interpretation or administration of any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy or liquidity of the Bank or of any corporation controlling the Bank, or (iv) the compliance by the Bank (or its lending office) or any corporation controlling the Bank with any such guideline request, directive, law, rule or regulation effective after the date hereof, affects or would affect the amount of capital or liquidity required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration the Bank’s or such corporation’s policies with respect to capital adequacy and liquidity and the Bank’s desired return on capital) determines that the amount of such capital or liquidity is increased as a consequence of its loans, credits or obligations under this Agreement (excluding for the purposes of this Section 4.02 any such increased costs or reduction in amount resulting from Excluded Taxes under the laws of which such Bank or such Issuing Bank is organized or has its lending office), then, upon demand of such Bank to the Co-Borrowers, the Co-Borrowers shall pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank for such increase.
Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law for purposes of this Section 4.02, regardless of the date enacted, adopted or issued.
4.03Compensation for Losses. Upon demand of any Bank (with a copy to the Agent) from time to time, the Co-Borrowers shall promptly compensate such Bank for and hold such Bank harmless from any loss, cost or expense incurred by it as a result of:
(a)any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)any failure by any Co-Borrower (for a reason other than the failure of such Bank to make a Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan on the date or in the amount notified by such Co-Borrower; or

4812-0911-1547, v. 7

(c)any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefore as a result of a request by any Co-Borrower pursuant to Section 10.15;
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.
For purposes of calculating amounts payable by the Co-Borrowers to the Banks under this Section 4.03, each Bank shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
4.04Illegality.
(a)If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Bank or its applicable Lending Office to make Eurodollar Rate Loans, then, on notice thereof by such Bank to the Co-Borrowers through the Agent, any obligation of that Bank to make Eurodollar Rate Loans, or to convert Base Rate Loans to Eurodollar Rate Loans, shall be suspended until the Bank notifies the Agent and the Co-Borrowers that the circumstances giving rise to such determination no longer exist.
(b)If a Bank determines that it is unlawful to maintain any Eurodollar Rate Loan, the Co-Borrowers shall, upon receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full, without premium or penalty, such Eurodollar Rate Loans of that Bank then outstanding, together with interest accrued thereon either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Eurodollar Rate Loan. If the Co-Borrowers are required to so prepay any Eurodollar Rate Loan, then concurrently with such prepayment, the Co-Borrowers may, but shall not be required to, borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan at the sole discretion of the Co-Borrowers.
4.05Inability to Determine Rates. If the Agent (or any Bank) determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks (or such Bank) in the applicable offshore Dollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Rate Loan, or (b) if the Agent (or any Bank) determines that the Eurodollar Rate for such Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Banks (or such Bank) of funding such Eurodollar Rate Loan, then the Agent will notify the Co-Borrowers and all Banks as promptly as practicable thereafter. Thereafter, the obligation of the Banks to make or maintain Eurodollar Rate Loans shall be suspended until all of the Banks revoke such notice. Upon receipt of such notice, the Co-Borrowers may revoke any pending request for a Borrowing, conversion, or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

4812-0911-1547, v. 7

4.06Benchmark Replacement Setting. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of the Eurodollar Rate’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month Eurodollar Rate tenor settings. Notwithstanding anything to the contrary herein or in any other Loan Document,
(i)    Replacing Eurodollar Rate. On the earlier of (A) the date that all Available Tenors of the Eurodollar Rate have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (B) the Early Opt-in Effective Date, if the then-current Benchmark is the Eurodollar Rate, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
(ii)    Replacing Non-Eurodollar Rate Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Banks without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from the Majority Banks. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Co-Borrowers may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Co-Borrowers’ receipt of notice from the Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Co-Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of the Base Rate based upon the Benchmark will not be used in any determination of the Base Rate.
(iii)    Flip Forward. Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this clause, if a Term SOFR Transition Event and its related Term SOFR Transition Event Effective Date have occurred prior to the reference time in respect of any setting of the then-current Benchmark, then Term SOFR plus the Term SOFR Adjustment will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (iii) shall not be effective unless the Agent has delivered to the Banks and the Co-Borrowers a Term SOFR Notice. Notwithstanding anything contained herein to the contrary, the Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion. For the avoidance of doubt, any applicable provisions set forth in this Section 4.06 shall apply with respect to any Term SOFR transition pursuant to this clause (iii) as if such forward-looking term rate was initially determined in accordance herewith including, without limitation, the provisions set forth in clauses (iv) and (vii) of this Section 4.06.

4812-0911-1547, v. 7

(iv)    Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(v)    Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Co-Borrowers and the Banks of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Agent or, if applicable, any Bank (or group of Banks) pursuant to this Section 4.06, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 4.06.
(vi)    Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or the Eurodollar Rate), then the Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B) the Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.
(vii)    Disclaimer. The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration of, submission of, calculation of, or any other matter related to the London interbank offered rate or other rates in the definition of “Eurodollar Rate” or any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (A) any such alternative, successor or replacement rate implemented pursuant to this Section 4.06, whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (B) the implementation of any Benchmark Replacement Conforming Changes pursuant to this Section 4.06, including without limitation, (i) whether the composition or characteristics of any such alternative, successor or replacement reference rate for any currency will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the applicable Eurodollar Rate for Loans denominated in such currency as did the London interbank offered rate prior to its discontinuance or unavailability, and (ii) the impact or effect of such alternative, successor or replacement reference rate or Benchmark Replacement Conforming Changes on any other financial products or agreements in effect or offered by or to the Co-Borrowers, any Bank or any of their respective Affiliates, including, without limitation, any Swap Contract.

4.07Reserves on Eurodollar Rate Loans. The Co-Borrowers shall pay to each Bank, as long as such Bank shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency Liabilities”), additional costs on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Bank (as determined by the Bank in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan, provided, however, that the Co-Borrowers shall have received at least 15 days’ prior written notice (with a copy to the Agent) of such additional interest from the Bank. If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

4812-0911-1547, v. 7

4.08Certificates of Bank. If a Bank claims reimbursement or compensation under this Article 4, it shall deliver to the Co-Borrowers a certificate setting forth in reasonable detail the amount payable to such Bank hereunder and the basis for same and such certificate shall be conclusive and binding on the Co-Borrowers in the absence of manifest error.
4.09Survival. The agreements and Obligations of the Co-Borrowers in this Article 4 shall survive the payment of all other Obligations.
Article 5
CLOSING ITEMS
5.01Matters to be Satisfied Prior to Initial Request for Extension of Credit. The obligations of each Bank to make the initial Loan or any Issuing Bank to issue the initial Letter of Credit, shall be subject to the conditions precedent that:
(a)Loan Documents. The Agent shall have received this Agreement, the Notes, the Security Documents (in recordable form where applicable), UCC financing statements, UCC-3 financing statement amendments and assignments, the Intercreditor Agreement, the Guaranty Agreement, any Subordination Agreements, and each other document or certificate executed in connection with this Agreement, executed by each party thereto;
(b)Resolution; Incumbency. The Agent shall have received:
(i)Copies of the resolutions of each Loan Party authorizing the transactions contemplated hereby, certified as of the Closing Date by a Responsible Officer of such Loan Party; and
(ii)A certificate of a Responsible Officer of each Loan Party certifying the names and true signatures of any Responsible Officers of such Loan Party who are authorized to act on behalf of each Loan Party.
(c)Organization Documents; Good Standing. The Agent shall have received the certificate of incorporation, certificate of formation, or certificate of limited partnership, as applicable, of each Loan Party as in effect on the Closing Date, each certified by the Secretary of State of each such Person’s state of organization, the bylaws, regulations, operating agreement or partnership agreement, as applicable, of each Loan Party, each certified by a Responsible Officer of such Loan Party as a true and correct copy thereof as of the Closing Date, and evidence satisfactory to the Agent, that each Loan Party is in good standing under the laws of its state of organization;
(d)Legal Opinion. The Agent shall have received an opinion of outside Texas and New York counsel to the Loan Parties addressed to the Agent and the Banks, in form and substance acceptable to the Agent;
(e)Payment of Fees. The Agent shall have received evidence of payment by the Co-Borrowers of all fees, costs and expenses to the extent then due and payable on or prior to the Closing Date, together with Attorney Costs and including, without limitation, the fees set forth in Schedule I to the Engagement Letter and any such costs, fees and expenses arising under or referenced in Section 10.04, without duplication;

4812-0911-1547, v. 7

(f)Certificate. The Agent shall have received a certificate signed by a Responsible Officer of Parent and each Co-Borrower, dated as of the Closing Date, in the form attached hereto as Exhibit F, or in any other form acceptable to the Agent;
(g)Filings. The Agent shall have received evidence that all filings needed to perfect the security interests granted by the Loan Documents have been completed or due provision has been made therefor and that all previous filings against any portion of the Collateral (other than Permitted Liens) have been terminated;
(h)Pro Forma Financial Statements. The Agent shall have received pro forma Consolidated and consolidating financial statements of Parent and its Subsidiaries as of March 31, 2017, together with a funds flow memorandum for the transactions contemplated hereby to occur on the Closing Date, in form and substance satisfactory to the Agent;
(i)Know Your Customer. The Agent shall have received all documentation and other information requested by the Agent, any Issuing Bank, or any Bank that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the USA Patriot Act;
(j)Insurance. Agent shall have received evidence of insurance required to be maintained by the Loan Parties hereunder, which certificates shall name the Agent as additional insured and loss payee, as applicable;
(k)Collateral Position Report. Agent shall have received a pro-forma Collateral Position Report dated as of April 30, 2017 for the month of April 2017, in form and substance satisfactory to the Agent, that has been duly executed by a Responsible Officer;
(l)Risk Management and Credit Policy. Agent shall have received a copy of the Risk Management and Credit Policy in form and substance satisfactory to Agent.
(m)Capital Structure. The capital and ownership structure and the equity-holder arrangements of the Loan Parties and their respective Subsidiaries (and all agreements relating thereto) shall be reasonably satisfactory to the Agent.
(n)Due Diligence. The Agent shall have completed and be satisfied in its sole discretion with the corporate (or other organizational), environmental and financial due diligence of the Loan Parties and their respective Subsidiaries.
(o)Notice of Borrowing. The Agent shall have received a duly completed and signed Notice of Borrowing for the Working Capital Loan to be made on the Closing Date.
(p)Existing Credit Agreement. The Agent shall have received evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released.
(q)Master Service Agreement. The Agent shall have received the Master Service Agreement and all amendments or other modifications or supplements thereto, in each case, in form and substance satisfactory to the Agent.

4812-0911-1547, v. 7

(r)Other Documents. The Agent and Banks shall have received such other approvals, opinions, documents or materials as the Agent or such Banks may request.
For purposes of determining compliance with the conditions specified in this Section 5.01, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Agent shall have received notice from such Bank prior to the Closing Date specifying its objection thereto.
5.02Matters to be Satisfied Prior to Each Request for Extension of Credit. On any date on which the Banks make any Loans or Issue any Letter of Credit hereunder, unless otherwise waived by the Banks, each of the following shall be true:
(a)Representations and Warranties. Each of the representations and warranties made by the Loan Parties in or pursuant to this Agreement or the other Loan Documents shall be true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which representation and warranty shall be true and correct in all respects) on and as of such date as if made on and as of such date (except to the extent such representations and warranties relate solely to an earlier date).
(b)Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.
(c)No Material Adverse Effect. Since the Closing Date, there shall have been no Material Adverse Effect.
(d)No Prohibition or Penalty. The making of such Loan or the Issuance of such Letter of Credit shall not be prohibited by any applicable law or subject the Agent, any Issuing Bank or any Bank to any penalty under applicable law.
5.03Matters to be Satisfied Prior to Each Request for Borrowing of Acquisition Loans for Permitted Acquisitions. On any date on which the Banks make any Acquisition Loans hereunder for the purpose of funding the Adjusted Purchase Price of any Permitted Acquisition, unless otherwise waived by the Banks, each of the following shall be true:
(a)Adjusted Purchase Price. Such Acquisition Loan (when combined with all other Acquisition Loans used to finance such Permitted Acquisition) does not exceed the sum of (A) 75% of the Adjusted Purchase Price (excluding the portion of such purchase price consisting of the cash cost of acquired net working capital) and (B) the Adjusted Purchase Price consisting of the cash cost of acquired net working capital, in each case of the Permitted Acquisition to be financed by such Acquisition Loan.
(b)Consent. The Agent or the Majority Banks provided written consent to such Permitted Acquisition to be financed by the requested Acquisition Loan to the extent required by the definition of Permitted Acquisition.
(c)Financial Covenant Compliance. The Co-Borrowers are in pro forma compliance with the financial covenants in Section 7.09, together with calculations and any supporting documentation demonstrating such pro forma compliance in form and substance reasonably satisfactory to the Agent.

4812-0911-1547, v. 7

(d)Due Diligence. The Agent shall have completed and be satisfied in its sole discretion with its due diligence review of the Permitted Acquisition.
(e)Notice of Borrowing. The Agent shall have received a duly completed and signed Notice of Borrowing for the Acquisition Loan.
(f)Consummation of the Permitted Acquisition. The Agent shall have received evidence, in form and substance satisfactory to the Agent, of the consummation of the Permitted Acquisition in accordance with the terms and conditions of such material documentation relating to such Permitted Acquisition, without giving effect to any modifications, consents, amendments or waivers thereto that are materially adverse to the Agent or the Banks, substantially concurrently with the making of such Acquisition Loan.
Article 6
REPRESENTATIONS AND WARRANTIES
Parent and each Co-Borrower represents and warrants to the Banks that:
6.01Corporate Existence and Power.
(a)Each Loan Party and each Restricted Subsidiary is a corporation, limited liability company or limited partnership, as applicable, duly formed and validly existing under the laws of its state of formation.
(b)Each Loan Party and each Restricted Subsidiary has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its Obligations under the Loan Documents and is licensed under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such license, except for those jurisdictions in which the failure to obtain such licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.
6.02Authorization; No Contravention. The execution, delivery and performance by each Loan Party of this Agreement and each other Loan Document to which such Loan Party is party, has been duly authorized by all necessary corporate, limited liability company, or partnership action, as applicable, and do not and will not contravene, conflict with or result in any breach or contravention of, or the creation of any Lien under any of such Loan Party’s organizational and governing documents, or any document evidencing any contractual obligation to which such Loan Party is a party or any order, injunction, writ or decree of any Governmental Authority to which such Loan Party or its property is subject or any Requirement of Law, to the extent any such contravention, conflict or breach has or could reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole.
6.03Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for filings, recordation or similar steps necessary to perfect the Liens of the Agent under applicable law.
6.04Binding Effect. This Agreement and each other Loan Document to which each Loan Party is a party constitute the legal, valid and binding obligations of such Loan Party except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

4812-0911-1547, v. 7

6.05Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of each Loan Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Loan Party, any Subsidiary or any of their respective properties which purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby or which could reasonably be expected to have a Material Adverse Effect; and no injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.
6.06No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by any Loan Party and no Loan Party nor any Restricted Subsidiary is in default under or with respect to any other obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.
6.07Compliance with Laws and Agreements. Except as could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, each Loan Party and each Subsidiary, before and after giving effect to this Agreement, is in compliance with laws applicable to such entity, including all requirements of ERISA. No Loan Party nor any Subsidiary is in default under or with respect to any contract, agreement, lease or any other types of agreement or instrument to which such Loan Party or such Subsidiary is a party and which could reasonably be expected to cause a Material Adverse Effect.
6.08Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 7.07. No Co-Borrower is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock, and none of the proceeds of the Loans will be used to purchase or carry Margin Stock.
6.09Title to Properties. Each Loan Party and each Restricted Subsidiary has good and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of each Loan Party and each Restricted Subsidiary is subject to no Liens except Permitted Liens.
6.10Taxes. Each Loan Party and each Subsidiary has filed all federal, state, and other material Tax returns and reports to be filed, and has paid all federal, state, and other material Taxes, assessments, fees and other governmental charges, levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed Tax assessment against any Loan Party or Subsidiary that would, if made, have a Material Adverse Effect on the Loan Parties, taken as a whole.
6.11Financial Condition.
(a)The Consolidated and consolidating financial statements of Parent and its Subsidiaries (x) dated December 31, 2020, and statements of income or operations, shareholders’ equity and cash flows for the year ended on that date and (y) dated June 30, 2021, and statements of income or operations, shareholders’ equity and cash flows for the three month period ended on that date:

4812-0911-1547, v. 7

(i)were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;
(ii)fairly present the financial condition of the Loan Parties and their Restricted Subsidiaries as of the dates thereof and results of operations for the periods covered thereby, subject to normal year-end adjustments in the case of the financial statements dated June 30, 2021; and
(iii)except as set forth on Schedule 6.11, show all material indebtedness and other liabilities, direct or contingent, of the Loan Parties and their Subsidiaries as of the dates thereof, including liabilities for Taxes, material commitments and contingent obligations.
(b)Since December 31, 2020, there has been no Material Adverse Effect.
6.12Environmental Matters. Except to the extent such violation could not reasonably be expected to have a Material Adverse Effect, to each Loan Party’s knowledge neither its business operations nor any of its properties nor any Subsidiary nor any of such Subsidiary’s properties are in violation of any federal or state law or regulation relating to the protection of the environment (hereinafter “Environmental Laws”), including without limitation requirements to obtain, maintain, and comply with any permits, licenses, registrations, or other authorizations under Environmental Laws. No claims of any nature have been filed, or to the Loan Parties’ knowledge threatened, against any Loan Party or any Subsidiary pursuant to any Environmental Law that could reasonably be expected to have a Material Adverse Effect. Except to the extent such release(s) could not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Loan Parties, no release of hazardous substances or other pollutants (as those terms are defined by Environmental Laws) has occurred in connection with the Loan Parties’ or any Subsidiary’s business or operations. Except as could not be reasonably expected to have a Material Adverse Effect, to the Loan Parties’ knowledge, the Loan Parties and their Subsidiaries are not subject to any liabilities under Environmental Law or relating to releases of hazardous substances or pollutants.
6.13Regulated Entities. No Loan Party, nor any Person controlling any Loan Party, or any of its Subsidiaries, is an “Investment Company” within the meaning of the Investment Company Act of 1940. No Loan Party is subject to any Requirement of Law limiting its ability to incur indebtedness or perform its obligations hereunder.
6.14Copyrights, Patents, Trademarks and Licenses, etc. Each Loan Party and each Restricted Subsidiary owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of its business, without conflict with the rights of any other Person. To the best knowledge of each Loan Party, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Restricted Subsidiary infringes upon any rights held by any other Person, to the extent such failure to own, license or possess the right to use has or could reasonably be expected to have a Material Adverse Effect, taken as a whole.
6.15Subsidiaries. No Loan Party or any Restricted Subsidiary has any Subsidiaries or has any equity investments in any other corporation or entity other than those specifically disclosed on Schedule 6.15.

4812-0911-1547, v. 7

6.16Insurance. The properties of each Loan Party and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of a Loan Party with an AM Best rating of not less than “B+”, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Party or Restricted Subsidiary operates.
6.17Full Disclosure. None of the representations or warranties made by any Loan Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Loan Party to any Secured Party in connection with the Loan Documents, when taken as a whole, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.
6.18Deposit and Hedging Brokerage Accounts. Each of the Loan Parties’ bank depository accounts and securities accounts and each of the Loan Parties’ hedging brokerage accounts with Eligible Brokers is listed on Schedule 6.18.
6.19Solvency. None of the Loan Parties nor any Restricted Subsidiary is “insolvent” (that is, the sum of such Person’s absolute and contingent liabilities, including the Obligations, does not exceed the fair market value of such Person’s assets, including any rights of contribution, reimbursement or indemnity). Each Loan Party and each Restricted Subsidiary has capital which is adequate for the businesses in which such Person is engaged and intends to be engaged. None of the Loan Parties nor any Restricted Subsidiary has incurred (whether hereby or otherwise), nor do the Loan Parties intend to incur or believe that they will incur, liabilities which will be beyond their respective ability to pay as such liabilities mature.
6.20ERISA. Except for those that would not, in the aggregate, have a Material Adverse Effect, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the knowledge of any Loan Party, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Loan Party or any Subsidiary has incurred or otherwise has or could have an obligation or any liability and (z) no ERISA Event is reasonably expected to occur. Except for those that would not, in the aggregate, have a Material Adverse Effect, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding. Except for those that would not, in the aggregate, have a Material Adverse Effect, no ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal from any Multiemployer Plan on the date this representation is made. Except for those that would not, in the aggregate, have a Material Adverse Effect, no ERISA Affiliate has incurred any liability under Title IV of ERISA that remains outstanding (other than PBGC premiums due but not delinquent). None of the assets of any ERISA Affiliate is the subject of any Lien arising under Section 303(k) of ERISA or Section 430(k) of the Code, and there are no facts which could be expected to give rise to such a Lien.
6.21Transmitting Utility and Utility. None of the Loan Parties nor any Restricted Subsidiary is a “transmitting utility”, as that term is defined in the Uniform Commercial Code of any applicable jurisdiction, or a “utility”, as that term is defined in Section 261.001 of the Texas Business and Commerce Code.
6.22Sanctions/Anti-Corruption Representations.

4812-0911-1547, v. 7

(a)No Loan Party nor any of its Affiliates is in violation of any Anti-Terrorism Laws, Anti-Corruption Laws, or Sanctions or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Laws, Anti-Corruption Laws, or Sanctions.
(b)No Loan Party nor any of its Affiliates or any director, officer, employee, agent or affiliate of any Loan Party or any of its Affiliates is a Person (each such Person, a “Sanctioned Person”) that is, or is owned or controlled by Persons that are: (i) the subject of any Sanctions, or (ii) located, organized or resident in a region, country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, currently the Region of Crimea, Cuba, Iran, North Korea, Sudan and Syria.
6.23EEA Financial Institution. None of the Loan Parties is an EEA Financial Institution.
Article 7
CERTAIN COVENANTS
So long as the Banks shall be obligated to make Loans or Issue Letters of Credit hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:
7.01Financial Statements. Parent and each of the Co-Borrowers shall deliver to the Agent (who will promptly make such deliverable available to the Banks), in form and detail satisfactory to the Agent and the Majority Banks:
(a)(i) as soon as possible, but not later than 120 days after the end of each fiscal year (or, if earlier, not later than 15 days after delivering such financial statements to the SEC), a copy of the audited Consolidated and consolidating financial statements of Parent (which include the Co-Borrowers and all Subsidiaries) to include a balance sheet as at the end of such year and the related statements of income and loss, shareholders’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of a nationally-recognized independent public accounting firm which report shall state that such financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the public accounting firm of any material portion of Co-Borrowers’ records;
(ii)    for any fiscal year during which an Unrestricted Subsidiary exists, as soon as possible, but not later than 120 days after the end of each fiscal year, a consolidated balance sheet of the Loan Parties on a Consolidated basis, as at the end of such year and the related statements of income and loss, shareholders’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller as fairly presenting the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years;
(b)(i) as soon as available, but not later than forty-five (45) days after the end of each month (except for the month ending December 31, which shall be delivered no later than sixty (60) days after the end of such month) (or, if earlier, not later than 5 days after delivering such financial statements to the SEC) unaudited Consolidated and

4812-0911-1547, v. 7

consolidating financial statements of Parent (which include the Co-Borrowers and all Subsidiaries) prepared by Parent in form acceptable to the Agent; and
(ii)    for any fiscal month during which an Unrestricted Subsidiary exists, as soon as available, but not later than forty-five (45) days after the end of each month (except for the month ending December 31, which shall be delivered no later than sixty (60) days after the end of such month), unaudited financial statements of the Loan Parties on a Consolidated basis, in form acceptable to the Agent.
7.02Certificates; Other Information. Parent and the Co-Borrowers shall furnish to the Agent (who will promptly make such deliverable available to the Banks) and shall notify the Agent of:
(a)concurrently with the delivery of the financial statements referred to in Subsections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer of Parent, who is authorized to act on behalf of each of the Loan Parties, setting forth in reasonable detail the basis for the calculations and determinations made therein; provided, however, that if at any time any Loan Party anticipates mark-to-market losses for Product, which such losses are not reflected on the Compliance Certificate most recently delivered to the Banks, then Parent and the Co-Borrowers shall, by the Business Day following the day such Co-Borrower realizes such losses are expected, deliver to the Banks an additional Compliance Certificate which shall reflect such anticipated losses;
(b)delivered within fifteen (15) Business Days of the last day of each month, a Collateral Position Report calculated as of the last day of such month, certified by a Responsible Officer of HoldCo, who is authorized to act on behalf of the Loan Parties, and at such other times as the Agent may request; provided, however, if the excess Collateral Position as shown on the most recent Collateral Position Report is less than the greater of $10,000,000 and 10% of clause (b) of the Borrowing Base Advance Cap, then Collateral Position Reports calculated as of the 15th and last day of each month shall be delivered within fifteen (15) Business Days of the 15th and last day of such month, until such time as the excess Collateral Position is equal to or greater than the greater of $10,000,000 and 10% of clause (b) of the Borrowing Base Advance Cap (in which case reporting will revert to the last day of each month); provided further, that Holdco may, with the consent of the Agent (in its sole discretion), deliver to the Agent a collateral position report and such other information reflecting the eligible assets and liabilities of the Loan Parties necessary to calculate an updated Borrowing Base Advance Cap, in each case, in form and substance satisfactory to the Agent in its sole discretion.
(c)delivered within ten (10) Business Days of the last day of each month (or the next succeeding Business Day after such date in the event that such date is not a Business Day), a Net Position Report calculated as of the last day of such month, certified by a Responsible Officer of HoldCo, who is authorized to act on behalf of each of the Loan Parties and each Subsidiary;
(d)within 90 days of the end of each calendar quarter, with respect to Unbilled Qualified Accounts, a reconciliation setting forth estimated volumes and gross sales revenues versus actual volumes and gross sales revenues for such period, in a form acceptable to Agent;
(e)within 15 days of the end of each calendar quarter (or within 15 days of when requested by Agent following the occurrence and during the continuance of an

4812-0911-1547, v. 7

Event of Default), an accounts receivable aging analysis, in a form reasonably acceptable to Agent;
(f)as soon as reasonably possible after a written request is made by Agent from time to time, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary;
(g)within ten (10) Business Days of each calendar quarter end, a report of inventory storage locations for each Loan Party as of such quarter end;
(h)as soon as available and in any event within 60 days after the end of each fiscal year of Parent, an annual budget summary in the form of an income statement for the immediately following fiscal year and detailed on a quarterly basis with a description of the underlying assumptions utilized therein;
(i)promptly of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;
(j)promptly of any matter that has resulted or may reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a contractual obligation of any Loan Party or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between (1) any Loan Party or any Subsidiary and (2) any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, in the case each of clauses (i), (ii) and (iii), which has resulted or may reasonably be expected to result in a Material Adverse Effect;
(k)on or prior to any filing by any ERISA Affiliate of any notice of intent to terminate any Title IV Plan, and (ii) promptly, and in any event within 10 days, after any Responsible Officer of any ERISA Affiliate knows or has reason to know that an ERISA Event has occurred;
(l)within fifteen (15) Business Days after the Chief Executive Officer of any Loan Party ceases to hold such office;
(m)within two Business Days after making a public filing with the SEC with respect to those activities requiring a public filing or as soon as available with respect to those activities in which no public filing is made, the Co-Borrowers shall provide to the Agent copies of each amendment or modification to, waiver of, or consent to departure from, the Risk Management and Credit Policy;
(n)promptly after the same are available, the Co-Borrowers shall make available to the Agent copies of each annual report, proxy or financial statement or other material report or communication sent to the holders of Equity Interests of Parent, and copies of all annual, regular, periodic and special reports and registration statements which the Loan Parties may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or any other securities Governmental Authority, and not otherwise required to be delivered to the Agent pursuant hereto;
(o)promptly upon execution thereof, a copy of any material amendments, waivers or other modifications to the Major Acquisition Documents, the Provider Acquisition Documents, or the Verde Acquisition Documents;

4812-0911-1547, v. 7

(p)concurrently with the delivery of the Collateral Position Report referred to in Section 7.02(b), (i) a customer count calculated on the actual number of customers and a RCE basis, including (A) customer information categorized by fixed or variable price contracts (including remaining contract tenor reporting for fixed price customers) and commercial and industrial or residential contracts, (B) monthly attrition rates, (C) monthly customer additions, (D) monthly customer acquisition costs, with categorization for organic growth and acquisitions, both on a gross basis and RCE basis, (ii) an itemized and aggregate calculation of the Embedded Gross Margin, together with supporting documentation to the extent requested by the Agent, in each case in form and substance reasonably satisfactory to the Agent, (iii) a report of (A) total variable price RCEs, (B) expected weighted average gross margin per RCE under variable price contracts, and (C) actual weighted average historical attrition rate during the prior twelve month period, in each case, calculated as of the last day of the applicable month, (iv) a summary of the cash collateral covering storage and transportation expenses included in clause (b)(xviii) of the definition of Borrowing Base Advance Cap, (v) a summary of Eligible RECs and related environmental and other obligations and liabilities and (vi) all other information set forth in Exhibit D hereto and as otherwise requested by the Agent, in each case (under this clause (p)) in form and substance acceptable to the Agent; and
(q)concurrently with the delivery of the financial statements referred to in Subsections 7.01(a) and (b), a report of the Actual Embedded Gross Margin, together with calculations and any supporting documentation demonstrating such calculations in form and substance reasonably satisfactory to the Agent;
(r)not less than 5 Business Days prior to making any payments on account of principal (whether by redemption, purchase, retirement, defeasance, set-off or otherwise), interest, fees or other amounts in respect of Subordinated Debt permitted under Section 7.31(a), a certificate certified by a Responsible Officer of HoldCo (i) certifying that the conditions set forth in Section 7.31(a) will have been met after giving effect to such payment, together with calculations and any supporting documentation demonstrating such pro forma compliance with Section 7.09 in form and substance reasonably satisfactory to the Agent, and (ii) setting forth the amount, date and purpose of such payment;
(s)not less than three (3) Business Days prior to making any payments on account of principal (whether by redemption, purchase, retirement, defeasance, set-off or otherwise), in respect of any Indebtedness permitted by Section 7.13(l), a certificate certified by a Responsible Officer of HoldCo (i) certifying that the conditions set forth in Section 7.31(c) will have been met after giving effect to such payment, together with calculations and any supporting documentation demonstrating such pro forma compliance with Section 7.09 in form and substance reasonably satisfactory to the Agent, and (ii) setting forth the amount and date of such payment;
(t)not less than 5 Business Days prior to making any payments under Section 7.15(e), notice that such payment is to be made, including the amount and date of such payment;
(u)promptly in the event that, in Parent’s quarterly and annual reviews of whether or not an impairment exists under GAAP in accordance with FASB ASC Topic 350, management determines that a triggering event has occurred during the period that would require Parent to perform an impairment test prior to the annual impairment test; and

4812-0911-1547, v. 7

(v)promptly upon knowledge of any of the Co-Borrowers, notice of any change in the information provided in the certifications regarding beneficial ownership as required by 31 C.F.R. § 1010.230 that would result in a change to the list of beneficial owners identified in parts II(c) or II(d) of such certifications.
Each notice under clauses (i)-(m) of this Section shall be accompanied by a written statement by a Responsible Officer of Parent, who is authorized to act on behalf of the Loan Parties setting forth details of the occurrence referred to therein, and stating what action such Loan Party proposes to take with respect thereto and at what time. Each notice under Subsection 7.02(i) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.
7.03Insurance.
(a)Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers independent of any Loan Party and with an AM Best rating of not less than “B+”, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including, without limitation, cargo insurance. Agent shall be named as an additional insured and/or loss payee under all such policies, without liability for premiums or club calls. Each Loan Party shall use the standard of care typical in the industry in the operation and maintenance of its facilities.
(b)Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, obtain flood insurance in such total amount as the Agent may from time to time require, if at any time the area in which a Building located on any real property encumbered by a mortgage in favor of Agent is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.
7.04Payment of Obligations. Each Loan Party shall, and shall cause each of its Subsidiaries to, pay and discharge, as the same shall become due and payable, all its material obligations and liabilities, including, without limitation, Taxes, except for such obligations and liabilities that are being diligently contested in good faith by appropriate proceedings.
7.05Compliance with Laws. Each Loan Party shall, and shall cause each of its Subsidiaries to, comply, in all material respects, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, including, without limitation, the Federal Fair Labor Standards Act, ERISA, the FCPA, and the rules and regulations promulgated by OFAC, except such as may be contested in good faith or as to which a bona fide dispute may exist or which the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole.
7.06Inspection of Property and Books and Records and Audits. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain proper books and records in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Person. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit representatives and independent contractors of the Agent to visit and inspect any of its respective properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its respective affairs, finances and accounts with its respective directors, officers, and

4812-0911-1547, v. 7

independent public accountants, all at the expense of such Loan Party and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to such Loan Party; provided, however, when an Event of Default exists the Agent may do any of the foregoing at the expense of such Loan Party at any time during normal business hours and without advance notice. One time per fiscal year as designated by the Agent and at such other times as the Agent deems advisable, each Loan Party will, and will cause each of its Restricted Subsidiaries to, allow the Agent or an entity satisfactory to the Agent to conduct a thorough examination of the Collateral Position, and such Loan Party will, and will cause each of its Restricted Subsidiaries to, fully cooperate in such examination. In the absence of an Event of Default, such Loan Party will pay the costs and expenses of one such examination per fiscal year. At the request of any Bank and once available, the Agent will promptly provide the final report of the examination of the Collateral Position to such Bank on a confidential basis on terms acceptable to the Agent.
7.07Use of Proceeds.
(a)Co-Borrowers shall use the proceeds of the Working Capital Loans solely for the purposes of (i) paying fees and expenses in connection with this Agreement; (ii) financing such Co-Borrowers’ working capital requirements, including LDCs, related to the trading and marketing of Product and Renewable Energy Certificates and for related hedging requirements; and (iii) general corporate purposes (other than Permitted Acquisitions and other acquisitions of customer contracts).
(b)Co-Borrowers shall use the proceeds of Acquisition Loans solely for the purpose of, subject to Section 5.03, financing a portion of the Adjusted Purchase Price (including the portion of such purchase price consisting of the cash cost of acquired net working capital) of Permitted Acquisitions, including the purchase of acquired net working capital in connection with Permitted Acquisitions, as and when such payments become due and payable, and other acquisitions of customer contracts permitted under this Agreement.
(c)No proceeds of any Credit Extension shall be used, directly or indirectly, to purchase or carry Margin Stock.
(d)The Co-Borrowers will not, directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise), or (iii) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws that may be applicable.
7.08Payments to Bank Blocked Accounts.
(a)Each Co-Borrower shall, if such Co-Borrower receives payments from account debtors in the ordinary course of business, establish and maintain a lock box (“Lock Box”) through the applicable Bank Blocked Account or at another depositary institution acceptable to the Agent, and shall notify in writing and otherwise take such reasonable steps to ensure that all of its account debtors under any of its Accounts forward payment under such Accounts in the form of cash, checks, drafts or other similar

4812-0911-1547, v. 7

items of payment directly to such Lock Box or directly by wire transfer to such Bank Blocked Account, and shall provide Agent with reasonable evidence of such notification. Any payment in the form of cash, checks, drafts or similar items of payment received by any Co-Borrower in its Lock Box or otherwise shall be deposited into the applicable Bank Blocked Account no later than two Business Days following the date on which the applicable Co-Borrower receives such payment.
(b)In the event that any account debtor does not make any payment directly to the applicable Lock Box or the applicable Bank Blocked Account but instead makes such payment to a Loan Party, such Loan Party shall promptly deposit or cause to be deposited such amounts into the applicable Bank Blocked Account as soon as reasonably possible after receipt thereof.
(c)Agent may at any time following the occurrence of an Event of Default initiate the “Activation Period” or other analogous defined term (as defined in the Blocked Account Agreements) and thereafter all amounts deposited in the Bank Blocked Accounts shall be transferred as directed by the Agent. Co-Borrowers agree that, during the Activation Period, (a) no monies shall be withdrawn or otherwise transferred from any Bank Blocked Account without the Agent’s approval and (b) Agent is authorized to apply amounts contained in the Bank Blocked Accounts toward satisfaction of the Obligations.
7.09Financial Covenants.
(a)Fixed Charge Coverage Ratio. Parent shall not permit the Fixed Charge Coverage Ratio as of the last day of any month, commencing the first month-end after the Closing Date, to be less than 1.25 to 1.00.
(b)Total Leverage Ratio. Parent shall not permit as of the last day of any month, commencing the first month-end after the Second Amendment Effective Date, the ratio of (i) the sum of (x) all Indebtedness of the Loan Parties on a Consolidated basis, on such date (excluding (A) the Subordinated Debt permitted by Section 7.13(c) and (B) the Effective Amount of the L/C Obligations) plus (y) gross amounts reserved for potential civil and regulatory liabilities identified in the most recent Form 10-K or 10-Q filing filed by Parent with the SEC to (ii) Adjusted EBITDA for the most recent twelve (12) month period then ended to be more than 2.50 to 1.00.
(c)Maximum Senior Secured Leverage Ratio. Parent shall not permit, as of the last day of any month, commencing the first month-end after the Second Amendment Effective Date, the Senior Secured Leverage Ratio as such date, to be more than 1.85 to 1.00.
(d)Right to Cure. In the event that the Co-Borrowers fail to comply with the financial covenants set forth above by an amount not exceeding forty percent (40%) of the then-required applicable covenant level for any calendar month, until the expiration of the fifth (5th) Business Day subsequent to the date on which monthly financial statements are required to be delivered pursuant to Section 7.01 (the “Cure Period”), the Co-Borrowers shall be permitted to cure such failure to comply by way of receiving Cure Contributions, and upon the date on which the Cure Period expires, such covenants shall be recalculated giving effect to the Cure Contributions. Solely for the purpose of curing a financial covenant pursuant to a Cure Contribution, any such Cure Contributions shall be included in the calculation of Adjusted EBITDA for the most recently ended month. If, after giving effect to the foregoing recalculations, Co-Borrowers shall then be in compliance with the requirements of such covenants, Co-Borrowers shall be deemed to

4812-0911-1547, v. 7

have satisfied the requirements of such covenants as of the relevant earlier required date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of any such covenant that had occurred shall be deemed cured for the purposes of this Agreement and the other Loan Documents. Co-Borrowers shall provide Agent with notice of intent to exercise their right to cure contained in this subsection within 45 days of the end of the calendar month for which the cure is sought. Notwithstanding anything to the contrary contained this Agreement, from the date of receipt of such notice until the date on which the Cure Period expires, neither Agent nor any Bank shall exercise rights or remedies with respect to any Default or Event of Default solely on the basis that an Event of Default has occurred and is continuing under Section 7.09 (a) or (b). The Cure Contributions, in the aggregate, must be received no later than the end of the applicable Cure Period. In any rolling twelve month period, there shall be no more than two (2) Cure Contributions submitted under this Section 7.09(d) permitted, and no more than three (3) Cure Contributions submitted under this Section 7.09(d) shall be permitted during the term of this Agreement.
7.10Limitation on Liens. The Loan Parties shall not, nor shall the Loan Parties suffer or permit any of their Restricted Subsidiaries to make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than
(a)any Lien existing on property of the Loan Parties on the date hereof and set forth in Schedule 7.10;
(b)any Lien created under any Loan Document;
(c)Liens for Taxes, fees, assessments or other governmental charges or levies which are not delinquent or remain payable without penalty or the validity of which is being diligently contested in good faith by appropriate proceedings (and fully reserved for on the books of such Person to the extent such item is material);
(d)Liens on POR Collateral;
(e)carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person, and Liens of interest owners arising pursuant to Texas Bus. & Com. Code Section 9.343, or comparable law of other states, or Liens securing the Loan Parties’ obligations under leases or deferred payment purchases of equipment and automobiles used in the Loan Parties’ business;
(f)non-consensual statutory Liens arising in the ordinary course of the Loan Parties’ business to the extent such Liens secure indebtedness which is not past due or such Liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or are being contested in good faith by appropriate proceedings diligently pursued and available to such Loan Party prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;
(g)zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of the Loan Parties as

4812-0911-1547, v. 7

presently conducted thereon or materially impair the value of the real property which may be subject thereto;
(h)pledges and deposits of cash by any Loan Party in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security benefits consistent with the current practices of such Loan Party (other than any Liens imposed by ERISA);
(i)pledges and deposits of cash by any Loan Party after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of indebtedness), public or statutory obligations, surety bonds, performance bonds and other similar obligations in each case in the ordinary course of business consistent with the current practices of such Loan Party;
(j)Liens arising from operating leases and the precautionary UCC financing statement filings in respect thereof and equipment or other materials which are not owned by any Loan Party located on the owned or leased premises of such Loan Party (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and the precautionary UCC financing statement filings in respect thereof;
(k)judgments and other similar Liens arising in connection with court proceedings that do not constitute an Event of Default, provided, that, such Liens are being contested in good faith and by appropriate proceedings diligently pursued, adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor and a stay of enforcement of any such Liens is in effect;
(l)Liens granted by any Loan Party on its or their rights under any insurance policy, but only to the extent that such Lien is granted to the insurers under such insurance policies or any insurance premium finance company to secure payment of the premiums and other amounts owed to the insurers or such premium finance company with respect to such insurance policy;
(m)Liens on cash deposits in the nature of a right of setoff, banker’s Lien, counterclaim or netting of cash amounts owed arising in the ordinary course of business on deposit accounts;
(n)Liens by way of cash collateral or letters of credit under and as provided for in Master Agreements such as NAESB Gas Contracts, EEI Master Agreements, ISDA Master Agreements, or similar types of agreements provided the aggregate outstanding amount of cash collateral does not exceed $30,000,000 (all of the foregoing collectively, “Permitted Liens”); and
(o)Liens arising from the escrow account and related escrow agreement in connection with the Verde Acquisition, provided, that the aggregate amount of cash in such escrow account does not exceed $5,000,000.
7.11Fundamental Changes. The Loan Parties shall not, nor suffer or permit any of their Restricted Subsidiaries to, merge, consolidate with or into, liquidate or dissolve, or convey, transfer, lease or otherwise Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except (a) as permitted pursuant to Section 7.19 and (b) if no Default or Event of Default has occurred and is continuing, the merger of any Co-Borrower into any other Co-Borrower; provided that, the surviving Co-Borrower executes and delivers to Agent all additional

4812-0911-1547, v. 7

security documentation as the Agent may reasonably require in order to reaffirm the security interest of the Agent for the benefit of the Secured Parties in the Collateral.
7.12Loans, Investments and Acquisitions. The Loan Parties shall not, nor suffer or permit any of their Restricted Subsidiaries to (without the consent of Agent), purchase or acquire or make any commitment therefor, any equity interest, or any obligations or other securities of, or any interest in, any Person or make or commit to make any acquisitions, or make or commit to make any advance, loan, extension of credit (other than pursuant to sales on open account in the ordinary course of any Loan Party’s business) or capital contribution to or any other investment in, any Person, except:
(a)the endorsement of instruments for collection or deposit in the ordinary course of business;
(b)investments in cash or cash equivalents, provided, that, subject to Section 7.21, Agent shall have been granted a valid enforceable first priority security interest with respect to the deposit account, investment account or other account in which such cash or cash equivalents are held;
(c)loans and advances by any Loan Party to employees of such Loan Party for: (i) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for such Loan Party, (ii) reasonable and necessary relocation expenses of such employees, and (iii) hardship situations being experienced by any such employee(s); provided that the aggregate amount of (i), (ii) and (iii) above does not exceed $1,000,000 at any one time outstanding;
(d)stock or obligations issued to any Loan Party by any Person (or the representative of such Person) in respect of indebtedness of such Person owing to such Loan Party in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Agent, together with such stock power, assignment or endorsement by such Loan Party in order to perfect the security interest of Agent and the Banks in any such stock or instrument;
(e)obligations of account debtors to any Loan Party arising from Accounts which are past due that are evidenced by a promissory note made by such account debtor payable to such Loan Party; provided, that, promptly upon the receipt of the original of any such promissory note by such Loan Party, such promissory note shall be endorsed to the Agent by such Loan Party and promptly delivered to Agent as so endorsed in order to perfect the security interest of Agent and the Banks in any such promissory note;
(f)loans by a Loan Party to another Loan Party after the date hereof, provided, that, as to all of such loans,  within thirty (30) days after the end of each fiscal year, the Co-Borrowers shall provide to Agent a report in form and substance satisfactory to Agent of the outstanding amount of such loans as of the last day of such year, the indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the original of such note or other instrument is promptly delivered to Agent to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Agent may require,  as of the date of any such loan and after giving effect thereto, the Loan Party making such loan shall be solvent, and as of the date of any such loan and after giving effect thereto, no Event of Default shall have occurred and be continuing;

4812-0911-1547, v. 7

(g)investments (other than loans) of any Loan Party in another Loan Party;
(h)investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit or prepayments or similar transactions entered into in the ordinary course of business, and investments received in satisfaction or partial satisfaction thereof from financial troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(i)investments consisting of non-cash consideration for any Dispositions permitted under this Agreement, provided that such investments become subject to the first priority, perfected liens created under the Loan Documents;
(j)Equity Investments in any Person that is not a Loan Party, provided that:
(i)no Default or Event of Default has occurred and is continuing at the time of such Equity Investment or would result therefrom; and
(ii)no single Equity Investments may exceed $10,000,000 without the prior written consent of the Majority Banks;
(iii)(A) after giving effect to such Equity Investment, the Effective Amount of all Loans then outstanding plus the Effective Amount of all L/C Obligations does not exceed 90% of the Borrowing Base Advance Cap determined as of the Collateral Position Report most recently received by the Agent pursuant to Section 7.02(b) and (B) without the prior written consent of the Majority Banks, such Equity Investments plus outstanding Affiliate Obligations do not exceed $20,000,000 (less Major MIPA Payments made pursuant to Section 7.12(k) unless such Major MIPA Payments are made with cash distributions received by the Major Companies) in the aggregate at any time outstanding; and
(iv)immediately after giving effect to such Equity Investment, the Loan Parties shall be in pro forma compliance with the financial covenants in Section 7.09, together with calculations and any supporting documentation demonstrating such pro forma compliance in form and substance reasonably satisfactory to the Agent.
(k)Permitted Acquisitions; provided that,
(i)if the Adjusted Purchase Price (excluding the portion of such purchase price consisting of the cash cost of acquired net working capital) of such Permitted Acquisition is greater than $7,500,000, prior to the consummation of any Permitted Acquisition, the Co-Borrowers shall deliver to Agent (A) a valuation model specific to such Permitted Acquisition detailing historical performance metrics and reasonably detailed projections for the succeeding twenty four months pertaining to the Person or business to be acquired and updated projections for the Loan Parties after giving effect to such Permitted Acquisition, (B) copies of all material documentation pertaining to such Permitted Acquisition, (C) all such other information and

4812-0911-1547, v. 7

data relating to such Permitted Acquisition or the Person or business to be acquired as may be reasonably requested by the Agent; and (D) at least 5 Business Days (or such lesser period as is reasonably acceptable to the Agent) prior to the proposed date of consummation of the Permitted Acquisition, the Co-Borrowers shall have delivered to the Agent a certificate of a Responsible Officer certifying that (1) such acquisition is a Permitted Acquisition, including calculations in form and substance satisfactory to the Agent reflecting pro forma compliance with the financial covenants in Section 7.09, and (2) such Permitted Acquisition could not reasonably be expected to result in a Material Adverse Effect; and
(ii)if the Adjusted Purchase Price (excluding the portion of such purchase price consisting of the cash cost of acquired net working capital) of such Permitted Acquisition is less than or equal to $7,500,000 but greater than $4,000,000, at least two Business Days (or such lesser period as is reasonably acceptable to the Agent) prior to the proposed date of consummation of the Permitted Acquisition, the Co-Borrowers shall have delivered to the Agent a certificate of a Responsible Officer certifying that (A) such acquisition is a Permitted Acquisition, setting forth in reasonable detail the basis for the calculations and determinations, and (B) such Permitted Acquisition could not reasonably be expected to result in a Material Adverse Effect;
(iii)in the case of the Provider Acquisition, (A) the aggregate amount of cash payments made in respect of the Provider Earnout shall not exceed $9,000,000, and (B) the aggregate amount of cash payments made in respect of all other Provider MIPA Payments shall not exceed $28,000,000 in the aggregate; provided that, in each case, such payments shall be made only when due and payable;
(iv)in the case of any Major MIPA Payment:
(1)no Default or Event of Default has occurred and is continuing before or after giving effect to such Major MIPA Payment;
(2)all Major MIPA Payments are made in accordance with or as contemplated by Article 2 of the Major MIPA;
(3)immediately after giving effect to any Major MIPA Payment, the Loan Parties shall be in pro forma compliance with the financial covenants in Section 7.09; and
(4)immediately after giving effect to any Major MIPA Payment, MIPA Payment Availability is greater than the greater of (A) $10,000,000 and (B) 10% of the Borrowing Base Advance Cap determined as of the Collateral Position Report most recently received by the Agent pursuant to Section 7.02(b).

4812-0911-1547, v. 7

(v)in the case of the Verde Acquisition:
(1)the cash consideration paid by the Loan Parties on the closing date thereof (excluding payments attributable to estimated closing date working capital) of approximately $45,000,000;
(2)no Default or Event of Default has occurred and is continuing before or after giving effect to any Verde MIPA Payment;
(3)all Verde MIPA Payments are made in accordance with or as contemplated by Article II of the Verde MIPA and the Verde Note;
(4)immediately after giving effect to any Verde MIPA Payment, the Loan Parties shall be in pro forma compliance with the financial covenants in Section 7.09, together with calculations and any supporting documentation demonstrating such calculations in form and substance reasonably satisfactory to the Agent; and
(5)immediately after giving effect to any Verde MIPA Payment, MIPA Payment Availability is greater than the greater of (A) $10,000,000 and (B) 10% of the Borrowing Base Advance Cap determined as of the Collateral Position Report most recently received by the Agent pursuant to Section 7.02(b).
(l)Loans to Affiliates resulting in an Affiliate Obligation so long as after giving effect to such Loan to an Affiliate, the Effective Amount of all Loans then outstanding plus the Effective Amount of all L/C Obligations does not exceed 90% of the Borrowing Base Advance Cap determined as of the Collateral Position Report most recently received by the Agent pursuant to Section 7.02(b); provided that outstanding Affiliate Obligations plus Equity Investments plus Major MIPA Payments made pursuant to Section 7.12(k) (unless such Major MIPA Payments are made with cash distributions by the Major Companies) may not exceed $20,000,000 in the aggregate at any time outstanding without the prior consent of the Majority Banks;
(m)loans to Affiliates not to exceed $3,000,000 in the aggregate at any time outstanding for general and administrative expense reimbursement; and
(n)the acquisition of customer contracts for consideration less than $4,000,000 for any single transaction.
7.13Limitation on Indebtedness and Other Monetary Obligations. The Loan Parties shall not, nor suffer or permit any of their Restricted Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness or other monetary obligations, including guaranties, except:
(a)Indebtedness and obligations incurred pursuant to this Agreement or pursuant to a Swap Contract;

4812-0911-1547, v. 7

(b)Indebtedness and obligations consisting of trade payables in the ordinary course of business and consistent with past practices;
(c)Subordinated Debt owed to an Affiliate of the Co-Borrowers (other than Parent and its Restricted Subsidiaries);
(d)Indebtedness and obligations existing on the date hereof and described on Schedule 7.10;
(e)purchase money Indebtedness (including Capital Leases) in a maximum principal amount not exceeding $5,000,000 to the extent secured by purchase money security interests in automobiles and/or equipment (including Capital Leases) so long as such security interests do not apply to any property of such Loan Party other than the automobiles and equipment so acquired, and the Indebtedness secured thereby does not exceed the cost of such automobiles or equipment so acquired, as the case may be, or any refinancings, refundings, renewals or extensions thereof;
(f)guarantees by any Loan Party of the Obligations of the other Loan Parties in favor of Agent for the benefit of the Secured Parties;
(g)guarantees by any Loan Party of any Indebtedness permitted pursuant to this Section 7.13 of any other Loan Party;
(h)the Indebtedness of any Loan Party to another Loan Party pursuant to loans permitted under the terms of this Agreement;
(i)the obligations of any Loan Party or any of its Restricted Subsidiaries to pay the deferred purchase price of goods or services or progress payments in connection with such goods or services, so long as such obligations are incurred in the ordinary course of business;
(j)(i) unsecured Indebtedness owed to the seller in connection with a Permitted Acquisition (other than Major Cash Installment Payments) in an aggregate principal amount not exceeding $5,000,000 at any time outstanding without the consent of the Agent; provided that such Indebtedness is subordinated to the Obligations on terms satisfactory to the Agent, (ii) Provider MIPA Payments; (iii) the Major Cash Installment Payments, (iv) Verde MIPA Payments, and (v) the Verde Note;
(k)other unsecured Indebtedness on terms and conditions reasonably satisfactory to the Agent and the Majority Banks in an aggregate principal amount not exceeding $20,000,000 at any time outstanding;
(l)other unsecured Indebtedness so long as (i) no Default or Event of Default has occurred and is continuing at the time thereof or would be caused thereby, (ii) at the time thereof and after giving effect thereto, the Effective Amount of all Loans then outstanding plus the Effective Amount of all L/C Obligations does not exceed the Borrowing Base Advance Cap, (iii) such Indebtedness does not require any scheduled amortization of principal or at any time have a maturity date prior to one year after the Expiration Date, (iv) after giving effect to the incurrence of such Indebtedness, the Loan Parties shall be in pro forma compliance with the financial covenants in Section 7.09, (v) after giving effect to the incurrence of such Indebtedness, the Loan Parties demonstrate projected pro forma compliance with the financial covenants in Section 7.09 through the Expiration Date based on projections through the Expiration Date delivered to the Agent in connection with such incurrence which projections shall be in form and substance

4812-0911-1547, v. 7

satisfactory to the Agent in its sole discretion; provided that, in the case of unsecured Indebtedness issued pursuant to an at-the-market or other similar bond issuance program, the Loan Parties shall demonstrate projected pro forma compliance upon the initial offering of any such indebtedness (and assuming all indebtedness capable of being issued under such program has been issued as of such date) and at such other times as requested by the Agent (and, in any event, no later than the third month anniversary of the most recent pro forma certificate provided pursuant to this clause (v) for any such programs with a tenor of more than three (3) months, (vi) the covenants and events of default contained in the documentation governing such Indebtedness are not more restrictive than the corresponding terms of this Agreement and the other Loan Documents, (vii) the documents governing such Indebtedness do not contain any mandatory prepayment or redemption provisions which would require a mandatory prepayment or redemption of such Indebtedness in priority to the Loans, and (viii) such Indebtedness does not prohibit prior repayment of the Loans;
(m)monetary obligations pursuant to settlements of civil and regulatory matters, so long as the Loan Parties shall have demonstrated pro forma compliance with the financial covenants in Section 7.09 through the Expiration Date based on projections (in form and substance satisfactory to the Agent in its sole discretion) through the Expiration Date delivered to the Agent in connection with the incurrence of such obligations; and
(n)other monetary obligations approved by the Agent in its sole discretion, so long as the Loan Parties shall have demonstrated pro forma compliance with the financial covenants in Section 7.09 through the Expiration Date based on projections (in form and substance satisfactory to the Agent in its sole discretion) through the Expiration Date delivered to the Agent in connection with the incurrence of such obligations.
7.14Transactions with Affiliates. The Loan Parties shall not, nor suffer or permit any of their Restricted Subsidiaries to, enter into any transaction with any Affiliate of the Loan Parties that are not Loan Parties, except upon fair and reasonable terms no less favorable to any Loan Party than such Loan Party could obtain in a comparable arm’s-length transaction with a Person not an Affiliate of such Loan Party, except for (a) transactions pursuant to the Provider Acquisition Documents and the Major Acquisition Documents, and (b) compensation and employee benefit arrangements paid to, and awards granted thereunder, and indemnities provided for the benefit of, directors, officers, consultants and employees of the Loan Parties in the ordinary course of business.
7.15Restricted Payments. The Loan Parties shall not, nor permit any of their Restricted Subsidiaries to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of their capital stock, or purchase, redeem or otherwise acquire for value any of their capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, or make any payments under the Tax Receivable Agreement; except that the Loan Parties may:
(a)declare and make dividend payments or other distributions payable solely in their preferred or common Equity Interests;
(b)purchase, redeem or otherwise acquire their preferred or common Equity Interests with the proceeds received from the substantially concurrent issue of new preferred or common Equity Interests; and
(c)declare and make cash distributions and cash dividends to the holders of Equity Interests of HoldCo and Parent in accordance with the organizational documents

4812-0911-1547, v. 7

of HoldCo and Parent, provided that before and immediately after giving effect to such proposed distributions or dividends, (i) no Default or Event of Default would exist, (ii) the Loan Parties are in pro forma compliance with the financial covenants in Section 7.09 and (iii) the Effective Amount of all Loans then outstanding plus the Effective Amount of all L/C Obligations does not exceed the Borrowing Base Advance Cap determined as of the Collateral Position Report most recently received by the Agent pursuant to Section 7.02(b);
(d)declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities to another Loan Party, or purchase, redeem or otherwise acquire for value any of their capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, from another Loan Party; and
(e)make payments under the Tax Receivable Agreement; provided that before and immediately after giving effect to such proposed payment, (i) no event or circumstance exists which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default under Section 8.01(a), (e) or (f), (ii) the Loan Parties are in pro forma compliance with the financial covenants in Section 7.09 and (iii) the Effective Amount of all Loans then outstanding plus the Effective Amount of all L/C Obligations does not exceed the Borrowing Base Advance Cap determined as of the Collateral Position Report most recently received by the Agent pursuant to Section 7.02(b); and
(f)consummate repurchases by the Parent of its own Equity Interests, provided that, before and immediately after giving effect thereto, (i) no Default or Event of Default would exist, (ii) the Loan Parties are in pro forma compliance with the financial covenants in Section 7.09, and (iii) the Effective Amount of all Loans then outstanding plus the Effective Amount of all L/C Obligations does not exceed 90% of the Borrowing Base Advance Cap determined as of the Collateral Position Report most recently received by the Agent pursuant to Section 7.02(b).
7.16Certain Changes. The Loan Parties shall not, nor permit any of their Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by the Loan Parties and their Subsidiaries on the date hereof. No Loan Party shall make any significant change in accounting treatment or reporting practices, except as required by GAAP or to comply with SEC accounting rules and regulations, or change the fiscal year of any Loan Party and upon any such change shall promptly notify the Agent thereof.
7.17Net Position. If at any time the aggregate Net Position of a Loan Party or any Subsidiary exceeds the amounts set forth in the Risk Management and Credit Policy, the Loan Parties shall promptly notify the Agent, which notification shall explain the circumstances of such deviation and set forth a plan that provides in reasonable detail the actions the Loan Party or such Subsidiary proposes to take to reduce the applicable position deviation to an amount to achieve compliance with the Risk Management and Credit Policy. The Agent will, upon receipt of such notification, notify the Banks. If the Majority Banks determine in their sole discretion that such excess could reasonably be expected to have a Material Adverse Effect on the Loan Parties taken as a whole, then such failure to comply with the Risk Management and Credit Policy shall constitute an Event of Default and Agent shall promptly notify the Loan Parties of such determination. In any event, if the Loan Parties or any Subsidiary allow their aggregate Net Position to exceed the amounts set forth in the Risk Management and Credit Policy for a period exceeding three (3) Business Days, an Event of Default shall be deemed to have occurred.

4812-0911-1547, v. 7

7.18Location of Inventory. The Loan Parties will not, nor permit any of their Restricted Subsidiaries to (unless approved by the Agent in writing) maintain any inventory (other than Product inventory in transit) at any location except as set forth on Schedule 7.18 unless the Loan Parties have given the Agent at least two weeks’ prior notice of the transfer to or storage of inventory at such other location and prior to maintaining any inventory at such location shall have disclosed to Agent the identity of the owner of the storage facility and shall have taken all steps necessary to provide the Banks with a first priority perfected security interest in such inventory.
7.19Disposition of Assets. The Loan Parties shall not, nor shall the Loan Parties suffer or permit any of their Restricted Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise Dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except for:
(a)Dispositions of inventory in the ordinary course of business;
(b)Dispositions of worn-out, obsolete or surplus automobiles and/or equipment or the Disposition of automobiles and/or equipment no longer used or useful in the business of any Co-Borrower;
(c)Dispositions of accounts receivable pursuant to POR Agreements;
(d)Dispositions of accounts receivable to the insurer of such accounts receivable to the extent that one or more Co-Borrowers has account receivables insurance covering certain account receivables, subsequently makes a claim under such insurance, and the insurer of such accounts receivable requires such assignment;
(e)Dispositions in connection with sale and leaseback transactions in an amount not to exceed $5,000,000 in the aggregate during any twelve (12) month period;
(f)Dispositions between Loan Parties; and
(g)Dispositions (not including Dispositions described in (a) through (f) above) in an amount not to exceed $10,000,000 in the aggregate during any twelve (12) month period or $5,000,000 for any single transaction; provided that (i) such Disposition is made for fair market value, (ii) before and immediately after giving effect to such Disposition, no Default or Event of Default has occurred and is continuing and (iii) before and immediately after giving effect to such Disposition, the Loan Parties are in pro forma compliance with the financial covenants in Section 7.09.
7.20Additional Security Documentation. The Loan Parties shall, and shall cause their Restricted Subsidiaries to, execute such additional security documentation as the Agent may from time to time require in order to maintain the security interest of the Agent for the benefit of the Secured Parties in the Collateral. The Loan Parties shall, and shall cause each Restricted Subsidiary to, execute and deliver to the Agent all such other documents, agreements and instruments reasonably requested by the Agent, delivered within a reasonable period of time after such request, concerning compliance with any provisions of the Loan Documents.
7.21Cash in Accounts Not Subject to Control Agreement. The Loan Parties and their Restricted Subsidiaries shall not have, at any time, an amount in excess of $750,000, in the aggregate, in any accounts (excluding cash deposits subject to Liens permitted by Section 7.10(n)) which are not subject to a perfected security interest in favor of the Agent for the benefit

4812-0911-1547, v. 7

of the Secured Parties by virtue of a three-party control agreement in form and substance satisfactory to the Agent.
7.22Security for Obligations. The Loan Parties shall, and shall cause their Restricted Subsidiaries to, at all times maintain security interests in favor of the Agent for the benefit of the Secured Parties so that the Agent shall have a first priority perfected lien on all Collateral of the Loan Parties and any of their Restricted Subsidiaries, to secure the Obligations.
7.23Subsidiaries.
(a)If consented to by the Agent and HoldCo, on behalf of the Co-Borrowers, any Subsidiary of any Loan Party (other than (x) Subsidiaries which are Co-Borrowers and (y) Unrestricted Subsidiaries), now existing or created, acquired or coming into existence after the Closing Date (including any Unrestricted Subsidiary that is designated under Section 7.32 by HoldCo as a Restricted Subsidiary), may become a Co-Borrower under this Credit Agreement and in connection therewith shall execute and deliver to the Agent (i) a New Co-Borrower Supplement and (ii) a joinder to the applicable Security Documents, a Blocked Account Agreement (if applicable) and such other Loan Documents as the Agent may reasonably require. Each such Subsidiary shall deliver to the Agent, simultaneously with its delivery of such New Co-Borrower Supplement, written evidence satisfactory to the Agent and its counsel that such Subsidiary has taken all corporate, limited liability company or partnership action necessary to duly approve and authorize its execution, delivery and performance of the Credit Agreement and any Security Documents and other documents which it is required to execute. The Loan Parties shall also deliver (a) an updated Schedule 6.15 with respect to such Subsidiary in form and substance satisfactory to Agent if new Subsidiaries are formed or otherwise acquired subsequent to the date hereof and (b) all documentation and other information requested by the Agent, any Issuing Bank, or any Bank with respect to such Subsidiarity that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the USA Patriot Act. Upon execution and delivery of a New Co-Borrower Supplement by the Agent and such Subsidiary, such Subsidiary shall become a Co-Borrower hereunder with the same force and effect as if originally named as a Co-Borrower herein. The execution and delivery of any New Co-Borrower Supplement shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Co-Borrower as a party to this Agreement.
(b)Each Subsidiary of any Loan Party (other than (x) Subsidiaries which are Co-Borrowers and (y) Unrestricted Subsidiaries), now existing or created, acquired or coming into existence after the Closing Date (including any Unrestricted Subsidiary that is designated under Section 7.32 by HoldCo as a Restricted Subsidiary), that does not become a Co-Borrower pursuant to Section 7.23(a) shall execute and deliver to the Agent for the benefit of the Secured Parties (i) its absolute and unconditional guaranty of the timely repayment of, and the due and punctual performance of the Obligations, which guaranty shall be in the form of the Guaranty Agreement and (ii) if requested by Agent, a joinder to the applicable Security Documents, a Blocked Account Agreement (if applicable) and such other Loan Documents as the Agent may reasonably require. Each Guarantor shall deliver to the Agent, simultaneously with its delivery of such a guaranty, written evidence satisfactory to the Agent and its counsel that such Guarantor has taken all corporate, limited liability company or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any Security Documents and other documents which it is required to execute. The Loan Parties shall also deliver (a) an updated Schedule 6.15 with respect to such Subsidiary in form and

4812-0911-1547, v. 7

substance satisfactory to Agent if new Subsidiaries are formed or otherwise acquired subsequent to the date hereof and (b) all documentation and other information requested by the Agent, any Issuing Bank, or any Bank with respect to such Subsidiarity that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the USA Patriot Act.
(c)HoldCo shall cause each Subsidiary (other than (x) Subsidiaries which are Co-Borrowers and (y) Unrestricted Subsidiaries) to become a Co-Borrower or Guarantor in accordance with clause (a) or (b) above (including the execution and delivery of any applicable Security Documents required pursuant thereto) within 15 days of its creation, acquisition, being designated as a Restricted Subsidiary or otherwise coming into existence.
7.24Modifications to Billing Services Agreements, Master Service Agreement, Tax Receivable Agreement, Major Acquisition Documents, Provider Acquisition Documents, and Verde Acquisition Documents.
(a)None of the Loan Parties shall, nor permit any of their Restricted Subsidiaries to, enter into any amendment, supplement or other modification to any POR Agreement, any Major Acquisition Document, any Provider Acquisition Document, or any Verde Acquisition Document, in each case, which is materially adverse to the interests of the Agent, the Issuing Banks, or the Banks, without the prior written consent of the Agent (it being understood that (a) the POR Agreements may be extended by a Loan Party for additional periods as long as such extensions do not result in any material changes to the terms and conditions of such POR Agreements and (b) any increase in or acceleration of any Major MIPA Payments, Provider MIPA Payments, or Verde MIPA Payments, shall be deemed to be materially adverse to the interests of the Banks).
(b)None of the Loan Parties shall, nor permit any of their Restricted Subsidiaries to (i) enter into any amendment, supplement or other modification to the Master Service Agreement or the Tax Receivable Agreement which is materially adverse to the interests of the Agent, the Issuing Banks, or the Banks, without the prior written consent of the Agent or (ii) terminate or otherwise replace (or permit the termination or replacement of) the Master Service Agreement.
7.25Risk Management and Credit Policy. The Loan Parties shall not, and shall not permit any Subsidiary to, make any material amendment or modification to the Risk Management and Credit Policy in a manner materially adverse to the interests of the Agent, the Issuing Banks, or the Banks, without the prior written consent of the Majority Banks. The Loan Parties and Agent agree that upon request by Agent or by the Loan Parties, from time to time, the Loan Parties and Agent will review and evaluate the Loan Parties’ credit and risk management policies.
7.26Compliance with Anti-Terrorism Laws and Anti-Corruption Laws. The Co-Borrowers will maintain in effect policies and procedures, if any, as it reasonably deems appropriate, in light of its business and international activities (if any) designed to promote compliance by the Loan Parties, their Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Terrorism Laws and Anti-Corruption Laws.
7.27Preservation of Existence, Etc. Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization except in a transaction permitted by Section 7.11 and (b) take all reasonable action to maintain all rights,

4812-0911-1547, v. 7

privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
7.28Burdensome Agreements.
(a)The Loan Parties shall not, and shall not permit any of their Subsidiaries to enter into or permit to exist any contractual obligation (other than this Agreement or any other Loan Document) that limits the ability (a) of any Subsidiary of Parent to make any dividend or distribution to Parent or any other Subsidiary of Parent or to otherwise transfer property to or invest in Parent or any other Subsidiary of Parent, in each case, except for any agreement in effect (i) on the Closing Date, or (ii) at the time any Subsidiary becomes a Subsidiary of a Loan Party, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of a Loan Party, (b) of any Loan Party to be jointly and severally liable in respect of the Obligations or any Subsidiary to guarantee the Obligations or (c) of any Loan Party or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations; provided, however, that this clause (c) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.13(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness.
(b)None of the Loan Parties shall permit any of their Unrestricted Subsidiaries to create, incur, assume or permit to exist any Lien on any property of such Unrestricted Subsidiary (other than Liens that would otherwise constitute Permitted Liens hereunder).
7.29Transmitting Utility and Utility. The Loan Parties shall not knowingly take any action which would cause any Loan Party or any Restricted Subsidiary to be treated as a “transmitting utility”, as that term is defined in the Uniform Commercial Code of any applicable jurisdiction, or as a “utility”, as that term is defined in Section 261.001 of the Texas Business and Commerce Code.
7.30Holding Company. Parent shall not engage in any business or activity other than (a) the ownership of Equity Interests in HoldCo, (b) maintaining its corporate existence, (c) participating in income Tax, accounting and other administrative activities as the managing member of HoldCo, (d) the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder, (e) providing guarantees under Section 7.13(g), (f) making payments under the Tax Receivable Agreement, (g) performing obligations as a cosigner of Indebtedness permitted pursuant to Section 7.13(j) in connection with any Permitted Acquisition, and (h) activities incidental to the businesses or activities described in clauses (a) through (g) of this Section, including, without limitation, Parent’s issuance of Equity Interests.
7.31Subordinated Debt; Other Unsecured Debt. The Loan Parties shall not:
(a)Make any payments on account of principal (whether by redemption, purchase, retirement, defeasance, set-off or otherwise), interest, fees or other amounts in respect of Subordinated Debt, unless (i) no Default or Event of Default has occurred and is continuing or would result from such payment, (ii) Parent is in pro forma compliance with the financial covenants in Section 7.09 before and after giving effect to such payment and (iii) before and after giving effect to such payment, (A) the amount calculated under clause (b) of the Borrowing Base Advance Cap determined as of the Collateral Position Report most recently received by the Agent pursuant to Section

4812-0911-1547, v. 7

7.02(b) minus (B) the Effective Amount of the Loans plus the Effective Amount of all L/C Obligations is no less than the greater of (x) $10,000,000 and (y) 10% of the amount calculated under clause (b) of the Borrowing Base Advance Cap determined as of the Collateral Position Report most recently received by the Agent pursuant to Section 7.02(b), it being agreed that the payment-in-kind of interest on any Subordinated Debt or the conversion of such Subordinated Debt to common Equity Interests in HoldCo and Parent shall not be deemed a payment that is prohibited under this Section.
(b)Permit or suffer to exist any amendment, extension, restatement, renewal, replacement or other modification of any indenture, instrument or agreement pursuant to which any Subordinated Debt is outstanding in any manner that would be prohibited pursuant to the terms and provisions of the applicable Subordination Agreement.
(c)Make any payments on account of principal (whether by redemption, purchase, retirement, defeasance, set-off or otherwise), interest, fees or other amounts in respect of Indebtedness permitted by Section 7.13(l), unless (i) no Default or Event of Default has occurred and is continuing or would result from such payment, (ii) Parent is in pro forma compliance with the financial covenants in Section 7.09 before and after giving effect to such payment and (iii) before and after giving effect to such payment, (A) the amount calculated under clause (b) of the Borrowing Base Advance Cap determined as of the Collateral Position Report most recently received by the Agent pursuant to Section 7.02(b) minus (B) the Effective Amount of the Loans plus the Effective Amount of all L/C Obligations is no less than the greater of (x) $10,000,000 and (y) 10% of the amount calculated under clause (b) of the Borrowing Base Advance Cap determined as of the Collateral Position Report most recently received by the Agent pursuant to Section 7.02(b).
7.32Designation of Subsidiaries.
(a)Unless designated after the Closing Date in writing to the Agent pursuant to this Section, any Person that becomes a Subsidiary of Parent shall be classified as a Restricted Subsidiary.
(b)The Co-Borrowers may designate a Subsidiary as an Unrestricted Subsidiary with the written consent of the Agent and Majority Banks.
(c)The Co-Borrowers may designate an Unrestricted Subsidiary to be a Restricted Subsidiary upon written notice to the Agent; so long as, after giving effect to such designation, (i) the representations and warranties made by the Loan Parties in or pursuant to this Agreement or the other Loan Documents shall be true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which representation and warranty shall be true and correct in all respects) on and as of such date as if made on and as of such date (except to the extent such representations and warranties relate solely to an earlier date), (ii) no Default or Event of Default has occurred and is continuing or would result from such designation, and (iii) Parent is in pro forma compliance with the financial covenants in Section 7.09.
(d)All Subsidiaries of an Unrestricted Subsidiary shall be also Unrestricted Subsidiaries. The Co-Borrowers will not permit any Unrestricted Subsidiary to hold any Equity Interests in, or any Indebtedness of, any Restricted Subsidiary.
(e)The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an investment in such Unrestricted Subsidiary at the date of designation in an

4812-0911-1547, v. 7

amount equal to the fair market value of the applicable Co-Borrower’s or applicable Loan Party’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.
(f)If, at any time, any Unrestricted Subsidiary would fail to meet the requirements of the definition of Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness and Liens of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Co-Borrowers as of such date.
7.33Legal Separateness. The Loan Parties shall, and shall cause their Subsidiaries to,
(a)Cause the management, business and affairs of each of the Co-Borrowers and the Restricted Subsidiaries to be conducted in such a manner so that the Unrestricted Subsidiaries will be treated as entities separate and distinct from the Co-Borrowers and its Restricted Subsidiaries.
(b)Cause the management, business and affairs of each of the Co-Borrowers and the Restricted Subsidiaries to be conducted in such a manner, including, without limitation, by having separate bank accounts, keeping separate books of account, having separate financial statements for Unrestricted Subsidiaries and by not permitting properties of the Co-Borrowers and the Restricted Subsidiaries to be commingled, so that each Unrestricted Subsidiary will be treated as an entity separate and distinct from the Co-Borrowers and the Restricted Subsidiaries.
(c)Prohibit any of the Restricted Subsidiaries to, incur, assume, guarantee or be or become liable for any Indebtedness of any of the Unrestricted Subsidiaries.
(d)Prohibit any Unrestricted Subsidiary to hold any Equity Interest in, or any Indebtedness of, the Co-Borrowers or any other Restricted Subsidiary.
7.34Multiemployer Plan Reporting.
(a)Parent and the Co-Borrowers shall deliver to the Agent prompt written notice of any ERISA Affiliate, after the Closing Date, becoming party to or bound to any Multiemployer Plan setting forth the relevant details of such Multiemployer Plan.
(b)On or before the last day of each calendar year after the Closing Date, Co-Borrowers shall, pursuant to Section 101(l) of ERISA, request in writing from the plan sponsor or administrator of each Multiemployer Plan a notice of potential Withdrawal Liability as of the last day of the preceding plan year with an explanation of how such estimated liability was determined and promptly deliver to the Agent copies of any such notices received from the plan sponsor or administrator of each Multiemployer Plan.
7.35Post-Closing Obligations.
(a)Within thirty (30) days following the Closing Date (or a later date acceptable to the Agent in its sole discretion), the Loan Parties shall deliver to the Agent in form and substance satisfactory to the Agent:
(i)an updated Schedule 1.01(a) listing the POR Agreements as in effect as of the Closing Date; and

4812-0911-1547, v. 7

(ii)copies of endorsements of the Loan Parties’ insurance policies maintained pursuant to Section 7.03 as reasonably requested by the Agent.
(b)Within ten (10) Business Days following the Closing Date (or a later date acceptable to the Agent in its sole discretion), the Agent shall have received an opinion of outside Maine counsel to the Loan Parties addressed to the Agent and the Banks, in form and substance acceptable to the Agent.
Article 8
EVENTS OF DEFAULT
8.01Event of Default. Any of the following shall constitute an “Event of Default”:
(a)Non-Payment. Any Loan Party fails to (i) pay when and as required to be paid herein (including at a date fixed for prepayment), any amount of principal of any Loan or any L/C Borrowing or deposit any funds as Cash Collateral, or (ii) pay within three days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)Representation or Warranty. Any representation or warranty made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by any Loan Party, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect or misleading in any material respect on or as of the date made or deemed made; or
(c)Covenant Defaults. (i) Any Loan Party fails to perform any of the terms, covenants, conditions or provisions contained in any of Sections 7.02(i), 7.07 through 7.17, 7.19, 7.24, or 7.25 through 7.30 of this Agreement or (ii) any Loan Party fails to perform any of the other terms, covenants, conditions or provisions contained in this Agreement or any of the other Loan Documents (other than those specified in Section 8.01(a) or (c)(i) above) and such failure referred to in this Section 8.01(c)(ii) shall continue unremedied for a period of fifteen (15) days after the earlier to occur of (A) notice thereof from the Agent to the Co-Borrowers (which notice will be given at the request of any Bank) or (B) a Responsible Officer otherwise becoming aware of such failure; or
(d)Cross-Default. Any of the Loan Parties or any Restricted Subsidiary of the Loan Parties, if any (i) fails to make any payment due (after giving effect to any applicable grace or cure period or waiver) in respect of any Indebtedness or contingent obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or contingent obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness or contingent obligation to cause such Indebtedness or contingent obligation to be declared to be due and payable, repurchased, repaid, defeased, or redeemed prior to its stated maturity; or

4812-0911-1547, v. 7

(e)Insolvency; Voluntary Proceedings. Any of the Loan Parties or any Subsidiary of the Loan Parties (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise, and, in the case of any Unrestricted Subsidiary, such insolvency or failure referred to in this clause (i) shall continue for a period of thirty (30) days; (ii) voluntarily ceases to conduct all or substantially all of its business in the ordinary course, except as otherwise permitted by Section 7.11; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or
(f)Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any of the Loan Parties or any Subsidiary of any Loan Party, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Loan Parties’ or any Subsidiary of any Loan Party’s, properties and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) any of the Loan Parties or any Subsidiary of any Loan Party admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any of the Loan Parties or any Subsidiary of any Loan Party acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or
(g)ERISA. The occurrence of an ERISA Event that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to subject any of the Loan Parties to liability in excess of $2,500,000; or
(h)Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against any of the Loan Parties involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer is contractually obligated to pay and which is reasonably expected to be paid by such insurer) as to any single or related series of transactions, incidents or conditions, of $5,000,000 or more; the liability for which is not the subject of an appeal, with appropriate bond or other surety being posted to suspend the effects of any such judgments; or
(i)Non-Monetary Judgments. Any non-interlocutory non-monetary judgment, order or decree is entered against any of the Loan Parties which does or would reasonably be expected to have a Material Adverse Effect; or
(j)Change of Control. At any time (i) W. Keith Maxwell III (or trusts established for the benefit of W. Keith Maxwell III or his family members which are Controlled by W. Keith Maxwell III) ceases to, directly or indirectly, own at least 6,800,000 of Class A common shares and Class B common shares calculated on a combined basis (collectively, the “Minimum Shares”) and with the number of such Minimum Shares to be correspondingly adjusted by any stock split, subdivisions or other stock reclassification or recapitalization, in each case, in a manner determined by the Agent in good faith, (ii) W. Keith Maxwell III ceases to Control Parent, (iii) intentionally omitted, (iv) Parent ceases to be the sole managing member of HoldCo, (v) Parent ceases to maintain full operational and managerial control of each Co-Borrower and its Subsidiaries such that any such Person is not Consolidated with Parent in accordance with GAAP, (vi) Parent and TxEx Energy Investments, LLC, cease to, directly or

4812-0911-1547, v. 7

indirectly, own 100% of the Equity Interests of HoldCo, (vii) HoldCo ceases to, directly or indirectly, own 100% of the Equity Interests of any of Spark, SEG, CenStar, Censtar Opco, Oasis, Oasis Holdings, Maine, NH, Mass, Major, Electric, Respond, or Perigee, (viii) intentionally omitted, or (ix) intentionally omitted.
(k)Guarantor Defaults. Any Guarantor fails to perform or observe any term, covenant or agreement in the Guaranty Agreement; or the Guaranty Agreement is for any reason (other than upon the occurrence of Payment in Full) partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Guarantor or any other person contests in any manner the validity or enforceability thereof or denies that he has any further liability or obligation thereunder; any event described at subsections (e) or (f) of this Section occurs with respect to any Guarantor.
(l)Swap Obligations. There shall have occurred with respect to any Swap Contract to which a Co-Borrower is a party an “Event of Default” or a “Termination Event” (as defined in the applicable ISDA Master Agreement and any related Credit Support Annex or Schedule) which entitles the applicable Swap Bank to terminate the Swap Contract.
(m)Effectiveness of Loan Documents. At any time after the execution and delivery thereof, (i) this Agreement or any other Loan Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms of this Agreement or the satisfaction in full of the Obligations) or is declared (by a Governmental Authority) null and void, or Agent does not have or ceases to have a valid and perfected Lien in any Collateral purported to be covered by the Loan Documents with the priority required by the relevant Loan Document, except where the failure to have a valid and perfected Lien on any such Collateral and/or priority would not have a Material Adverse Effect on the security interest held by Agent on behalf of the Banks on all other Collateral, in each case for any reason other than the failure of Agent to take any action within its control, or (ii) any Loan Party contests the validity or enforceability of any Loan Document in writing or denies in writing that it has any further liability, including with respect to future advances by Banks, under any Loan Document to which it is a party.
8.02Remedies. If any Event of Default occurs, exists and is continuing, the Agent may, with the consent of the Majority Banks, or shall, at the direction of the Majority Banks:
(a)terminate the Commitments of each Bank hereunder;
(b)declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing by the beneficiary under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit), but only to the extent such amounts are not Cash Collateralized at the time, to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Co-Borrowers;
(c)require the Co-Borrowers to Cash Collateralize all L/C Obligations in the manner described in Section 3.07; and

4812-0911-1547, v. 7

(d)exercise all rights and remedies available to it under the Loan Documents or applicable law including, without limitation, seeking to lift any stay that may be in effect under any Insolvency Proceeding;
provided, however, that upon the occurrence of any event specified in subsection (e) or (f) of Section 8.01, any obligation of the Banks to make Loans and to Issue Letters of Credit, if any, shall automatically terminate and an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing by the beneficiary under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) together with the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document shall automatically become due and payable without further act of the Banks.
8.03Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.
8.04Application of Payments. Except as expressly provided in this Agreement, all amounts thereafter received or recovered under this Agreement or any other Loan Document whether as a result of a payment by the Co-Borrowers, the exercise of remedies by the Agent under any of the Loan Documents, liquidation of collateral or otherwise, shall be applied for the benefit of the Secured Parties on a pro rata basis from and after the date of the occurrence of any Sharing Event as provided in Section 2.01 of the Intercreditor Agreement.
Article 9
AGENT
9.01Authorization and Action.
(a)Each of the Banks and Issuing Banks hereby irrevocably appoints the Agent to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article 9 are solely for the benefit of the Agent, the Banks, and Issuing Banks, and no Loan Party has rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)The Agent shall also act as the collateral agent under the Loan Documents, and each of the Banks and Issuing Banks hereby irrevocably appoints and authorizes the Agent to act as the agent of such Bank and Issuing Banks for purposes of acquiring, holding, and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Agent, as collateral agent and any co-agents, sub-agents, and attorneys-in-fact appointed by the Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any

4812-0911-1547, v. 7

portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Agent, shall be entitled to the benefits of all provisions of this Article 9 and 10 as if set forth in full herein with respect thereto. The Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks or Issuing Banks, from time to time to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the Liens upon any Collateral granted pursuant to any Security Document.
9.02The Agent and its Affiliates.
(a)The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Bank as any other Bank and may exercise the same as though it were not the Agent and the term “Bank” or “Banks” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, own securities of, lend money to, act as the financial advisor or in any advisory capacity for and generally engage in any kind of business with Parent or any Subsidiary or other Affiliate thereof as if it were not the Agent hereunder and without any duty to account therefor to the Banks.
(b)Each Bank and each Issuing Bank understands that the Person serving as the Agent, acting in its individual capacity, and its Affiliates (collectively, the “Agent’s Group”) is engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Article 9 as “Activities”) and may engage in the Activities with or on behalf of one or more of the Loan Parties or their respective Affiliates. Furthermore, the members of the Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Loan Parties and their Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in Parent, another Loan Party or their respective Affiliates), including trading in or holding long, short or derivative positions in securities, loans, or other financial products of one or more of the Loan Parties or their Affiliates. Each Bank and each Issuing Bank understands and agrees that in engaging in the Activities, the members of the Agent’s Group may receive or otherwise obtain information concerning the Loan Parties or their Affiliates (including information concerning the ability of the Loan Parties to perform their respective obligations hereunder and under the other Loan Documents) which information may not be available to any of the Banks that are not members of the Agent’s Group. Neither the Agent nor any other member of the Agent’s Group shall have any duty to disclose to any Bank or any Issuing Bank or use on behalf of any Bank or any Issuing Bank, nor be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party) or to account for any revenue or profits obtained in connection with the Activities, except that the Agent shall deliver or otherwise make available to each Bank such documents as are expressly required by any Loan Document to be transmitted by the Agent to the Banks.
(c)Each Bank and each Issuing Bank further understands that there may be situations where members of the Agent’s Group or their respective customers (including the Loan Parties and their Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Banks or

4812-0911-1547, v. 7

Issuing Banks (including the interests of any Bank or Issuing Bank hereunder and under the other Loan Documents). Each Bank and each Issuing Bank agrees that no member of the Agent’s Group is or shall be required to restrict its activities as a result of any Person serving as the Agent being a member of the Agent’s Group, and that each member of the Agent’s Group may undertake any Activities without further consultation with or notification of any Bank or any Issuing Bank. None of (i) this Agreement nor any other Loan Document, (ii) the receipt by the any members of the Agent’s Group of information (including information concerning the ability of the Loan Parties to perform their respective obligations hereunder and under the other Loan Documents), or (iii) any other matter, shall give rise to any fiduciary, equitable, or contractual duties (including any duty of trust, care or confidence) owing by the Agent or any member of the Agent’s Group to any Bank or any Issuing Bank including any such duty that would prevent or restrict any member of the Agent’s Group from acting on behalf of customers (including the Loan Parties or their Affiliates) or for its own account.
9.03Duties. The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Majority Banks (or such other number or percentage of the Banks as shall be expressly provided for herein or in the other Loan Documents); provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under the Bankruptcy Code or any Other Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Bank in violation of the Bankruptcy Code or any Other Debtor Relief Law;
(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity; and
(d)shall not be liable for any damage or loss resulting from or caused by events or circumstances beyond the Agent's reasonable control, including nationalization, expropriation, currency or funds transfer restrictions, the interruption, disruption, or suspension of the normal procedures and practices of any securities market, power, mechanical, communications, or other technological failures or interruptions, computer viruses or the like, fires, floods, earthquakes, or other natural disasters, civil, and military disturbance, acts of war or terrorism, riots, revolution, acts of God, work stoppages, strikes, national disasters of any kind, or other similar events or acts, or errors by any Co-Borrower in its instructions to the Agent.
9.04The Agent’s Reliance, Etc.
(a)The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Banks (or such other number or

4812-0911-1547, v. 7

percentage of the Banks as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article 8 and Section 10.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until any Loan Party, a Bank, or an Issuing Bank has given written notice describing such Default or Event of Default to the Agent. The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, or (v) the satisfaction of any condition set forth in Article 5 or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Agent.
(b)The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document, or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent, or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Bank or an Issuing Bank, the Agent may presume that such condition is satisfactory to such Bank or such Issuing Bank unless the Agent shall have received notice to the contrary from such Bank or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. the Agent may consult with legal counsel (who may be counsel for an Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05Sub-Agents. The Agent may perform any and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks or Issuing Banks, from time to time to permit any co-agents, sub-agents and attorneys-in-fact appointed by the Agent to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the Liens upon any Collateral granted pursuant to any Security Document. The exculpatory provisions of this Article 9, as well as all other indemnity and expense reimbursement provisions of this Agreement (including, without limitation, Sections 10.04 and 10.05), shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Agent and as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents. The Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

4812-0911-1547, v. 7

9.06Resignation.
(a)The Agent may resign at any time by giving notice of its resignation to the Banks, Issuing Banks, and the Co-Borrowers. Upon receipt of any such notice of resignation, the Majority Banks shall have the right, in consultation with and, so long as no Default or Event of Default then exists, subject to the approval (not to be unreasonably withheld or delayed) of, the Co-Borrowers, to appoint a successor, which shall be a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States. If no successor shall have been so appointed by the Majority Banks and, if applicable, the Co-Borrowers and shall have accepted such appointment within 30 days after the retiring the Agent gives notice of its resignation (or such earlier day as shall be agreed by the Majority Banks)(the “Resignation Effective Date”), then the retiring the Agent may, on behalf of the Banks and Issuing Banks, appoint a successor the Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)With effect from the Resignation Effective Date (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any possessory Collateral held by the Agent on behalf of the Banks or Issuing Banks under any of the Loan Documents, the retiring the Agent shall continue to hold such Collateral until such time as a successor Agent is appointed) and (ii) except for any indemnity payments owed to the retiring Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Bank and each Issuing Bank directly, until such time as the Majority Banks appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent (other than any rights to indemnity payments owed to the retiring Agent) and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Co-Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Co-Borrowers and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section and Section 10.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.
(c)Any resignation by Rabobank as Agent pursuant to this Section shall also constitute its resignation as an Issuing Bank. Upon the acceptance of a successor’s appointment as Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, (ii) the retiring Issuing Bank shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.
9.07Bank Credit Decision. Each Bank and each Issuing Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank

4812-0911-1547, v. 7

or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. In this regard, each Bank further acknowledges that Zukerman Gore Brandeis & Crossman, LLP is acting in this transaction as special counsel to Rabobank only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.
9.08Other Agent Titles. Anything herein to the contrary notwithstanding, none of the “Active Bookrunner”, “Joint Bookrunner”, “Lead Arranger”, any “Syndication Agent”, “Co-Syndication Agent” or “Documentation Agent” listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent, a Bank or an Issuing Bank hereunder.
9.09Agent May File Proofs of Claim; Bankruptcy Events. In case of the pendency of any proceeding under the Bankruptcy Code or any Other Debtor Relief Law or any other judicial proceeding relative to any Loan Party or any Subsidiary, the Agent (irrespective of whether the principal of any Loan or L/C Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand any Loan Party or any other Person primarily or secondarily liable) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks, Issuing Banks, and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks, Issuing Banks, and the Agent and their respective agents and counsel and all other amounts due the Banks, Issuing Banks, and the Agent under Article 2 and Section 10.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same in accordance with this Agreement;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank and each Issuing Bank to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Banks and Issuing Banks, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Article 2 and Section 10.04.
Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept on behalf of any Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank to authorize the Agent to vote in respect of the claim of any Bank in any such proceeding.
9.10Collateral.
(a)The Agent is authorized on behalf of all the Banks and the Swap Banks, without the necessity of any notice to or further consent from the Banks or the Swap Banks, from time to time to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.

4812-0911-1547, v. 7

(b)The Banks and the Swap Banks irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon the occurrence of Payment in Full; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Loan Parties or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Loan Parties or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Loan Parties or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; (vi) in POR Collateral to the extent the release of the Agent’s Lien in such POR Collateral is required by the applicable POR Agreement or any Requirement of Law; or (vii) if approved, authorized or ratified in writing by the requisite Banks in accordance with Section 10.01. Upon request by the Agent at any time, the Banks will confirm in writing the Agent’s authority to release particular types or items of Collateral pursuant to this Subsection 9.10(b); provided, however, that the absence of any such confirmation for whatever reason shall not affect the Agent’s rights under this Section 9.10.
(c)Upon request by the Agent at any time, the Secured Parties will confirm in writing the Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 9.10.
(d)The Agent, at the sole expense of Loan Parties, shall execute and deliver to the Loan Parties all releases or other documents reasonably necessary or desirable to evidence or effect any release of Liens or release of Guaranty Agreement authorized under Section 9.10(a); provided, that (i) the Agent shall not be required to execute any document necessary to evidence such release authorized under clause (i)(B) or (v) of Section 9.10(a) unless a Responsible Officer of the Co-Borrowers shall certify in writing to the Agent that the transaction requiring such release is permitted under the Loan Documents (it being acknowledged that the Agent may rely on any such certificate without further enquiry), (ii) the Agent shall not be required to execute any document necessary to evidence such release on terms that, in the Agent’s opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (iii) no such release shall in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Loan Parties in respect of) all interests retained by Loan Parties, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral. To the extent the Agent is required to execute any releases or other documents in accordance with this Section 9.10(c), the Agent shall do so promptly upon request of the Co-Borrowers without the consent or further agreement of any Secured Party.
(e)The Agent shall have no obligation whatsoever to any of the Secured Parties to assure that the Collateral exists or is owned by any Loan Party or its Subsidiaries or is cared for, protected, or insured or has been encumbered, or that the Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or that any particular items of Collateral meet the eligibility criteria applicable in respect thereof or whether to impose, maintain, reduce, or eliminate any particular reserve hereunder or whether the amount of any such reserve is appropriate or not, or to exercise at all or in any particular manner or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in

4812-0911-1547, v. 7

respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent’s own interest in the Collateral in its capacity as one of the Banks and that the Agent shall have no other duty or liability whatsoever to any Secured Party as to any of the foregoing, except as otherwise provided herein.
(f)The Secured Parties hereby irrevocably authorize the Agent, based upon the instruction of the Majority Banks, to (i) consent to, credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Section 363 of the Bankruptcy Code, (ii) credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the UCC, including pursuant to Section 9-610 or 9-620 of the UCC, or (iii) credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by the Agent (whether by judicial action or otherwise) in accordance with applicable law. In connection with any such credit bid or purchase, (A) the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of the Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of the Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Secured Parties whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the asset or assets so purchased (or in the Equity Interests of the acquisition vehicle or vehicles that are used to consummate such purchase), and (B) the Agent, based upon the instruction of the Majority Banks, may accept non-cash consideration, including debt and equity securities issued by such acquisition vehicle or vehicles and in connection therewith the Agent may reduce the Obligations owed to the Secured Parties (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration.
9.11Issuing Bank. No Issuing Bank nor any of its Related Parties shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with any Loan Document except for its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Without limiting the generality of the preceding sentence, each Issuing Bank (a) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of any Loan Document be a trustee or fiduciary for any Bank or for the Agent, (b) shall not be required to initiate any litigation or collection proceedings under any Loan Document, (c) shall not be responsible to any Bank or the Agent for any recitals, statements, representations, or warranties contained in any Loan Document, or any certificate or other documentation referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of any Loan Document or any other documentation referred to or provided for therein or for any failure by any Person to perform any of its obligations thereunder, (d) may consult with legal counsel (including counsel for the Loan Parties or the Agent), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts, and (e) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or

4812-0911-1547, v. 7

writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by any Loan Document, the Issuing Banks shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and the Agent; provided, however, that Issuing Banks shall not be required to take any action which such Issuing Bank reasonably believes exposes it to personal liability or which such Issuing Bank reasonably believes is contrary to any Loan Document or applicable law.
9.12Agency for Perfection. The Agent hereby appoints each other Bank as its agent (and each Bank hereby accepts such appointment) for the purpose of perfecting the Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Uniform Commercial Code can be perfected by possession or control. Should any Bank obtain possession or control of any such Collateral, such Bank shall notify the Agent thereof, and, promptly upon the Agent’s request therefor shall deliver possession or control of such Collateral to the Agent or in accordance with the Agent’s instructions.
9.13Swap Banks. To the extent any Affiliate of a Bank is a party to a Swap Contract with a Co-Borrower and thereby becomes a beneficiary of the Liens pursuant to the Security Documents or any other Loan Document, such Affiliate of a Bank shall be deemed to appoint the Agent its nominee and agent to act for and on behalf of such Affiliate (and the Agent hereby accepts such nomination and agrees to act as agent for such Affiliate) in connection with the Security Documents and such other Loan Documents and to be bound by the terms of this Article 9.
9.14Affiliates of Banks. By accepting the benefits of the Loan Documents, any Affiliate of a Bank that is owed any Obligation is bound by the terms of the Loan Documents. Notwithstanding the foregoing: (a) neither the Agent, any Bank nor any Loan Party shall be obligated to deliver any notice or communication required to be delivered to any Bank under any Loan Documents to any Affiliate of any Bank; and (b) no Affiliate of any Bank that is owed any Obligation shall be included in the determination of the Majority Banks or entitled to consent to, reject, or participate in any manner in any amendment, waiver or other modification of any Loan Document. The Agent shall deal solely and directly with the related Bank of any such Affiliate in connection with all matters relating to the Loan Documents. The Obligation owed to such Affiliate shall be considered the Obligations of its related Bank for all purposes under the Loan Documents and such Bank shall be solely responsible to the other parties hereto for all the obligations of such Affiliate under any Loan Document.
9.15Erroneous Payments.
(a)If Agent (x) notifies a Bank or other Secured Party, or any Person who has received funds on behalf of a Bank or other Secured Party (any such Bank, other Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Agent) received by such Payment Recipient from the Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted, received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent pending its return or repayment as contemplated below in this clause (a) and held in trust for the benefit of the Agent, and such Bank or Secured Party shall (or, with respect to any Payment

4812-0911-1547, v. 7

Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Agent may, in its sole discretion, specify in writing), return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Bank or Secured Party, or any Person who has received funds on behalf of a Bank or Secured Party (and each of their respective successors and assigns), hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error and mistake has been made, in each case, with respect to such payment, prepayment or repayment; and
(ii)such Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 9.15(b).
For the avoidance of doubt, the failure to deliver a notice to the Agent pursuant to this clause (b) shall not have any effect on a payment recipient’s obligations pursuant to clause (a) above or on whether or not an erroneous payment has been made.
(c)Each Bank or Secured Party hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Agent to such Bank or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Agent has demanded to be returned under clause (a) above.
(d)(i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor in accordance with clause (a) above, from any Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Bank at any time, then effective immediately (with the consideration

4812-0911-1547, v. 7

therefor being acknowledged by the parties hereto), (A) such Bank shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance)), and is hereby (together with Co-Borrowers) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Bank shall deliver any Notes evidencing such Loans to the Co-Borrowers or the Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Agent as the assignee Bank shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Agent as the assignee Bank shall become a Bank hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Bank shall cease to be a Bank hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Bank, (D) the Agent and the Co-Borrowers shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitment of any Bank and such Commitments shall remain available in accordance with the terms of this Agreement.
(ii) Subject to Section 10.07 (but excluding, in all events, any assignment consent or approval requirements (whether from the Co-Borrowers or otherwise)), the Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Bank (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Bank (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Agent on or with respect to any such Loans acquired from such Bank pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Agent) and (y) may, in the sole discretion of the Agent, be reduced by any amount specified by the Agent in writing to the applicable Bank from time to time.
(e)The parties hereto agree that (x) irrespective of whether the Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Bank or other Secured Party, to the rights and interests of such Bank or other Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Co-Borrowers or any other Loan Party; provided that this clause (e) shall not be interpreted to increase (or accelerate the due date

4812-0911-1547, v. 7

for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Co-Borrowers relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Co-Borrowers for the purpose of making such Erroneous Payment.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine or defense.
(g)Each party’s obligations, agreements and waivers under this Section 9.15 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Article 10
MISCELLANEOUS
10.01Amendments and Waivers. Except as otherwise provided in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Co-Borrowers or any other Loan Party therefrom, shall be effective unless in writing and signed by the Majority Banks and the Co-Borrowers and acknowledged by the Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that:
(a)no amendment, waiver or consent shall, unless in writing and signed by all of the Banks, do any of the following at any time:
(i)waive any of the conditions specified in Section 5.01;
(ii)release any Guarantor, except a Guarantor that has ceased to be a Restricted Subsidiary of a Loan Party in a transaction permitted under this Agreement or release all or substantially all of the Collateral in any transaction or series of related transactions, except such releases relating to sales of property permitted under Section 9.10;
(iii)change any provision of this Section or the definition of “Majority Banks” or any other provision hereof specifying the number or percentage of Banks required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder;
(iv)amend, modify or waive the definitions of “Working Capital Advance Cap,” “Acquisition Advance Cap,” “Borrowing Base Advance Cap,” “L/C Caps,” “Embedded Gross Margin,” “Pro Rata Share,” or any provision of this Agreement relating to the pro rata treatment of the Banks;

4812-0911-1547, v. 7

(v)consent to the assignment or transfer by any Co-Borrower of any of its rights and obligations under this Agreement and the other Loan Documents;
(vi)amend, modify or waive any provisions of the Intercreditor Agreement;
(vii)amend Section 2.15(a);
(viii)reduce, forgive or waive the principal of, or interest on, the Loans or any fees or other amounts payable hereunder to the Banks (except interest that accrues at the Default Rate can be waived by consent of the Majority Banks);
(ix)postpone, waive or otherwise defer any date scheduled for any payment of principal of or interest on the Loans or any fees or other amounts payable to the Banks; or
(x)result in a Credit Extension in excess of the Borrowing Base Advance Cap determined as of the Collateral Position Report most recently received by the Agent pursuant to Section 7.02(b).
(b)no amendment, waiver or consent shall, unless in writing and signed by the Majority Banks and each Bank affected by such amendment, waiver or consent:
(i)increase any Commitment of such Bank (or reinstate any commitment terminated pursuant to Section 8.02) other than with respect to an increase in the applicable Commitments under Section 2.02 which shall require consent as set forth in said section;
(ii)change the order of application of any prepayment set forth in Section 2.07; or
(iii)waive any of the conditions specified in Section 5.02 or 5.03 to a Working Capital Loan or a Acquisition Loan, as applicable;
and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Banks in addition to the Banks required above and each of the Co-Borrowers, affect the rights or duties of the Issuing Banks under this Agreement or any L/C-Related Document relating to any Letter of Credit issued or to be issued by it; and (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above and each of the Co-Borrowers, affect the rights or duties of the Agent under this Agreement or any other Loan Document.
Notwithstanding the foregoing, technical and conforming modifications to this Agreement, or any other Loan Document, may be made with the consent of Parent, the Co-Borrowers, and the Agent in its sole discretion to the extent necessary to cure any ambiguity, omission, defect or inconsistency.
10.02Notices.
(a)Except in the case of communications expressly permitted to be given by telephone hereunder or under any other Loan Documents, all notices and other

4812-0911-1547, v. 7

communications (including pursuant to Sections 7.01 and 7.02) (“Communications”) provided for herein or in any other Loan Document shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or, subject to Section 10.02(b), by electronic communication, as follows:
(i)if to Parent or any Loan Party, to them at: 12140 Wickchester Ln, Ste 100, Houston, TX 77079; attn.: Gil Melman, Telephone No. 281-833-4154, Telecopy No. 832-320-2943, Email: gmelman@sparkenergy.com;
(ii)if to the Agent in connection with any Borrowing Request, Interest Election Request, or any payment or prepayment of the Obligations, to it at c/o Rabo Support Services, Inc., at 245 Park Avenue, 37th Floor, New York, NY 10167, Attention: Agency Services; Telecopy No. (914) 304-9327; Telephone No. (212) 574-7331; Email: fm.am.syndicatedloans@rabobank.com, with a copy to: sui.price@rabobank.com and ann.mcdonough @rabobank.com;
(iii)if to Rabobank as an Issuing Bank, to it at c/o Rabo Support Services, Inc., at 245 Park Avenue, 37th Floor, New York, NY 10167, Attention: Letter of Credit Department; Telecopy No. (914) 304-9330; Telephone No. (212) 574-7315; Email: sandra.l.rodriguez@rabobank.com with a copy to: RaboNYSBLC@rabobank.com;
(iv)if to the Agent in connection with any other matter (including deliveries under Sections 7.01 and 7.02 and other matters), to it at Rabobank Loan Syndications, 245 Park Avenue, New York, NY 10167, Attention: Loan Syndications; Telecopy No. (212) 808-2578; Telephone No. (212) 916-7974; Email: syndications.ny@rabobank.com; with a copy to: Jasvir.sihra@rabobank.com and, in respect of deliveries under Section 7.02, with a copy to Zukerman Gore Brandeis & Crossman, LLP, Eleven Times Square, 15th Floor, New York, New York 10036, Attention: Stephen J. Angelson, Esq. Telecopy No. (212) 223-6433; Telephone No. (212) 223-6700; Email: sangelson@zukermangore.com; and
(v)if to a Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by telecopier shall be deemed to have been given when sent (except that, if not given before or during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day). Notices delivered through electronic communications to the extent provided in Section 10.02(b), shall be effective as provided in such Section 10.02(b).
(b)Communications to the Banks under the Loan Documents may be delivered or furnished by electronic communications pursuant to procedures approved by the Agent. The Agent and the Co-Borrowers may, in their discretion, agree to accept Communications to it under the Loan Documents by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited

4812-0911-1547, v. 7

to particular Communications. Unless the Agent otherwise prescribes, (i) Communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and (ii) Communications posted on an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in clause (i) of this Section 10.02(b) notification that such Communication is available and identifying the website address thereof; provided that, for both clauses (i) and (ii) of this Section 10.02(b), if such Communication is not sent before or during the normal business hours of the recipient, such Communication shall be deemed to have been sent at the opening of business on the next Business Day.
(c)Any party hereto may change its address or telecopy number for, or individual designated to receive, Communications under the Loan Documents by notice to the other parties hereto (or, in the case of any such change by a Bank or an Issuing Bank, by notice to the Co-Borrowers and the Agent). All Communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
(d)The Co-Borrowers and the Banks agree that the Agent may make the Communications available to the Banks, Issuing Banks, and the Co-Borrowers by posting the Communications on Debt Domain, IntraLinks, SyndTrak, or a substantially similar electronic transmission system or digital workspace provider (the “Platform”). THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE AGENT PARTIES HAVE ANY LIABILITY TO ANY CO-BORROWER, ANY BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT, OR OTHERWISE) ARISING OUT OF ANY CO-BORROWER’S OR THE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL ANY AGENT PARTY HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY BANK, ANY ISSUING BANK OR ANY OTHER PERSON FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES).
(e)Each Bank agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Bank for purposes hereof. Each Bank agrees (i) to provide to the Agent in writing (including by electronic communication), promptly after the date of this Agreement, an e-mail address to which the foregoing

4812-0911-1547, v. 7

notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.
(f)The Agent, Issuing Banks, and the Banks shall be entitled to rely and act upon any notices (including telephonic notices of a Borrowing) purportedly given by or on behalf of any Co-Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Co-Borrowers shall indemnify the Agent, each Issuing Bank, each Bank, and the Related Parties of each of them from all losses, costs, expenses, and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Co-Borrower. The Agent may record all telephonic notices to, and other telephonic communications with, the Agent, and each of the parties hereto hereby consents to such recording.
10.03No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent, any Issuing Bank, or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
10.04Costs and Expenses. Parent and the Co-Borrowers shall:
(a)Each Loan Party agrees to pay (i) all reasonable and documented out-of-pocket expenses incurred by the Agent and its Affiliates (including Rabobank in its separate capacities as “a Lead Arranger” and “Active Bookrunner” with respect to the syndication of the Loans) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications, or waivers of the provisions hereof or thereof including the reasonable and documented fees, charges and disbursements of counsel for the Agent, and of such consultants, advisors, appraisers and auditors retained or engaged by the Agent (provided, if no Event of Default then exists, such retention or engagement is permitted by this Agreement or otherwise approved by a Co-Borrower), whether or not the transactions contemplated hereby or thereby shall be consummated; (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal, or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Agent, any Issuing Bank, or any Bank, including the fees, charges and disbursements of any advisors to the Agent and counsel for the Agent, any Issuing Bank, or any Bank, in connection with the enforcement or protection of such Person’s rights in connection with this Agreement and the other Loan Documents or the Collateral, including its rights under this Section, and including in connection with any bankruptcy or insolvency proceeding, workout, restructuring, or negotiations in respect thereof, and (iv) all costs, expenses, taxes, assessments, and other charges incurred by the Agent in connection with any filing, registration, recording, or perfection of any security interest contemplated by any Security Document or any other document referred to therein or any audit, verification, inspection or appraisal of the Collateral, subject to the limitations set forth in Section 7.06.
(b)The agreements in this Section shall survive payments of all other Obligations.

4812-0911-1547, v. 7

(c)All amounts due under this Section shall be payable no later than 10 Business Days after written demand therefor.
10.05Indemnity; Damage Waiver.
(a)Each Loan Party hereby agrees to indemnify the Agent, each Issuing Bank, each Bank, Rabobank in its separate capacities as “Lead Arranger” and “Active Bookrunner” hereunder with respect to the syndication of the Loans, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, and related expenses, including the fees, charges, and disbursements of any counsel for any Indemnitee incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any payments that the Agent is required to make under any indemnity issued to any bank holding any Loan Party’s deposit, commodity or security accounts, (iv) any Environmental Liability related in any way to any Loan Party or any property owned or operated by any Loan Party, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted solely from the gross negligence, fraud or willful misconduct of such Indemnitee.
(b)To the extent that any Loan Party for any reason fails to indefeasibly pay any amount required to be paid by it to the Agent (or any sub-agent thereof), any Issuing Bank, or any Related Party of any of the foregoing under Section 10.05(a) each Bank severally agrees to pay to the Agent (or any such sub-agent), such Issuing Bank, or such Related Party, as the case may be, such Bank’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided that the unreimbursed expense or indemnified loss, claim, damage, liability, or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent), any Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) or such Issuing Bank in connection with such capacity. The obligations of the Banks under this Section 10.05(b) are subject to the provisions of Section 2.14(b).
(c)To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential, or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or Letter of Credit or the use of the proceeds thereof.
(d)All amounts due under this Section shall be payable no later than 10 Business Days after written demand therefor.

4812-0911-1547, v. 7

10.06Joint and Several Liability of the Co-Borrowers.
(a)All Obligations shall constitute joint and several obligations of the Co-Borrowers. Each Co-Borrower expressly represents and acknowledges that it is part of a common enterprise with the other Co-Borrowers and that any financial accommodations by the Agent, the Banks or Issuing Banks, or any of them, to any other Co-Borrowers hereunder and under the other Loan Documents are and will be of direct and indirect interest, benefit and advantage to all Co-Borrowers. Each Co-Borrower acknowledges that any notice of Borrowing or any other notice given by Parent or any Co-Borrower to the Agent, the Banks, or Issuing Banks shall bind all Co-Borrowers, and that any notice given by the Agent, the Banks, or Issuing Banks to any Co-Borrower shall be effective with respect to all Co-Borrowers. Each Co-Borrower acknowledges and agrees that each Co-Borrower shall be liable, on a joint and several basis, for all of the Loans and other Obligations, regardless of which such Person actually may have received the proceeds of any of the Loans or other extensions of credit or the amount of such Loans or other extensions of credit received or the manner in which the Agent, the Banks, or Issuing Banks accounts among the Co-Borrowers for such Loans or other Obligations on its books and records, and further acknowledges and agrees that Loans and other extensions of credit to any Co-Borrower inure to the mutual benefit of all of the Co-Borrowers and that the Agent, the Banks, and Issuing Banks are relying on the joint and several liability of the Co-Borrowers in extending the Loans and other financial accommodations under the Loan Documents and Bank Provider Agreements; provided, that notwithstanding anything to the contrary in this Section, no Co-Borrower shall be liable for any Swap Obligation incurred by an Loan Party other than such Co-Borrower, to the extent such Swap Obligation would constitute Excluded Swap Obligations with respect to such Co-Borrower at such time.
(b)Each Co-Borrower shall be entitled to subrogation and contribution rights from and against the other Co-Borrowers to the extent such Person is required to pay to the Agent, the Banks, or Issuing Banks any amount in excess of the Loans advanced directly to, or other Obligations incurred directly by, such Person or as otherwise available under applicable law; provided, however, that such subrogation and contribution rights are and shall be subject to the terms and conditions of Section 10.06(c) through 10.06(d).
(c)It is the intent of each Co-Borrower, the Agent, the Banks, Issuing Banks, and any other Person holding any of the Obligations that the maximum obligations of each Co-Borrower hereunder (such Person’s “Maximum Borrower Liability”) in any case or proceeding referred to below (but only in such a case or proceeding) shall not be in excess of:
(i)in a case or proceeding commenced by or against such Person under the Bankruptcy Code on or within one year from the date on which any of the Obligations of such Person are incurred, the maximum amount that would not otherwise cause the Obligations of such Person hereunder (or any other Obligations of such Person to the Agent, the Banks, Issuing Banks, and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Person under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

4812-0911-1547, v. 7

(ii)in a case or proceeding commenced by or against such Person under the Bankruptcy Code subsequent to one year from the date on which any of the Obligations of such Person are incurred, the maximum amount that would not otherwise cause the Obligations of such Person hereunder (or any other Obligations of such Person to the Agent, the Banks, the Issuing Banks, and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Person under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or
(iii)in a case or proceeding commenced by or against such Person under any law, statute or regulation other than the Bankruptcy Code relating to dissolution, liquidation, conservatorship, bankruptcy, moratorium, readjustment of debt, compromise, rearrangement, receivership, insolvency, reorganization or similar debtor relief from time to time in effect affecting the rights of creditors generally (collectively, “Other Debtor Relief Law”), the maximum amount that would not otherwise cause the Obligations of such Person hereunder (or any other Obligations of such Person to the Agent, the Banks, the Issuing Banks, and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Person under such Other Debtor Relief Law, including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding. (The substantive state or federal laws under which the possible avoidance or unenforceability of the Obligations of any Co-Borrower hereunder (or any other Obligations of such Person to the Agent, the Banks, the Issuing Banks, and any other Person holding any of the Obligations) shall be determined in any such case or proceeding shall hereinafter be referred to as the “Avoidance Provisions”).
Notwithstanding the foregoing, no provision of this Section 10.06(c) shall limit the liability of any Co-Borrower for loans advanced directly or indirectly to it under this Agreement.
(d)To the extent set forth in Section 10.06(c), but only to the extent that the Obligations of any Co-Borrower hereunder would otherwise be subject to avoidance under any Avoidance Provisions if such Person is not deemed to have received valuable consideration, fair value, fair consideration or reasonably equivalent value for such transfers or obligations, or if such transfers or obligations of any Co-Borrower hereunder would render such Person insolvent, or leave such Person with an unreasonably small capital or unreasonably small assets to conduct its business, or cause such Person to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the obligations of such Person are deemed to have been incurred and transfers made under such Avoidance Provisions, then the obligations of such Person hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Obligations of such Person hereunder (or any other Obligations of such Person to the Agent, the Banks, the Issuing Banks, and any other Person holding any of the Obligations), as so reduced, to be subject to avoidance under such Avoidance Provisions. This Section 10.06(d) is intended solely to preserve the rights hereunder of the Agent, the Banks, the Issuing Banks, and any other Person holding any of the Obligations to the maximum extent that would not cause the

4812-0911-1547, v. 7

obligations of the Co-Borrowers hereunder to be subject to avoidance under any Avoidance Provisions, and none of the Co-Borrowers nor any other Person shall have any right, defense, offset, or claim under this Section 10.06(d) as against the Agent, the Banks, the Issuing Banks, and any other Person holding any of the Obligations that would not otherwise be available to such Person under the Avoidance Provisions.
(e)Each Co-Borrower agrees that the Obligations may at any time and from time to time exceed the Maximum Borrower Liability of such Person, and may exceed the aggregate Maximum Borrower Liability of all of the Co-Borrowers hereunder, without impairing this Agreement or any provision contained herein or affecting the rights and remedies of the Agent, the Banks, and the Issuing Banks hereunder.
(f)In the event any Co-Borrower (a “Funding Borrower”) shall make any payment or payments under this Agreement or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations hereunder, each other Co-Borrower (each, a “Contributing Borrower”) shall contribute to such Funding Borrower an amount equal to such payment or payments made, or losses suffered, by such Funding Borrower determined as of the date on which such payment or loss was made multiplied by the ratio of (i) the Maximum Borrower Liability of such Contributing Borrower (without giving effect to any right to receive any contribution or other obligation to make any contribution hereunder), to (ii) the aggregate Maximum Borrower Liability of all Co-Borrowers (including the Funding Borrowers) hereunder (without giving effect to any right to receive, or obligation to make, any contribution hereunder). Nothing in this Section 10.06(f) shall affect the joint and several liability of any Co-Borrower to the Agent, the Banks, and the Issuing Banks for the entire amount of its Obligations. Each Co-Borrower covenants and agrees that its right to receive any contribution hereunder from a Contributing Borrower shall be subordinate and junior in right of payment to all obligations of the Co-Borrowers to the Agent, the Banks, and the Issuing Banks hereunder.
(g)No Co-Borrower will exercise any rights which it may acquire by way of subrogation hereunder or under any other Loan Document or at law by any payment made hereunder or otherwise, nor shall any Co-Borrower seek or be entitled to seek any contribution or reimbursement from any other Co-Borrower in respect of payments made by such Person hereunder or under any other Loan Document, until Payment in Full. If any amounts shall be paid to any Co-Borrower on account of such subrogation or contribution rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Person in trust for the Agent, the Banks, and the Issuing Banks, segregated from other funds of such Person, and shall, forthwith upon receipt by such Person, be turned over to the Agent in the exact form received by such Person (duly endorsed by such Person to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, as provided for herein.
10.07Successors and Assigns.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit, any Affiliate of a Bank who is owed any of the Obligations and any Indemnitee), except that (i) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of each Bank (and any attempted assignment or transfer of any Loan Party without such consent shall be null and void), and (ii) no Bank may assign or otherwise transfer any of its rights or obligations hereunder except in accordance with this Section (and any attempted

4812-0911-1547, v. 7

assignment or transfer by any Bank that is not in accordance with this Section shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit and any Affiliate of a Bank who is owed any of the Obligations, and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent, the Issuing Banks, and the Banks)) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Any Bank may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and Loans (including for purposes of this Section 10.07(b), participations in L/C Disbursements)) at the time owing to it; provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(1)in the case of (x) an assignment of the entire remaining amount of the assigning Bank’s Commitments or Loans, (y) contemporaneous assignments to any Bank and its Approved Funds that equal at least the amount specified in clause (ii) of this Section 10.07(b)(i) in the aggregate, or (z) an assignment to an existing Bank or an Affiliate or Approved Fund of an existing Bank, no minimum amount need be assigned; and
(2)in any case not described in clause (A) of this Section 10.07(b)(i), the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or, if the Commitments are not then in effect, the Loans of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or if “Trade Date” is specified in the Assignment and Assumption, as of the “Trade Date” so specified therein) shall not be less than $5,000,000 with integral multiples of $500,000 in excess thereof, in the case of any assignment of Loans by any Bank, and, so long as no Event of Default has occurred and is continuing, the Co-Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed).
(ii)Each partial assignment of any Commitment or Loans shall be made as an assignment of a proportionate part of all the assigning Bank’s rights and obligations under this Agreement in respect of such Commitment and Loans assigned and each assignment must include a pro rata portion of the assigning Bank’s Commitment and applicable Loans.
(iii)No consent shall be required for any assignment except to the extent required by clause (B) of Section 10.07(b)(i) and, in addition:

4812-0911-1547, v. 7

(1)the consent of the Co-Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (i) an Event of Default has occurred and is continuing at the time of such assignment, or (ii) such assignment is to a Bank, an Affiliate of a Bank, or an Approved Fund; provided that the Co-Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within 5 Business Days after having received notice thereof; and provided, further, that the Co-Borrowers’ consent shall not be required during the primary syndication of the Commitments and Loans hereunder;
(2)the consent of the Agent shall be required for assignments in respect of a Commitment to a Person that is not a Bank with a Commitment, an Affiliate of such Bank, or an Approved Fund with respect to such Bank; and
(3)the consent of each Issuing Bank shall be required for any assignment of a Commitment.
(iv) The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $5,000 (provided that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment).
(v)The assignee, if it shall not already be a Bank, shall deliver to the Agent an Administrative Questionnaire.
(vi)No such assignment shall be made to (A) the Co-Borrowers or any of the Co-Borrowers’ Affiliates or Subsidiaries or (B) to any Defaulting Bank or any of its Subsidiaries, or any Person who, upon becoming a Bank hereunder, would constitute any of the foregoing Persons described in this clause (B).
(vii)No such assignment shall be made to a natural Person (or a holding company, investment vehicle in trust for, or owned and operated for the primary benefit of, a natural Person).
(viii)In connection with any assignment of rights and obligations of any Defaulting Bank hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Co-Borrowers and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Bank, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Bank to the Agent, each Issuing Bank, and each

4812-0911-1547, v. 7

other Bank hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Bank hereunder shall become effective under applicable law without compliance with the provisions of this Section 10.07(b)(viii), then the assignee of such interest shall be deemed to be a Defaulting Bank for all purposes of this Agreement until such compliance occurs.
(c)Subject to acceptance and recording thereof pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement and, in the case of an Assignment and Assumption covering all of the assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the rights referred to in Article 9 and Section 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank’s having been a Defaulting Bank. Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with Section 10.07(e).
(d)The Agent, acting solely for this purpose as a non-fiduciary agent of the Co-Borrowers, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Commitments and Loans. The entries in the Register shall be conclusive, and the Co-Borrowers, the Agent, and the Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Co-Borrowers and any Bank, at any reasonable time and from time to time, upon reasonable prior notice.
(e)Any Bank may at any time, without the consent of, or notice to, the Co-Borrowers, the Agent, or any Issuing Banks, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle in trust for, or owned and operated for the primary benefit of, a natural person), the Co-Borrowers, or any of the Co-Borrowers’ Affiliates) (a “Participant”) in all or a portion of such Bank’s rights or obligations under this Agreement (including all or a portion of its Commitments or the Loans (including such Bank’s participations in L/C Disbursements) owing to it); provided that (i) such Bank’s obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of

4812-0911-1547, v. 7

such obligations and (iii) the Co-Borrowers, the Agent, the Issuing Banks, and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. For the avoidance of doubt, each Bank shall be responsible for the indemnity under Section 10.05(b) with respect to any payments made by such Bank to its Participants. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 10.01 that affects such Participant. Each Co-Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.01, 4.02, and 4.03, (subject to the requirements and limitations therein, including the requirements under Section 4.01 (it being understood that the documentation required under Section 4.01 shall be delivered to the participating Bank)) to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to Section 10.07(b); provided that such Participant (1) agrees to be subject to the provisions of Section 10.15 as if it were an assignee under Section 10.07(b); and (2) shall not be entitled to receive any greater payment under Sections 4.01 or 4.02, with respect to any participation, than its participating Bank would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in Requirements of Law that occurs after the Participant acquired the applicable participation. Each Bank that sells a participation agrees, at the Co-Borrowers request and expense, to use reasonable efforts to cooperate with the Co-Borrowers to effectuate the provisions of Section 10.15 as though it were a bank with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Bank; provided that such Participant agrees to be subject to Section 2.15(a). Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Co-Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as the Agent) shall have no responsibility for maintaining a Participant Register.
(f)Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank (or other central bank under any central banking system established under the jurisdiction or organization of such Bank (or its parent bank)); provided that no such pledge or assignment shall release such Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.
10.08Set-off. If an Event of Default shall have occurred and be continuing, each Bank, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and

4812-0911-1547, v. 7

all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Bank, such Issuing Bank or any such Affiliate, to or for the credit or the account of any Co-Borrower or any other Loan Party against any and all of the obligations of any Co-Borrower or any other Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Bank or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Bank, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Co-Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Bank or such Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Bank shall exercise any such right of set-off, (a) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.15(a) and, pending such payment, shall be segregated by such Defaulting Bank from its other funds and deemed held in trust for the benefit of the Agent, the Issuing Banks, and the Banks, and (b) the Defaulting Bank shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Bank as to which it exercised such right of set-off. The rights of each Bank, each Issuing Bank, and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of set-off) that such Bank, such Issuing Bank, or their respective Affiliates may have. Each Bank and each Issuing Bank agrees to notify the Co-Borrowers and the Agent promptly after any such set-off and application and share such set-off pursuant to Section 2.15(a); provided that the failure to give such notice shall not affect the validity of such set-off and application.
10.09Survival. All covenants, agreements, certifications, representations and warranties made by the Co-Borrowers or any other Loan Party herein or in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or the other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent, any Issuing Bank or any Bank may have had notice or knowledge of any Default or incorrect certification, representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the occurrence of Payment in Full. The provisions of Article 4, Section 10.05, 10.25, and 10.27 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby and the occurrence of Payment in Full.
10.10Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or any Loan Document shall be deemed to include Electronic Signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may

4812-0911-1547, v. 7

be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Agent to accept electronic signatures in any form or format without its prior consent.
10.11Automatic Debit. With respect to any commitment, fee, arrangement fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent (other than any such fee or other cost or expense which the Co-Borrowers have disputed in a writing delivered to the Agent prior to such debit), the Issuing Banks, or the Banks under the Loan Documents, the Co-Borrowers hereby irrevocably authorize the Agent to debit any deposit account of Co-Borrowers with the Agent in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or the cost or expense then due, such debits will be reversed (in whole or in part, in Agent’s sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.
10.12Bank Blocked Account Charges and Procedures. Agent is hereby authorized to charge any deposit account of the Co-Borrowers or any of them maintained at Agent for any fee, cost or expense (including Attorney Costs) due and payable to the Banks under the Loan Documents. If the available balances in such deposit accounts are not sufficient to compensate the Banks for any such charges or fees due the Banks, the Co-Borrowers agree to pay on demand the amount due the Banks. Each of the Co-Borrowers agrees that it will not permit the Bank Blocked Accounts to become subject to any other pledge, assignment, Lien, charge or encumbrance of any kind, nature or description, other than the Banks’ security interest or any Lien the bank where such Bank Blocked Accounts are held may have.
10.13Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
10.14No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Loan Parties and the Banks and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.
10.15Replacement of Banks. If any Bank requests compensation under Section 4.02, or if any Co-Borrower is required to pay any additional amount to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 4.01, or in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.01, the consent of the Majority Banks shall have been obtained but the consent of one or more of such other Banks whose consent is required shall not have been obtained, or with respect to any Bank during such time as such Bank is a Defaulting Bank, then the Co-Borrowers may, at their sole expense and effort, upon notice to such Bank and the Agent, require such Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment), provided that:

4812-0911-1547, v. 7

(a)Such Bank shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.03) from the assignee (to the extent of such outstanding principal and accrued interest and fees);
(b)in the case of any such assignment resulting from a claim for compensation under Section 4.02 or payments required to be made pursuant to Section 4.01, such assignment will result in a reduction in such compensation or payments thereafter; and
(c)such assignment does not conflict with applicable Laws.
If such Bank shall refuse or fail to execute and deliver any such Assignment and Assumption prior to the effective date of such replacement as notified by the Agent, such Bank shall be deemed to have executed and delivered such Assignment and Assumption, and shall no longer be a Bank hereunder upon the payment to such Bank of an amount equal to the aggregate amount of outstanding Obligations owed to such Bank in accordance with the wire transfer instructions for such Bank on file with the Agent. A Bank shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling a Co-Borrower to require such assignment and delegation cease to apply.
10.16GOVERNING LAW AND JURISDICTION.
(a)This Agreement and the other Loan Documents (other than those containing a contrary express choice of law provision) shall be construed in accordance with, and this Agreement, such other Loan Documents, and all matters arising out of or relating in any way whatsoever to this Agreement and such other Loan Documents (whether in contract, tort, or otherwise) shall be governed by, the law of the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5-1401 of the General Obligation Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.
(b)Each Loan Party hereby irrevocably and unconditionally agrees that it shall not commence any action, litigation, or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Agent, any Bank, any Issuing Bank, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto and each other Loan Party hereby irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation, or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Agent, any Issuing Bank, or any Bank may otherwise have to bring any action or proceeding relating to any Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

4812-0911-1547, v. 7

(c)Each party hereto and each other Loan Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in Section 10.16(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.
10.17WAIVER OF JURY TRIAL. EACH PARTY HERETO AND EACH OTHER LOAN PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.18ENTIRE AGREEMENT. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE PARTIES HERETO, AND SUPERSEDES ALL PRIOR OR CONTEMPORANEOUS AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, VERBAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF.
10.19Intercreditor Agreement. Each Bank hereby agrees that it shall take no action to terminate its obligations under the Intercreditor Agreement and will otherwise be bound by and take no actions contrary to the Intercreditor Agreement.
10.20USA Patriot Act Notice. Each of the Agent, each Issuing Bank, and each Bank subject to the USA Patriot Act, hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify, and record information that identifies each Loan Party and other information that will allow the Agent, such Issuing Bank, and such Bank to identify each Loan Party in accordance with the USA Patriot Act. Each Co-Borrower hereby agrees to provide, and cause each other Loan Party to provide, such information promptly upon the request of the Agent or any Bank. Each Bank subject to the USA Patriot Act acknowledges and agrees that neither such Bank, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Bank’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any Loan Party, its Affiliates or its agents, this Agreement, the Loan Documents or the transactions hereunder or

4812-0911-1547, v. 7

contemplated hereby: (a) any identity verification procedures, (b) any record-keeping, (c) comparisons with government lists, (d) customer notices, or (e) other procedures required under the CIP Regulations or such other law.
10.21|dummy string|Treatment of Certain Information; Confidentiality.
(a)Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to Parent or one or more of the Subsidiaries (in connection with this Agreement or otherwise) by any Bank or by one or more Subsidiaries or Affiliates of such Bank and each Loan Party hereby authorizes each Bank to share any information delivered to such Bank by any Loan Parties or their Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such Subsidiary or Affiliate, it being understood that any such Subsidiary or Affiliate receiving such information shall be bound by the provisions of Section 10.21(b) as if it were a Bank hereunder. Such authorization shall survive the occurrence of Payment in Full.
(b)Each of the Agent, the Banks, and the Issuing Banks agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (iv) to any other party hereto; (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to a Co-Borrower and its obligations, this Agreement or payments hereunder; (vii) on a confidential basis to (A) any rating agency in connection with rating Loan Parties or their Subsidiaries or the credit facilities under this Agreement or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to this Agreements; (viii) with the consent of the Co-Borrowers; or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section, or (B) becomes available to the Agent, any Bank, any Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Loan Parties. In addition, the Agent and the Banks may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agent and the Banks in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section, “Information” means all information received from the Loan Parties or any of their Subsidiaries or representatives relating to the Loan Parties or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to the Agent, any Bank or any Issuing Bank on a nonconfidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries or representatives; provided that, in the case of information received from the Loan Parties or any of their Subsidiaries or representatives after the date hereof, such information is identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of

4812-0911-1547, v. 7

Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
10.23Press Release and Related Matters. No Loan Party shall, and no Loan Party shall permit any of its Affiliates to, issue any press release or other public disclosure using the name or logo or otherwise referring to the Agent, any other Bank or of any of their respective Affiliates, the Loan Documents or any transaction contemplated therein to which the Agent is party without the prior consent of the Agent or such Bank, as applicable, except to the extent required to do so under applicable law and then, in any event, such Loan Party or such Affiliate will advise the Agent or such Bank as soon as possible with respect to such press release or other public disclosure.
10.24No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Agent or any Bank shall have the right to act exclusively in the interest of the Agent and the Banks and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Parent, any Co-Borrower, any holders of Equity Interests of any Loan Party or any other Person.
10.25No Fiduciary Relationship. The relationship between the Co-Borrowers and the other Loan Parties on the one hand and the Agent, each Issuing Bank, and each Bank on the other is solely that of debtor and creditor, and neither the Agent nor any Bank has any fiduciary or other special relationship with the Co-Borrowers or any other Loan Parties, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Co-Borrowers and the other Loan Parties on the one hand and the Agent, each Issuing Bank, and each Bank on the other to be other than that of debtor and creditor
10.26Construction; Independence of Covenants.
(a)Each Co-Borrower, each other Loan Party (by its execution of the Loan Documents to which it is a party), the Agent and each Bank acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by the parties thereto. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
(b)All covenants and other agreements contained in this Agreement or any other Loan Document shall be given independent effect so that, if a particular action or condition is not permitted by any of such covenants or other agreements, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant or other agreement shall not avoid the occurrence of a Default if such action is taken or such condition exists.
10.27Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party under any Loan Document is made to the Agent, any Issuing Bank or any Bank, or the Agent, any Issuing Bank or any Bank exercises its right of set-off as to any Loan Party, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent, such Issuing Bank or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, then (a) to the extent of such recovery, the obligation or part thereof

4812-0911-1547, v. 7

originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank and each Issuing Bank severally agrees to pay to the Agent upon demand its Pro Rata Share of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
10.28Benefits of Agreement. The Loan Documents are entered into for the sole protection and benefit of the parties hereto and their permitted successors and assigns, and no other Person (other than any Related Parties of the Agent, the Banks, the Issuing Banks, and any Participants to the extent provided for in Section 10.07(e)) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, any Loan Document.
10.29Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under the Loan Documents in respect of CEA Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under any Loan Document, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the occurrence of Payment in Full. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
10.30Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

4812-0911-1547, v. 7

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
10.31Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (as defined in clause (b) below) (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity (as defined in clause (b) below) that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate (as defined in clause (b) below) of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined in clause (b) below) under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Bank shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.31, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

4812-0911-1547, v. 7

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
ARTICLE 11
CERTAIN ERISA MATTERS

(a) Each Bank (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Agent, and not, for the avoidance of doubt, to or for the benefit of the Co-Borrowers or any other Loan Party, that at least one of the following is and will be true:
(i) such Bank is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans (as defined below) with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii) the transaction exemption set forth in one or more PTEs (as defined below), such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii) (A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv) such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Bank.
(b) In addition, unless either (1) the immediately preceding clause (a)(i) is true with respect to a Bank or (2) a Bank has provided another representation, warranty and covenant in accordance with the immediately preceding clause (a)(iv), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Agent, and not, for the avoidance of doubt, to or for the benefit of the Co-Borrowers or any other Loan Party, that the Agent is not a fiduciary with respect to the assets of such Bank involved in such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

4812-0911-1547, v. 7

(c) For purposes of this Article 11, the following terms shall have the following meanings:
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I and/or IV of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

[remainder of page intentionally left blank; signature page follows]

4812-0911-1547, v. 7

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
CO-BORROWERS:

SPARK HOLDCO, LLC
SPARK ENERGY, LLC
SPARK ENERGY GAS, LLC
CENSTAR ENERGY CORP.
CENSTAR OPERATING COMPANY, LLC
OASIS POWER, LLC
OASIS POWER HOLDINGS, LLC
ELECTRICITY MAINE, LLC
ELECTRICITY N.H., LLC
PROVIDER POWER MASS, LLC
MAJOR ENERGY SERVICES LLC
MAJOR ENERGY ELECTRIC SERVICES LLC
RESPOND POWER LLC
PERIGEE ENERGY, LLC
VERDE ENERGY USA, INC.
VERDE ENERGY USA COMMODITIES, LLC
VERDE ENERGY USA CONNECTICUT, LLC
VERDE ENERGY USA DC, LLC
VERDE ENERGY USA ILLINOIS, LLC
VERDE ENERGY USA MARYLAND, LLC
VERDE ENERGY USA MASSACHUSETTS, LLC
VERDE ENERGY USA NEW JERSEY, LLC
VERDE ENERGY USA NEW YORK, LLC
VERDE ENERGY USA OHIO, LLC
VERDE ENERGY USA PENNSYLVANIA, LLC
VERDE ENERGY USA TEXAS HOLDINGS, LLC
VERDE ENERGY USA TEXAS, LLC
VERDE ENERGY USA TRADING, LLC
VERDE ENERGY SOLUTIONS, LLC
HIKO ENERGY, LLC

Each By:
Name:
Title:

PARENT:

VIA RENEWABLES, INC. (fka Spark Energy, Inc.)

By:
Name:
Title:

AGENT:

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Agent

By:
Name:
Title:

BANKS:

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as an Issuing Bank and a Bank

By:
Name:
Title:

WOODFOREST NATIONAL BANK, as a Bank

By:
Name:
Title:

BOKF, NA, A NATIONAL BANKING ASSOCIATION DBA BANK OF TEXAS, as an Issuing Bank and a Bank

By:
Name:
Title:

BANCORPSOUTH BANK, as a Bank

By:
Name:
Title:
Signature Page to Credit Agreement
Spark HoldCo, LLC, et al.
4812-0911-1547, v. 7

ORIGIN BANK, as a Bank
By:
Name:
Title:

VERITEX COMMUNITY BANK (formerly known as Green Bank), as a Bank

By:
Name:
Title:

ZIONS BANCORPORATION, N.A. DBA AMEGY BANK, as a Bank

By:
Name:
Title:

Annex II to Amendment No. 5

SCHEDULE 2.01
Commitments
Signature Page to Credit Agreement
Spark HoldCo, LLC, et al.
4812-0911-1547, v. 7

Bank	Commitment	Credit Percentage
Coӧperatieve Rabobank U.A., New York Branch	$40,000,000	17.582418%
Woodforest National Bank	$35,000,000	15.384615%
BOKF, NA, a National Banking Association dba Bank of Texas	$32,500,000	14.285714%
Wells Fargo Bank, National Association	$25,000,000	10.989011%
BancorpSouth Bank	$20,000,000	8.791209%
Origin Bank	$20,000,000	8.791209%
Veritex Community Bank (formerly known as Green Bank)	$20,000,000	8.791209%
Zions Bancorporation, N.A. dba Amegy Bank	$20,000,000	8.791209%
Gulf Capital Bank	$15,000,000	6.593406%

	$227,500,000	100%

Signature Page to Credit Agreement
Spark HoldCo, LLC, et al.
4812-0911-1547, v. 7